Exhibit 99.14(dd)

Electron Capital Partners, LLC

Final Version

COMPLIANCE MANUAL

DATED: July 2023

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I.	INTRODUCTION	1
II.	GLOSSARY OF DEFINED AND GENERAL TERMS	2
III.	COMPLIANCE MONITORING	5
IV.	ADVERTISING AND MARKETING POLICY	19
V.	SOLICITATION ARRANGEMENTS POLICY	42
VI.	PRIVATE PLACEMENT OF SECURITIES POLICY	47
VII.	ACCOUNT DOCUMENTATION AND ACCURACY OF DISCLOSURE POLICY	56
VIII.	ANTI-MONEY LAUNDERING POLICY	59
IX.	SAFEGUARDING CLIENT ASSETS POLICY	61
X.	RECORDKEEPING POLICY	66
XI.	CODE OF ETHICS	75
XII.	GIFTS & ENTERTAINMENT POLICY	86
XIII.	OUTSIDE BUSINESS, INVESTMENT CLUBS, AND PRIOR EMPLOYMENT POLICY	88
XIV.	MATERIAL NONPUBLIC INFORMATION & INSIDER TRADING POLICY	90
XV.	PORTFOLIO MANAGEMENT POLICY	101
XVI.	TRADING POLICY	103
XVII.	TRADE ERROR POLICY	114
A.	BEST EXECUTION AND SOFT DOLLAR POLICY	116
B.	VALUATION POLICY	125
C.	PRIVACY POLICY	132
D.	RED FLAGS IDENTITY THEFT POLICY	136
E.	PROXY VOTING POLICY	137
F.	BUSINESS CONTINUITY POLICY	144
G.	REGULATORY FILINGS POLICY	147
H.	USE OF SOCIAL MEDIA; COMMUNICATIONS WITH REGULATORS AND THE MEDIA; AND LITIGATION POLICY	161
I.	POLITICAL CONTRIBUTIONS POLICY	163
J.	PAYMENTS OR GIFTS TO FOREIGN OFFICIALS POLICY	170
K.	FEE BILLING AND EXPENSE ALLOCATION	173

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I.            INTRODUCTION

This Compliance Manual (the “Manual”) is designed to assist Electron Capital Partners LLC (referred to in this Manual as “Electron” or the “Company”) and its members, directors, officers, employees (as applicable), and certain other Supervised Persons (as defined in Section II) in complying with applicable securities laws and adopting an infrastructure for good business practice. Electron is a registered investment adviser with the Securities and Exchange Commission (the “SEC”). As an investment adviser registered with the SEC, Electron will be subject to certain requirements arising under the U.S. Investment Advisers Act of 1940, as amended (the “Advisers Act”), and as such Electron will be subject to regulation and oversight by the SEC. The policies and procedures in this Manual are intended to comply with the requirements of Rule 206(4)-7 of the Advisers Act, which requires all registered investment advisers to adopt and implement written policies and procedures reasonably designed to prevent violations of the Advisers Act by the adviser and its personnel.

The scope of this Manual is to provide compliance guidelines for Electron in connection with the advisory services that Electron provides to its Advisory Clients (as defined below), which presently includes private funds (each a “Fund”, collectively the “Funds”) and the underlying Investors thereof. The Manual consists of procedures relating to various aspects of Electron’s advisory business. Although each section of the Manual deals with a different compliance issue, procedures relating to certain topics may be found in more than one section. This Manual does not attempt to cover all possible situations that may arise in Electron’s advisory business. If you have any uncertainty as to how the procedures relate to a particular situation, Supervised Persons must consult Aaron Keller (the “Chief Compliance Officer”). The Chief Compliance Officer may consult with Electron’s external legal counsel and/or external compliance consultants as needed. The Chief Compliance Officer may also designate other employees to handle certain responsibilities on his behalf under this manual.

Electron is a fiduciary and therefore must serve the interests of its Advisory Clients and its Investors with the utmost care and loyalty. Each of Electron’s Supervised Persons owes the same fiduciary responsibilities to the Advisory Client and its Investors. This Manual is designed to set forth rules of conduct to be followed by Supervised Persons to ensure that they adhere to these fiduciary responsibilities and to enable the Chief Compliance Officer to monitor Supervised Persons activities so that Electron best meets its fiduciary responsibilities. Electron must adhere to a high standard of care and diligence in conducting its activities, act in accordance with prudent internal procedures and be particularly sensitive to situations in which the interest of its Advisory Clients may be even indirectly in conflict with that of Electron. Failure to comply with the procedures in the Manual could result in termination of employment or violations of the federal securities laws that could lead to criminal and civil penalties.

II.            GLOSSARY OF DEFINED AND GENERAL TERMS

A.	Defined Terms

In this Manual, unless the context otherwise requires, the following words shall have the following meaning:

Access Person	“Access Person” means any Supervised Person, including any officer, director, employee, or principal of the Company who: (i) has access to nonpublic information regarding (x) any Client’s purchase or sale of Securities (as defined below) or (y) the portfolio holdings of any Reportable Fund; or (ii) is involved in making Securities recommendations to Clients, or has access to such recommendations that are nonpublic. For purposes of this Code of Ethics, the term “Access Persons” shall also include all directors, officers and principals of the Company and any other person so designated by the Chief Compliance Officer.
Advisers Act	“Advisers Act” means the Investment Advisers Act of 1940, as amended, and the rules, regulations, and interpretations promulgated thereunder by the SEC.
Chief Compliance Officer	“Chief Compliance Officer” means that person designated by the Company, including his or her designees, as applicable, who is primarily responsible for implementing and enforcing the Policies adopted by the Company in accordance with Rule 206(4)-7 under the Advisers Act and set forth in this Manual. The Chief Compliance Officer of the Company is Aaron Keller.
CFTC	“CFTC” means the Commodity Futures Trading Commission and its staff.
Client	“Client” means any Private Fund or Managed Account Client with respect to which the Company provides investment advisory (or sub-advisory) services, and any other party with whom the Company enters into an agreement to provide investment advisory services.
Commodity Exchange Act	“Commodity Exchange Act” means the Commodity Exchange Act, as amended, and the rules, regulations and interpretations promulgated thereunder by the CFTC.
Company	“Company” means Electron Capital Partners, LLC, and each of its advisory affiliates, which, for purposes of this Manual, shall include its partners, members, directors, officers, employees, subsidiaries and other affiliates. An advisory affiliate means: (i) all of the Company’s current employees (other than employees performing only clerical, administrative, support or similar functions); (ii) all of the Company’s officers, partners or directors (or any person performing similar functions); and (iii) all persons directly or indirectly controlling the Company or controlled by the Company. All Policies included in this Manual shall apply to the Company unless expressly stated to the contrary in a specific Policy.

ComplianceAlpha[1]	The web-based software system through which Supervised Persons are required to submit all forms noted herein.
CPO	“CPO” means a commodity pool operator within the meaning of Part 4 of the CFTC Regulations.
CTA	“CTA” means a commodity trading advisor within the meaning of Part 4 of the CFTC Regulations.
ERISA	“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules, regulations, and interpretations promulgated thereunder by the DOL.
Exchange Act	“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules, regulations, and interpretations promulgated thereunder by the SEC.
FINRA	“FINRA” means the Financial Industry Regulatory Authority, Inc. and its staff.
Funds	“Funds” refers to the pooled investment vehicles to which Electron provides investment advisory services.
Investment Management Agreement	“Investment Management Agreement” means the contract that outlines the conditions under which the Company provides investment advisory (or sub-advisory) services to its Clients.
Investor	Investors in, or beneficial owners of, the Funds.
IRC	“IRC” means the Internal Revenue Code of 1986, as amended, and the rules, regulations, and interpretations promulgated thereunder by the IRS
IRS	“IRS” means the Internal Revenue Service and its staff.
Legal Organization	“Legal Organization” means any corporation, general partnership, limited partnership, limited liability company, trust (other than a trust where a natural person is the only primary beneficiary) or other legal organization.
Managed Account	“Managed Account” means, with respect to each Managed Account Client, (i) all cash, securities and other financial instruments and assets of the Managed Account that a Managed Account Client places under the supervision of the Company from time to time, plus (ii) all investments, reinvestments and proceeds of the sale thereof, including, without limitation, all dividends and interest thereon, and all appreciation thereof and additions thereto, less depreciation thereof and withdrawals therefrom.

1 Please log into ComplianceAlpha at to view templates of any of the forms discussed in this Manual.

Managed Account Client	“Managed Account Client” means any person that places a Managed Account under the supervision of the Company pursuant to an Investment Management Agreement entered into between the Company and such person.
Managing Member	“Managing Member” means James “Jos” Shaver.
Manual	“Manual” means this compliance manual adopted by the Company, including each Policy listed on the Table of Contents hereof and all exhibits and appendices attached thereto.
NFA	“NFA” means the National Futures Association and its staff.
NASDAQ	“NASDAQ” means the NASDAQ Stock Market, Inc.
Private Fund	“Private Fund” means any Legal Organization that would be an investment company under the Investment Company Act except for an exception from the definition of investment company under Section 3 of the Investment Company Act (usually pursuant to Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act).
SEC	“SEC” means the United States Securities and Exchange Commission and its staff.
Securities Act	“Securities Act” means the Securities Act of 1933, as amended, and the rules, regulations, and interpretations promulgated thereunder by the SEC.
Supervised Person	“Supervised Person” means any partner, member, officer, director (or other person occupying a similar status or performing similar functions), or employee of the Company, or other person who provides investment advice on behalf of the Company and is subject to the supervision and control of the Company.

III.            COMPLIANCE MONITORING

A.	Administration of Compliance Program - General Policy

Rule 206(4)-7 promulgated by the SEC under the Advisers Act (the “Compliance Rule”) requires each registered investment adviser to: (i) adopt and implement written policies and procedures that are reasonably designed to prevent violations of the Advisers Act and the rules promulgated by the SEC thereunder by such adviser or any of its supervised persons; (ii) designate a Chief Compliance Officer responsible for administering such policies and procedures; and (iii) at least annually, conduct a review of the adequacy of such policies and procedures and the effectiveness of their implementation. The Company is committed to complying in all respects with the Compliance Rule and all applicable law related thereto. To the extent that the Chief Compliance Officer discovers material violations of the Company’s policies and procedures, the Chief Compliance Officer shall, in consultation with Senior Management and/or necessary third parties, such as legal counsel and/or external compliance consultants, work with the appropriate personnel to promptly address such violations, and to either revise existing, or develop new, policies and procedures as may be necessary to prevent such violations from reoccurring in the future.

B. Designation of Chief Compliance Officer

The Company shall employ a Chief Compliance Officer who is knowledgeable about Federal securities laws and regulations and is empowered with authority to develop and enforce appropriate policies and procedures for the Company. The identity of the Chief Compliance Officer of the Company is set forth in the Glossary of this Manual. The Chief Compliance Officer reports directly to the Managing Member and has full responsibility and authority to develop and enforce this Manual. The Chief Compliance Officer may delegate, subject to his or her supervision, any of his or her responsibilities to another person (e.g., all references to the Chief Compliance Officer in these policies and procedures will include any and all delegates of the Chief Compliance Officer). In addition, the Chief Compliance Officer has the authority to waive any of the requirements included in the policies and procedures in his or her discretion.

C. Adoption of and Revisions to Policies and Procedures

The Company has adopted the policies and procedures set forth in this Manual in compliance with the Advisers Act and the rules promulgated thereunder. The Chief Compliance Officer is primarily responsible for administering the policies and procedures that the Company has adopted under this Manual. On an ongoing basis the Chief Compliance Officer shall oversee the operation of the Company’s policies and procedures as set forth in this Manual and shall assess their adequacy and effectiveness in light of significant compliance events, changes in the Company’s or a Client’s business arrangements, regulatory developments and/or for any other reason deemed appropriate by the Chief Compliance Officer. All new or materially revised policies and procedures, or a summary thereof, shall be distributed to all employees of the Company promptly upon their adoption.

In light of the worldwide Covid-19 pandemic impacting the Company in 2020, and the Company’s decision to move its operations to a remote-working environment temporarily, Access Persons are reminded that they are expected to continue to adhere to the Company’s policies outlined in this Manual and to take precautions to ensure that their responsibilities to the Funds and the Company continue to be satisfied. In particular, Access Persons are cautioned and reminded of the following guidelines which should be considered in light of the applicable circumstances of their remote work environment: (i) the importance of utilizing Company-supplied equipment with security features whenever accessing Company systems remotely; (ii) the importance of ensuring data relating to the Company, the Funds and/or Investors is accessed and utilized in the secure environment organized and managed by the Company (as such, Access Persons are reminded that they should not be downloading such data to their local desktops or emailing such data to their personal email accounts or otherwise exposing such data to less secure environments); (iii) consideration of the need to update local Wi-Fi network and default passwords for any network equipment utilized in the home and, where possible, the ability to create separate personal and work Wi-Fi networks to restrict access to the network being utilized for work; (iv) consideration of the dynamics of the location from within the home or other remote work location being utilized so as to limit the possibility of persons overhearing Company-related conversations or otherwise being exposed to confidential and proprietary or sensitive information relating to the Company and its Clients; and (v) consideration of the need to limit the printing or creation of hard copies of confidential and proprietary or sensitive documents in the absence of a legitimate business reason to do so to further restrict the potential for unintended disclosures or access to such documents, and to use shredders, blackout or redaction sharpies etc. and other physical safeguards to dispose of hard copies of such documents once the need for such hard copies no longer exists. The Company reserves the right to communicate specific additional requirements that Access Persons must follow in such circumstances.

Failure to comply with this policy may have very serious consequences for Access Persons and for the Company, including suspension or termination of employment or association with the Company, as well as the possibility that Access Persons might be civilly or criminally prosecuted for misusing the information.

D. Review of Policies and Procedures

1. Annual Review

In accordance with the Compliance Rule, the Chief Compliance Officer, or his designee, shall conduct a review of each of the Company’s policies and procedures on a basis no less than annually in order to ensure the effectiveness of such policies and procedures in the prevention of violations of applicable Federal Securities Laws. The review shall consider:

●	material compliance matters or violations that arose during the previous year;

●	changes in the business activities of the Company or its affiliates or its Clients, as appropriate; and

●	changes to the Advisers Act or to any other applicable law, rule or regulation.

As part of the review of the effectiveness of the implementation of the Company’s compliance program, the Chief Compliance Officer shall assess the need to revise the Company’s policies and procedures and, to the extent necessary, revise them in accordance with “Adoption of and Revisions to Policies and Procedures” above.

In addition, in conducting the annual review of compliance with the Company’s policies and procedures, the Chief Compliance Officer may, in addition to any other activity the Chief Compliance Officer deems appropriate:

●	review the actions of employees and firm records to ensure compliance with the Company’s written policies and procedures in order to identify violations;

●	follow-up on “red flags” indicating potential wrongdoing that have come to the Chief Compliance Officer’s attention;

●	conduct interviews with personnel involved in management, operations, trading and other related activities; and

●	review written materials and documentation prepared by Company personnel, its representatives and agents, etc.

Notwithstanding the above, the Chief Compliance Officer’s review may encompass aspects not listed above, so that the Chief Compliance Officer is able to appropriately target the review to the source of the identified problem(s), if any.

The Chief Compliance Officer’s annual report may consider the following:

●	all material violations of the Company’s policies and procedures and any corrective measures taken;

●	the effectiveness of the policies and procedures of the Company since the last report;

●	any material changes to the Company’s policies and procedures since the last report;

●	any recommendations for material changes to the policies and procedures as a result of the annual review;

●	any material violations of investment guidelines relating to Funds and Managed Accounts; and

●	any material compliance matters or violations since the date of the last report, including such violations that may not be individually material but, in the opinion of the Chief Compliance Officer, collectively suggest material weakness in the Company’s compliance program.

Copies of any compliance reports, as well as any other records that document the Company’s review of the effectiveness of its policies, shall be maintained in accordance with the requirements of the Company’s Recordkeeping Policy.

2. Interim Review

In addition to the annual review required by the Advisers Act and this Policy, the Chief Compliance Officer may, as determined by the Chief Compliance Officer in his sole discretion, conduct interim reviews of applicable policies and procedures in response to significant compliance events, changes in the Company’s or a Client’s business arrangements, regulatory developments and/or for any other reason.

E. Training of Employees

The Chief Compliance Officer shall be responsible for ensuring that all Supervised Persons receive initial training and continuing education necessary to understand and meet applicable requirements of the Manual. At least annually, the Chief Compliance Officer will provide (or arrange for a qualified third party to provide) initial and ongoing training pertaining to the Company’s compliance program to all Supervised Persons so that Supervised Persons understand and are prepared to meet the applicable requirements under the program. The Chief Compliance Officer is not expected to conduct annual one-on-one training sessions with any Supervised Person unless deemed warranted in the Chief Compliance Officer’s discretion. The Chief Compliance Officer shall be available on an ongoing basis to answer any questions that may be raised by Supervised Persons in connection with the Manual.

Upon becoming a Supervised Person, the Chief Compliance Officer shall promptly deliver to each such Supervised Person a copy of the Manual. All Supervised Persons will be required to acknowledge as soon as possible following their initial hire date, or upon receipt of this Manual (as the case may be), and on an annual basis thereafter, that they have read and understand the Manual and Code of Ethics by completing a Compliance Manual/Code of Ethics Acknowledgement using ComplianceAlpha. See Exhibit A.

In addition, the Chief Compliance Officer shall deliver to each Supervised Person each updated copy of the Manual. Each Supervised Person must complete the Compliance Manual Acknowledgement Form using ComplianceAlpha, confirming that such Supervised Person has received a copy of the updated Compliance Manual, that he or she has read and understands the updated Manual and that he or she shall comply with all applicable updated policies and procedures. See Exhibit B.

The Chief Compliance Officer shall have the authority to exempt certain Company personnel (either wholly or partially) from this requirement (particularly with respect to clerical staff and other similar personnel). Newly hired Company personnel that are deemed to be Access Persons are responsible for reporting their initial holdings by completing an Initial Holdings Report using ComplianceAlpha within 10 calendar days of becoming an Access Person (e.g. the new employee’s hire date). See Exhibit G.

F. Reporting Suspected Violations of Law

All Company personnel should, and are encouraged to, report any suspected or actual violations of applicable law or Company policies and procedures either to their supervisor or directly to the Chief Compliance Officer. Supervisors are required to report any personnel reports to the Chief Compliance Officer. If a suspected or actual violation involves the Chief Compliance Officer, employees should contact the Managing Member of Electron. The Company shall, to the extent reasonably possible, keep confidential the information reported and the source of that information, other than on a need-to-know basis as determined in the sole discretion of the Chief Compliance Officer or the Managing Member in violations involving the Chief Compliance Officer, or as required by operation of law. Should an employee wish to report a violation or potential violation anonymously to the Chief Compliance Officer or other member of Senior Management, such employee may do so.

Nothing in this or any Company policy or agreement shall be construed to prevent you from:

(i)	reporting to, communicating with, contacting, responding to an inquiry (including a subpoena) from, cooperating with, providing relevant information to or otherwise participating or assisting in an investigation conducted by: (A) any federal, state or local governmental or regulatory body or official(s) or self-regulatory organization regarding a possible violation of any state or federal laws or regulations that has occurred, is occurring or is about to occur, including, but not limited to, the Department of Justice, the Securities and Exchange Commission (the “SEC”) and any other equivalent office of a federal or state agency or Inspector General; or (B) the Equal Employment Opportunity Commission, the National Labor Relations Board or any other governmental authority with responsibility for the administration of labor or employment laws regarding a possible violation of such laws.

(ii)	Disclosing Company trade secrets in the following circumstances:

a.	solely for the purpose of reporting or investigating a suspected violation of law, including as specified in paragraph (i);

b.	to a lawyer in connection with any lawsuit brought in retaliation for reporting a suspected violation of law; and

c.	in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

(iii)	Using Company trade secrets in any lawsuit brought in retaliation for reporting a suspected violation of law so long as court filings that include documents containing trade secrets are filed under seal and trade secrets are not disclosed except as may be provided by court order.

The Company wants you to be aware that:

(a)	(i) you have the right not be retaliated against for reporting, either internally to the Company or to any governmental agency or entity or self-regulatory organization (including, for example, the SEC), information that you reasonably believe relates to a possible violation of law, including the securities laws, and (ii) it is unlawful to retaliate against anyone who has reported potential misconduct either internally or to any governmental agency or entity, or self-regulatory organization. Retaliatory conduct includes discharge, demotion, suspension, threats, harassment and any other manner of discrimination in the terms and conditions of employment because of any lawful act you may have performed; and

(b)	the Company may not require you to withdraw reports or filings alleging possible violations of federal, state or local law or regulation, or offer you any kind of inducement, including payment, to do so.

G.	Whistleblower / Non-Reprisal

In order to ensure compliance with non-retaliation provisions of applicable whistleblower laws and regulations (including, but not limited to, Securities Exchange Act Rule 21F-17), Electron will ensure that each confidentiality, severance or other type of employment-related agreement Electron enters into with any Employee upon or after the effective date of this Manual shall include language substantially similar to the following:

“Nothing in this [agreement] shall prohibits [Employee] from reporting possible violations of federal or state laws or regulations to any federal or state governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal or state laws or regulations. I do not need the prior authorization of Electron thereof to make any such reports or disclosures and I am not required to notify Electron that I have made such reports or disclosures.”

The Chief Compliance Officer shall report to Senior Management the status of the Company’s employees’ compliance with the Company’s policies and procedures, as part of the Chief Compliance Officer’s annual report. Compliance issues that may not be individually material may collectively suggest material weaknesses in compliance programs of the Company and shall be brought promptly to the attention of the appropriate members of Senior Management by the Chief Compliance Officer.

H. Sanctions for Violations

Violations of the Company’s compliance program, failures to comply with applicable law and other types of misconduct that may or may not result in a breach of the Company’s fiduciary duties to its Clients can threaten the Company’s business and reputation.

Violations of applicable law and/or the Company’s compliance program, and/or other types of misconduct, may subject an employee to disciplinary actions, including, but not limited to, disgorgement of profits, demotion, suspension, or termination. In determining the appropriate disciplinary action to impose, the Chief Compliance Officer, in conjunction with Senior Management and legal counsel if deemed necessary, may consider any factor they deem relevant, including, but not limited to:

(i)	the nature of the violation and the ramifications of the violation to the Company and its Clients;

(ii)	whether the employee was directly or indirectly involved in the violation;

(iii)	whether the violation was willful or unintentional;

(iv)	whether the violation represented an isolated occurrence or a pattern of conduct;

(v)	whether the employee in question reported the violation;

(vi)	whether the employee withheld relevant or material information concerning the violation;

(vii)	the degree to which the employee cooperated with the investigation;

(viii)	the disciplinary action previously imposed for similar violations;

(ix)	the employee’s past violations, if any;

(x)	whether the violation constituted a fraudulent or illegal act; and

(xi)	any other facts deemed to be material by the Chief Compliance Officer, Senior Management or the Company’s legal counsel.

I. CONFLICTS OF INTEREST

1) Background

Conflicts of interest may exist between various individuals and entities, including the Company, Supervised Persons, and current or prospective Clients. Any failure to identify or properly address a conflict can have severe negative repercussions for the Company, its Supervised Persons, and/or Clients. In some cases, the improper handling of a conflict could result in litigation and/or disciplinary action.

Section 206(2) of the Advisers Act prohibits investment advisers from engaging in any transaction, practice, or course of business which operates as a fraud or deceit upon any client or prospective client whereas Section 206(4) of the Advisers Act prohibits investment advisers from engaging in any act, practice, or course of business which is fraudulent, deceptive, or manipulative. Rule 206(4)-8(a) under the Advisers Act effectively extends this prohibition so as to apply to pooled investment vehicle investors or prospective investors. A failure to identify, disclose and/or manage a conflict of interest could constitute a violation of any of these provisions.

2) Policies and Procedures

The Company’s policy is to disclose, mitigate, and/or eliminate all identified conflicts of interest in the best interests of its Clients. In the event that a conflict of interest arises between Clients, the Company’s policy is to seek to resolve such conflict as fairly as possible in relation to all parties.

3) Understanding and Identifying Conflicts of Interest

the Company’s policies and procedures have been designed to identify and properly disclose, mitigate, and/or eliminate applicable conflicts of interest. Supervised Persons should refer to applicable sections of this Manual when conducting the activities addressed therein. To the extent such activities entail an actual, potential, or apparent conflict of interest, the relevant Manual section will typically provide guidance or instructions as to how to proceed. If a Supervised Persons has any questions about the contents of this Manual or any particular section thereof, they should contact the CCO to discuss further.

The Company requires Supervised Persons to complete a Compliance Questionnaire upon joining the Company and at least annually thereafter within the ComplianceAlpha system. Many of these questions are intended to identify actual or potential conduct that could constitute an actual, potential, or apparent conflict of interest. If a Supervised Person has any questions about the questions included in the Compliance Questionnaire, they should contact the CCO to discuss further.

However, written policies and procedures cannot address, and a compliance questionnaire cannot anticipate every potential conflict. With this in mind, Supervised Persons should be cognizant of any and all potential conflicts of interest regardless of whether the Company has contemplated them or not in its existing policies and procedures and/or the Compliance Questionnaire. Upon identifying such a potential conflict of interest, Supervised Persons should bring it to the attention of the CCO as soon as possible so that the Company can assess the potential conflict and take the necessary steps to properly address it.

While it is not possible to provide a precise or comprehensive definition of a conflict of interest, the Company is providing the following guidance to better enable Supervised Persons to recognize potential conflicts of interest:

●	One factor that is common to many conflict of interest situations is the possibility that the Company’s or a Supervised Person’s actions or decisions will be affected because of actual or potential differences between or among the interests of the Company, Clients, and/or the Supervised Person’s own personal interests. If you suspect that any of these parties’ interests may not be aligned and that this could affect your or the Company’s decisions or actions, a potential conflict of interest may exist.

●	A situation may be found to involve a conflict of interest even if it does not result in any financial loss to the Company, or Clients, or any gain to the Company, certain Clients, and/or the Supervised Persons, and irrespective of the motivations of the Company or the Supervised Persons involved. Such factors should not prevent you from notifying the CCO of a potential conflict of interests.

4) Addressing Conflicts of Interest

As stated above, the Company’s policies and procedures have been designed to identify and properly disclose, mitigate, and/or eliminate applicable conflicts of interest. The following procedures apply to potential conflicts of interest that may not currently be anticipated by such existing policies and procedures.

The CCO is responsible for determining how to address a newly identified potential conflict of interest. Employees/Supervised Persons should not seek to address a potential conflict of interest without the CCO’s involvement unless it is not possible to contact the CCO on a timely basis. In such situations, Supervised Persons should use good judgment in identifying and responding appropriately to actual or apparent conflicts and notify the CCO of the potential conflict and their conduct in response as soon as possible thereafter.

The following principles govern the Company’s approach to addressing conflicts of interest.

●	To the extent possible, potential conflicts of interest should be resolved in such a way so as to prevent the potential conflict of interest from becoming an actual or apparent conflict of interest.

●	To the extent possible, conflicts of interest that involve the Company and/or its Supervised Persons on one hand, and Clients on the other hand, will generally be disclosed and resolved in a way that favors the interests of Clients over the interests of the Company and its Supervised Persons.

●	In some instances, conflicts of interest may arise between Clients. The Company will seek to resolve these conflicts in a way that is as fair and reasonable for all affected parties, even if the ultimate resolution could nevertheless disadvantage or appear to disadvantage one or more of the parties to some extent. If possible, the Company will seek to obtain informed consent to its proposed resolution from the affected parties or their representatives. In all cases, the Company will disclose both the conflict and its ultimate resolution to (at least) the affected parties.

It may sometimes be beneficial for the Company to be able to demonstrate that it carefully considered particular conflicts of interest. The CCO may use the attached Conflicts of Interest Log to document the Company’s assessment of, and response to, such conflicts.

Conflicts of Interest Log

Actual or Apparent Conflict between:		Conflict Description	Mitigating Disclosures Summary	Mitigating Controls Summary	Date of Inclusion on the Log[2]
Party or Parties	Party or Parties

2 Conflicts of interest may have been recognized and appropriately addressed prior to their addition to this Conflicts log.

J. Review of Third-Party Service Providers

1) Background

Unaffiliated third-parties help the Company provide investment advisory services to its Clients. The failure of a third-party service provider to meet its contractual obligations could damage the Company’s reputation, cause violations of the Federal Securities Laws, and/or harm the Company’s Clients.

2) Policies and Procedures

The Company must conduct due diligence prior to retaining any third-party service providers that are involved in Electron’s provision of investment advisory services, or that have contact with the Clients. Electron will maintain any documentation associated with this due diligence process.

The following Employees oversee the Company’s relationships with its third-party service providers:

Service Provider	Service Provider’s Contact Person	Responsible Employee
Enfusion	Helen Su	Aaron Keller
Backstop	Robert Bauman	Aaron Keller
Morgan Stanley	Dan Chesner	Aaron Keller
Goldman Sachs	Kristin Maule	Aaron Keller
UBS	Brad Lutzer	Aaron Keller
KPMG	Gus Kalliaras	Aaron Keller
Time Shred	Megan Moore	Aaron Keller
Atlas Technica	Ricardo Estevez	Aaron Keller

The Responsible Employees noted above must:

●	Ensure that they understand the specific services to be provided;

●	Ensure that the service provider’s obligations are described in detail in a written contract executed by the provider;

●	Ensure that the cost of services is reasonable relative to the value, particularly with respect to any services paid for by the Clients;

●	Review the provider’s service levels at least annually. Such reviews should be completed each year. While such reviews may be informal, the Responsible Employee should, at a minimum, elicit feedback from those Employees who actually use the services. More detailed reviews of service providers, including on-site visits or the review of due diligence questionnaires, may be conducted as necessary. Such reviews may address, as applicable,

o	The service provider’s satisfaction of contractual obligations;

o	The cost of the service;

o	The service provider’s responsiveness to Electron;

o	Whether technology used by the service provider enhances or impedes the services being provided;

o	The service provider’s procedures for the safeguarding of information provided in order to perform services, including whether personal information of investors may be accessed and related cyber-security controls;

o	The service provider’s organizational structure; o The service provider’s institutional resources; o The service provider’s internal controls;

o	The service provider’s business continuity plans;

o	Conflicts of interest between the service provider and Electron or the Funds;

o	Any changes since the time of the last review affecting the provider or the services under consideration;

o	Any anticipated changes that will affect the provider or the services under consideration; and

o	Any other applicable considerations.

●	Notify the CCO when each review is complete. The Responsible Employee should tell the CCO about any material findings and should provide the CCO with copies of any documentation or work papers associated with the review.

If a Responsible Employee believes that a third-party service provider is not meeting its contractual obligations, or is otherwise providing inadequate services, he or she should promptly report the issue to the CCO.

3) Approval of Arrangements

Prior to the engagement of an affiliated entity for services to be provided to the Funds, the Compliance Departments must review the proposed engagement. Each request for approval must be received in advance of the commencement of services and include a description of all expenses that will be paid by the relevant Funds and all other material economic terms. The Compliance Departments will consider the following in processing each request whether the proposed engagement is in compliance with Client requirements or guidelines, including any requirements set forth in the applicable fund offering documents or investment management agreement or other documents;

●	whether Client notice or approval requirements apply and how they will be satisfied; and

●	whether the fees and expenses charged are reasonable compared to similarly qualified unaffiliated third-party service providers OR whether the fees and expenses are explicitly disclosed in the applicable Fund offering documents without any claims being made that such rates are at or below market rates.

4) Disclosure

All engagements of affiliated entities and amounts paid to such affiliates, including salary reimbursements of on-site personnel, must be disclosed to the applicable Funds in audited financial statements, Form ADV Part 2A, and other reporting to the Funds. The affiliate or related party engagement disclosure notes in such financial statements must be reviewed and approved by the Compliance Departments prior to their release to Private Fund Investors.

If required by the terms of the applicable Fund offering documents, Electron must also disclose the engagement of affiliated entities to the advisory boards of the Funds. Such disclosure must be reviewed and approved by the Compliance Departments before it is distributed to Fund investors and members of such advisory boards

5. Written Agreements with Competitive Terms

As a general matter, The Company endeavors to engage service providers that serve the best interest of its Clients. All service agreements with affiliated entities must be set forth in writing.

K. Client Complaints

As a fiduciary, the Company is committed to promptly responding to all Client complaints regarding any aspect of the Company’s advisory or other activities. A complaint is generally defined as any written statement of any Client or Investor or any person acting on behalf of an Investor or any Client, alleging a grievance regarding an act or omission of the Company, its employees and/or representatives, in connection with the solicitation of, execution of, or performance of: (i) any transaction, (ii) the disposition of securities or funds, or (iii) the Clients’ policies.

1. Internal Reporting of Certain Communications and Inquiries

Any Supervised Person who receives a communication or inquiry (whether orally or in writing) from any Client or Investor that questions or lodges complaints about the advisory or other activities of the Company or any of its Supervised Persons must promptly report such communication or inquiry to the Chief Compliance Officer.

2. Procedure for Resolving Complaints

If the Chief Compliance Officer determines that a particular communication or inquiry constitutes a complaint, the Company must promptly respond to such complaint. The Chief Compliance Officer, in consultation with Senior Management, is responsible for ensuring that a response is provided.

3. Complaint Resolution File

The Chief Compliance Officer (with the assistance of any Company personnel responsible for the relationship with the Client or Investor) shall document the resolution of each complaint by maintaining the following in a formal complaint file: (i) each written complaint received by the Company, (ii) a written summary of such oral complaints received by the Company as the Chief Compliance Officer deems appropriate (such documented oral complaints together with all written complaints, “Complaints”), (iii) the date the Company received each such Complaint, (iv) the Company’s written or other response to each such Complaint, and (v) the date the Company responded to each such Complaint. Any additional communications received from or given to any Client or Investor with respect to a Complaint must also be placed or documented in the Company’s complaint file, which is maintained by the Chief Compliance Officer.

IV.            ADVERTISING AND MARKETING POLICY

Rule 206(4)-1 under the Advisers Act (the “Marketing Rule”) addresses investment adviser advertising and marketing. The Marketing Rule includes seven general, principles-based prohibitions and also sets out requirements for certain advertising and marketing practices, including the use of testimonials, endorsements, and third-party ratings. Additionally, the Marketing Rule sets out requirements with respect to the presentation of performance returns, including the presentation of gross and net returns, certain prescribed time periods, and the use of related performance, extracted performance and predecessor performance, in each case as defined in the Marketing Rule and summarized below.

Additionally, the Advisers Act’s broad anti-fraud provisions apply to all written correspondence. Even items that are excluded from the Marketing Rule’s definition of an advertisement must not contain any false or misleading statements. Section 4(a)(2) of the Securities Act and Sections 3(c)(1) and 3(c)(7) of the IC Act generally require any offering of a private fund to either (a) be made in a way that does not involve a public solicitation, or (b) only involve investors that the issuer has reasonably determined to be accredited.

Definition of an “Advertisement”

The Marketing Rule defines an advertisement to include communications offering advisory services, as well as compensated solicitation activities. Specifically, the rule defines an advertisement as follows:

●	Any direct or indirect communication an investment adviser makes to more than one person, or to one or more persons if the communication includes hypothetical performance (as defined below), that offers the investment adviser’s investment advisory services with regard to securities to prospective clients or investors in a private fund (as defined below) advised by the investment adviser, or offers new investment advisory services with regard to securities to current clients or investors in a private fund advised by the investment adviser, but does not include:

o	Extemporaneous, live, oral communications;

o	Information contained in a statutory or regulatory notice, filing, or other required communication, provided that such information is reasonably designed to satisfy the requirements of such notice, filing, or other required communication; or

o	A communication that includes hypothetical performance that is provided: in response to an unsolicited request for such information from a prospective or current client or investor in a private fund advised by the investment adviser; or to a prospective or current investor in a private fund advised by the investment adviser in a one-on-one communication.

●	Any endorsement or testimonial (as defined below) for which an investment adviser provides compensation, directly or indirectly, but does not include any information contained in a statutory or regulatory notice, filing, or other required communication, provided that such information is reasonably designed to satisfy the requirements of such notice, filing, or other required communication.

For the purpose of the Marketing Rule and for understanding the definition of advertisement:

●	Hypothetical performance means performance results that were not actually achieved by any portfolio of the investment adviser, including, but not limited to: (1) performance derived from model portfolios; (2) performance that is backtested by the application of a strategy to data from prior time periods when the strategy was not actually used during those time periods; and (3) targeted or projected performance returns with respect to any portfolio or to the investment advisory services with regard to securities offered in the advertisement.

However, hypothetical performance does not include any interactive analysis tool provided such tool meets certain criteria or predecessor performance (as defined below).

●	Portfolio means a group of investments managed by an investment adviser. Note, a portfolio may be an account or a private fund.

●	Private fund means any issuer that would be an investment company, as defined in section 3 of the IC Act, but for section 3(c)(1) or 3(c)(7) thereof.

One-on-One Communications

One-on-one communications to Clients, Investors, or prospective Clients or Investors are generally not considered advertisements under the Marketing Rule. Such communications are nonetheless subject to the general anti-fraud provisions of the Advisers Act, including that they are accurate and not misleading. Additionally, one-on-one communications that include hypothetical performance are considered advertisements subject to the requirements of the Marketing Rule, unless they fall within the exceptions summarized above.

Materials delivered in a series of individual communications are not considered one-on-one communications under the Marketing Rule. For example, a standardized tear sheet or pitchbook is considered an advertisement even if it is delivered to prospective Clients or Investors in individual meetings or by individual emails. Similarly, if customized materials include duplicate inserts, those duplicated materials will be considered advertisements subject to the requirements of the Marketing Rule.

Indirect Communications Offering Advisory Services

In some cases, a communication made by a third party may be considered an advertisement by an investment adviser if the communication is deemed an indirect communication by the investment adviser under Rule 206(4)-1(e)(1)(i). For example, statements offering advisory services provided by an investment adviser for dissemination by an intermediary are indirect communications by the adviser that fall within the definition of advertisement. Whether or not a communication is made by the investment adviser depends on the facts and circumstances. Generally, if the adviser participated in the creation of the statement, or otherwise authorized its dissemination, it will be considered an advertisement. Additionally, if an investment adviser explicitly or implicitly endorses or shares third-party content, such content will be considered a communication by the adviser. On the other hand, if a third party independently makes a communication or changes the content of a communication without the adviser’s consent, that would not be an indirect communication by the adviser.

Principles-Based General Standards Applicable to all Advertisements

The Marketing Rule prohibits investment advisers from directly or indirectly disseminating any advertisement that:

●	Includes any untrue statement of a material fact, or omits to state a material fact necessary in order to make a statement made, in the light of the circumstances under which it was made, not misleading;

●	Includes a material statement of fact that the adviser does not have a reasonable basis for believing it will be able to substantiate upon demand by the SEC;

●	Includes information that would reasonably be likely to cause an untrue or misleading implication or inference to be drawn concerning a material fact relating to the investment adviser;

●	Discusses any potential benefits to clients or investors connected with or resulting from the investment adviser’s services or methods of operation without providing fair and balanced treatment of any material risks or material limitations associated with the potential benefits;

●	Includes a reference to specific investment advice provided by the investment adviser where such investment advice is not presented in a manner that is fair and balanced;

●	Includes or excludes performance results, or presents performance time periods, in a manner that is not fair and balanced;

●	Violates other specific restrictions pertaining to performance, as discussed below;

●	Contains a testimonial or endorsement, as defined and except for as provided below;

●	Contains a third-party rating, as defined and except as provided for below; or

●	Is otherwise misleading.

Presentation of Performance Returns

Performance Prohibitions

The Marketing Rule prohibits certain practices with respect to the presentation of performance returns in advertisements unless the advertisement complies with the specific requirements set out in the rule. Specifically, the Marketing Rule includes the following prohibitions:

●	Prescribed 1-, 5-, and 10-year time periods[1]. Prohibition on the use of any performance results, of any portfolio or any composite aggregation of related portfolios (as defined below), unless the advertisement includes performance results of the same portfolio or composite aggregation for 1-, 5-, and 10-year periods, each presented with equal prominence and ending on a date that is no less recent than the most recent calendar year-end; except that if the relevant portfolio did not exist for a particular prescribed period, then the life of the portfolio must be substituted for that period. Note that the requirement to show 1-, 5-, and 10- year returns does not apply when showing private fund performance.

●	Claims with respect to SEC approval. Prohibition against including any statement, express or implied, that the calculation or presentation of performance results in the advertisement has been approved or reviewed by the SEC.

●	Related performance. Prohibition on showing related performance, unless it includes all related portfolios; provided that related performance may exclude any related portfolios if: the advertised performance results are not materially higher than if all related portfolios had been included; and the exclusion of any related portfolio does not alter the presentation of any applicable prescribed time periods as described above. For this purpose: a related portfolio means a portfolio with substantially similar investment policies, objectives, and strategies as those of the services being offered in the advertisement; and related performance means the performance results of one or more related portfolios, either on a portfolio-by-portfolio basis or as a composite aggregation of all portfolios falling within stated criteria.

●	Extracted performance. Prohibition on showing extracted performance, unless the advertisement provides, or offers to provide promptly, the performance results of the total portfolio from which the performance was extracted. For this purpose, extracted performance means the performance results of a subset of investments extracted from a single portfolio (in contrast, performance results carved out of several different portfolios is treated as hypothetical performance and must comply with the requirements for use of hypothetical performance as summarized below).

1 If an adviser is unable to calculate its one-, five-, and ten-year performance data in accordance with Rule 206(4)-1(d)(2) immediately following a calendar year-end, it may use performance information that is at least as current as the interim performance information in an advertisement until the adviser can comply with the calendar year-end requirement. The SEC believes that a reasonable period of time to calculate performance results based on the most recent calendar year-end generally would not exceed one month.

●	Hypothetical performance. Prohibition on the use of hypothetical performance unless the investment adviser: (1) adopts and implements policies and procedures reasonably designed to ensure that the hypothetical performance is relevant to the likely financial situation and investment objectives of the intended audience of the advertisement; (2) provides sufficient information to enable the intended audience to understand the criteria used and assumptions made in calculating such hypothetical performance; and (3) provides (or, if the intended audience is an investor in a private fund, provides, or offers to provide promptly) sufficient information to enable the intended audience to understand the risks and limitations of using such hypothetical performance in making investment decisions.

●	Predecessor performance. Prohibition on the use of predecessor performance unless: (1) the person or persons who were primarily responsible for achieving the prior performance results manage accounts at the advertising adviser; (2) the accounts managed at the predecessor investment adviser are sufficiently similar to the accounts managed at the advertising investment adviser that the performance results would provide relevant information to clients or investors; (3) all accounts that were managed in a substantially similar manner are advertised unless the exclusion of any such account would not result in materially higher performance and the exclusion of any account does not alter the presentation of any applicable prescribed time periods as described above; and (4) the advertisement clearly and prominently includes all relevant disclosures, including that the performance results were from accounts managed at another entity. For this purpose, predecessor performance means investment performance achieved by a group of investments consisting of an account or a private fund that was not advised at all times during the period shown by the investment adviser advertising the performance.

Gross Performance. Prohibition on the use of gross performance, unless the advertisement also presents net performance: with at least equal prominence to, and in a format designed to facilitate comparison with, the gross performance; and calculated over the same time period, and using the same type of return and methodology, as the gross performance. For the purpose of the Marketing Rule:

o	Gross performance means the performance results of a portfolio (or portions of a portfolio that are included in extracted performance, if applicable) before the deduction of all fees and expenses that a client or investor has paid or would have paid in connection with the investment adviser’s investment advisory services to the relevant portfolio.

o	Net performance means the performance results of a portfolio (or portions of a portfolio that are included in extracted performance, if applicable) after the deduction of all fees and expenses that a client or investor has paid or would have paid in connection with the investment adviser’s investment advisory services to the relevant portfolio, including, if applicable, advisory fees, advisory fees paid to underlying investment vehicles, and payments by the investment adviser for which the client or investor reimburses the investment adviser. The Marketing Rule further clarifies that net performance: may reflect the exclusion of custodian fees paid to a bank or other third-party organization for safekeeping funds and securities; and/or if using a model fee, must reflect one of the following: the deduction of a model fee when doing so would result in performance figures that are no higher than if the actual fee had been deducted; or the deduction of a model fee that is equal to the highest fee charged to the intended audience to whom the advertisement is disseminated.

Global Investment Performance Standards

The SEC does not administer or sponsor the Global Investment Performance Standards (“GIPS”). Nonetheless, the SEC’s examination staff generally take the position that any false claim of GIPS compliance is misleading and is therefore prohibited by Rule 206(4)-1.

Documentation of Advertised Performance Figures

Investment advisers must retain documentation that is necessary to show the basis for or demonstrate the calculation of the performance or rate or return of any or all managed accounts, portfolio or securities recommendations presented in any advertisement. Custodial or brokerage account statements, and any associated calculation work papers, are the preferred method for an investment adviser to substantiate communicated performance. Documentation must be retained for at least five years after an adviser stops communicating the relevant performance. For example, if an adviser stopped communicating performance from 1980 in 2005, statements and calculation work papers from 1980 should be retained through at least the end of 2010. With respect to predecessor performance, an adviser must have access to the books and records that support the underlying performance.

In an SEC staff letter issued to the American Bar Association on August 10, 2006, the Division of Investment Management stated that private fund advisers required to register by the now-vacated Rule 203(b)(3)-2 could continue to advertise performance achieved prior to registration, even if they had not maintained all supporting documentation required under the Advisers Act. However, the letter requires that any supporting documentation that had been maintained by a newly-registered private fund adviser must be preserved.

Testimonials, Endorsements, and other Considerations Applicable to Compensating Third Parties for Soliciting Clients and Investors

The Marketing Rule permits the use of testimonials and endorsements (as defined below), subject to certain enumerated conditions that apply to all testimonials and endorsements and certain additional requirements for any testimonial or endorsement that is compensated. Compensated testimonials and endorsements, including paid solicitation activities, are included in the second prong of the definition of advertisement, as set out above. Uncompensated testimonials and endorsements may be advertisements if they are deemed to be communications made indirectly by the investment adviser, under the first prong of the definition of advertisement.

For the purpose of the Marketing Rule:

●	Testimonial means any statement by a current client or investor in a private fund advised by the investment adviser: about the client or investor’s experience with the investment adviser or its supervised persons; that directly or indirectly solicits any current or prospective client or investor to be a client of, or an investor in a private fund advised by, the investment adviser; or that refers any current or prospective client or investor to be a client of, or an investor in a private fund advised by, the investment adviser.

●	Endorsement means any statement by a person other than a current client or investor in a private fund advised by the investment adviser that: indicates approval, support, or recommendation of the investment adviser or its supervised persons or describes that person’s experience with the investment adviser or its supervised persons; directly or indirectly solicits any current or prospective client or investor to be a client of, or an investor in a private fund advised by, the investment adviser; or refers any current or prospective client or investor to be a client of, or an investor in a private fund advised by, the investment adviser.

The Marketing Rule states that an advertisement may not include any testimonial or endorsement, whether compensated or uncompensated unless the investment adviser complies with the following conditions:

●	The investment adviser discloses, or reasonably believes that the person giving the testimonial or endorsement discloses, the following at the time the testimonial or endorsement is disseminated:[2],[3]

o	Clearly and prominently: (i.e., together with, and at least as prominently as, the relevant testimonial or endorsement): (1) that the statement was given by a current client or investor, in the case of a testimonial, or by a person other than a current client or investor, in the case of an endorsement; (2) that cash or non-cash compensation was provided for the testimonial or endorsement, if applicable; and (3) a brief statement of any material conflicts of interest on the part of the person giving the testimonial or endorsement resulting from the investment adviser’s relationship with such person;

o	The following, although they need not be clear and prominent:

◾	The material terms of any compensation arrangement, including a description of the compensation provided or to be provided, directly or indirectly, to the person for the testimonial or endorsement; and

◾	A description of any material conflicts of interest on the part of the person giving the testimonial or endorsement resulting from the investment adviser’s relationship with such person and/or any compensation arrangement.

2 This condition is not required for certain testimonials or endorsements by a broker or dealer registered with the SEC under section 15(b) of the Securities Exchange Act of 1934.

3 This condition is not required for testimonials or endorsements by: an investment adviser’s, partners, officers, directors, or employees; or a person that controls, is controlled by, or is under common control with the investment adviser; or a person that is a partner, officer, director or employee of such a person; provided that the affiliation between the investment adviser and such person is readily apparent to or is disclosed to the client or investor at the time the testimonial or endorsement is disseminated and documented by the investment adviser at the time of dissemination.

●	The investment adviser must have a reasonable basis for believing that the testimonial or endorsement complies with the requirements of the Marketing Rule.

For compensated testimonials and endorsements, the following additional conditions must be met:

●	The investment adviser must have a written agreement with any person giving a testimonial or endorsement that describes the scope of the agreed-upon activities and the terms of compensation for those activities.[4],[5]

●	An investment adviser may not compensate a person, directly or indirectly, for a testimonial or endorsement if the adviser knows, or in the exercise of reasonable care should know, that the person giving the testimonial or endorsement is an ineligible person at the time the testimonial or endorsement is disseminated.

For the purpose of the Marketing Rule:

●	An ineligible person means a person who is subject to a disqualifying SEC action or is subject to any disqualifying event, and the following persons with respect to the ineligible person: any employee, officer, or director of the ineligible person and any other individuals with similar status or functions within the scope of association with the ineligible person; if the ineligible person is a partnership, all general partners; and if the ineligible person is a limited liability company managed by elected managers, all elected managers.

●	A disqualifying SEC action means an SEC opinion or order barring, suspending, or prohibiting the person from acting in any capacity under the Federal Securities Laws.

●	A disqualifying event is any event listed in paragraph (e)(4) of the Marketing Rule that occurred within ten years prior to an applicable person disseminating an endorsement or testimonial. Although paragraph (e)(4) also sets out exceptions in which an otherwise disqualifying event may be disregarded as such, such exceptions are likely to be rare and are not summarized herein.

4 This condition is not required for testimonials or endorsements by an investment adviser’s affiliated persons as per the prior footnote. This condition is also not required in the case of a testimonial or endorsement disseminated for compensation that does not exceed a total of $1,000 or less (or the equivalent value in non-cash compensation) during the preceding 12 months.

5 This paragraph shall not disqualify any person for any matter(s) that occurred prior to May 4, 2021, if such matter(s) would not have disqualified such person under § 275.206(4)-3(a)(1)(ii) of this chapter, as in effect prior to May 4, 2021. Further, this condition is not required in the case of a testimonial or endorsement disseminated for compensation that does not exceed a total of $1,000 or less (or the equivalent value in non-cash compensation) during the preceding 12 months. Finally, this condition shall not apply to a testimonial or endorsement with respect to a rule 506 securities offering under the Securities Act, anyone who would not be deemed a Bad Actor under Paragraph (d) of Rule 506 under Regulation D of the Securities Act – see Marketing the Private Funds - Issuer Disqualification below.

Section 3(a)(4) of the Exchange Act defines a “broker” generally as “any person engaged in the business of effecting transactions in securities for the account of others.” Absent an available exemption or other relief, a person engaged in the business of effecting transactions in securities for the account of others (including private fund interests) must generally register under Section 15(b) of the Exchange Act as a broker. Depending on the facts and circumstance, if Electron wishes to compensate a third party in exchange for investor referrals, it may need to ensure that the third party is registered as a broker under Section 15(b) of the Exchange Act.

Solicitation activities involving a “government entity”, as discussed in the Political and Charitable Contributions, and Public Positions policy, are also subject to the additional restrictions set forth in that policy. Those solicitation activities apply equally in instances when government entities are solicited to invest directly with an adviser such as in a separate account, as well as when government entities are solicited to invest in a private fund.

Third-Party Ratings

An advertisement may not include any third-party rating, unless the investment adviser:

●	Has a reasonable basis for believing that any questionnaire or survey used in the preparation of the third- party rating is structured to make it equally easy for a participant to provide favorable and unfavorable responses, and is not designed or prepared to produce any predetermined result; and

●	Clearly and prominently discloses, or the investment adviser reasonably believes that the third-party rating clearly and prominently discloses: (1) the date on which the rating was given and the period of time upon which the rating was based; (2) the identity of the third party that created and tabulated the rating; and (3) if applicable, that compensation has been provided directly or indirectly by the adviser in connection with obtaining or using the third-party rating.

For the purpose of the Marketing Rule, a third-party rating is a rating or ranking of an investment adviser provided by a person who is not a related person (as defined in the Form ADV Glossary of Terms), and such person provides such ratings or rankings in the ordinary course of its business.

Marketing to Cities, Municipalities, and States

A number of cities, municipalities, and states have adopted regulations governing marketing activities associated with public pools of money. For example, the California Political Reform Act requires individuals and entities soliciting that state’s pension plans to register as lobbyists. Similarly, New York City’s Administrative Code regarding the Regulation of Lobbying requires registration for individuals and entities soliciting investments from the city’s pension plans. Registration requirements vary by locality, but may include limitations on gifts and entertainment, periodic reporting, and ethics training, among other things.

Marketing Private Funds

Investment advisers to unregistered funds generally rely on a safe harbor provided by Regulation D under the Securities Act. Any unregistered fund relying on Regulation D must either (a) not be offered through any form of general solicitation or general advertising, or (b) only accept investors that the issuer reasonably determines are accredited investors. Failure to comply with Regulation D could violate Section 4(a)(2) of the Securities Act, which could potentially make investors eligible for an investment refund without demonstrating fraud or any other wrongful act by the issuer.

●    Substantive, Pre-Existing Relationships

When determining whether an unregistered fund has been offered through general advertising or general solicitation, the SEC considers whether the fund, or a company or individual acting on behalf of the fund, established a “substantive, pre-existing relationship” with the prospective investor. A relationship is substantive if the fund (or the company or individual, as applicable) is knowledgeable about the financial circumstances and/or sophistication of the prospective investor. An individual’s self-certification that they are an accredited or sophisticated investor, without the adviser having any knowledge of the person’s financial circumstances or sophistication, would not constitute a substantive relationship. Advisers should evaluate an investor’s financial sophistication, circumstances, suitability, and ability to understand the nature and risks of a given investment, particularly when dealing with natural person investors. A relationship is pre-existing if it exists for some time before the prospective investor is solicited to invest in the fund. SEC positions provide that a “cooling-off” period of 30 days is only required for accredited investors who invest in a private fund that they learned about through a website platform if the private fund information was posted prior to the investor’s subscription to the platform.

●    Networks of Sophisticated Investors

Private placement securities offered to a prospective investor who is part of a network of experienced, sophisticated investors may not be considered a general solicitation (depending upon the facts and circumstances), even if the issuer does not have a pre-existing, substantive relationship directly with each of the individuals in the network. For example, this guidance may apply in situations where a prospective investor is a member of an angel investor group or a network established by a broker-dealer (e.g., capital introduction program) that screens entities or investors who join the network.

A demo day or venture fair may not be considered general solicitation if the attendees are invited to the event based on the existence of a pre-existing substantive relationship or were invited through a network of sophisticated investors.

●    Use of Websites

SEC guidance suggests that using an unrestricted, publicly available website to offer securities would be considered a general solicitation. However, the broad dissemination of factual business information, including advertisements for an adviser’s products and services, would not be considered a general solicitation as long the information does not “condition the public mind or arouse interest in a securities offering.” Projections of the valuation of a security or performance of a continuously offered fund should not be shared publicly, such as via a website, by advisers who do not plan to engage in a general solicitation.

●    Tracking Offering Documents and Fund Marketing Materials

Many private fund advisers carefully monitor and document the distribution of a fund’s private placement memoranda and other marketing materials. Such monitoring and documentation can help an adviser demonstrate that it did not engage in a general offering of a private fund.

●    Confirming that Investors are Accredited

If a private fund is marketed through any form of general solicitation, then the fund must be able to demonstrate a reasonable belief that each of its investors meets the definition of an “accredited investor.” Paragraph (c)(2)(ii) of Rule 506 of Regulation D states that reasonable steps to verify an investor’s accreditation status include, but are not limited to:

●	Reviewing IRS forms coupled with written representations from the prospective investor;

●	Reviewing bank statements, brokerage statements or other statements of holdings, coupled with a statement of liabilities from a consumer reporting agency and a written representation from the prospective investor regarding liabilities;

●	Obtaining a written certification from certain other financial service providers about their own activities to verify an investor’s accreditation status; or

●	Obtaining a written certification from an investor who subscribed to the fund as an accredited investor prior to September 23, 2013.

Investors that are accredited due to income or assets associated with a spouse must present documentation and representations from both the subscribing investor and the spouse.

●    Private Fund Marketing Activities by an Adviser’s Employees

Rule 3a4-1 under the Exchange Act provides a non-exclusive safe harbor from the definition of a “broker” for certain associated persons of a private fund. In order to rely on primary elements of the Rule 3a4-1 safe harbor, an employee of an adviser who is involved in marketing private fund assets (a) must not receive compensation based directly or indirectly on transactions in securities, (b) must be intending to perform substantial duties on behalf of the issuer at the end of the offering, (c) may not participate in more than one offering every 12 months, and (d) must comply with the other conditions set forth in Rule 3a4-1. The Rule 3a4-1 safe harbor is not the sole way in which an adviser and its employees could avoid being deemed “brokers.”

●    Marketing Private Funds in the EU

The Alternative Investment Fund Managers Directive (“AIFMD”) is a European Union (“EU”) regulation that governs the following activities:

●	Management an Alternative Investment Fund (“AIF”) in the EU; and

●	Marketing an AIF into the EU, regardless of where the adviser or the fund is based.

“Marketing” has been defined under AIFMD as, “any direct or indirect offering or placement at the initiative of the AIFM or on behalf of the AIFM of units or shares in an AIF it manages to or with investors domiciled in the [European] Union.” This definition may be interpreted differently by each individual regulator within the EU. The United Kingdom Financial Conduct Authority (“UK FCA”) states that an ‘offering or placement’ occurs when a person seeks to raise capital by making a unit or share of an AIF available for purchase by a potential investor. This would include a contractual offer which can be accepted by a potential investor. It is likely that providing a potential investor with high-level information about an adviser would not be considered marketing. However, in the UK and elsewhere in the EU, such ‘pre-marketing’ activity could be deemed an activity that would require compliance with national private placement rules in the relevant jurisdiction.

Passive marketing, or “reverse solicitation,” is not included in the definition of “marketing” under the AIFMD. An adviser would not be subject to the AIFMD solely because it responds to genuine inquiries from prospective investors. However, a firm relying on the “reverse solicitation” exemption must be able to demonstrate that any marketing to investors from the EU was at the initiative of the prospect.

Risks

In developing these policies and procedures, Electron considered the material risks associated with the marketing of its Private Funds. This analysis includes risks such as:

●	Employees are unaware of what constitutes an advertisement;

●	Advertisements include content specifically prohibited by the Marketing Rule;

●	Advertisements lack adequate disclosure;

●	Advertisements contain performance figures that violate specific restrictions pertaining to performance in the Marketing Rule;

●	Electron lacks supporting documentation required to substantiate advertised performance figures;

●	Advertisements include a false claim of compliance with GIPS;

●	Electron distributes hypothetical performance without having first adopted and implemented policies and procedures reasonably designed to ensure that the hypothetical performance is relevant to the likely financial situation and investment objectives of the intended audience of the advertisement;

●	The use of marketing materials, including press releases and article reprints, is not subject to sufficient oversight or review;

●	Electron provides compensation to a third party for soliciting or referring Clients or Investors or for otherwise providing a testimonial or endorsement of Electron without complying with the Marketing Rule;

●	Electron pays a fee for an investor referral to a solicitor that is required to be, but is not, registered as a “broker” under Section 15(b) of the Exchange Act;

●	Employees speak to the media or in public without sufficient oversight;

●	Copies of marketing materials are not retained after distribution;

●	Electron or its Employees make political contributions that limit the Company’s ability to generate advisory fees from local, municipal, or state governments;

●	Employees solicit local, municipal, or state investments without satisfying potential obligations to register as a lobbyist with each government entity;

●	Employees market private fund assets in ways that would require association with a broker/dealer;

●	Electron markets in foreign jurisdictions but fails to comply with regulations applicable to those jurisdictions;

●	Electron makes a public offering of a Private Fund and fails to reasonably determine that all investors are accredited;

●	Advertisements and/or newsletters contain recommendations designed to manipulate the price of securities; and

●	Articles published by third parties contain false or misleading information about Electron.

Electron has established the following guidelines to mitigate these risks.

Policies and Procedures

Electron will not distribute any advertisements that include content prohibited by the Marketing Rule.

Electron will not engage in any public offering, general advertising, or general solicitation of the Private Funds.

Electron will not use any testimonial or endorsement, whether compensated or uncompensated, in any advertisement, and Electron will not arrange for, request, or compensate any Client, Investor or third party for, any testimonial or endorsement except as provided below.

Definition of an Advertisement

Employees should consult with the CCO if there is any question as to whether marketing materials or other communications are advertisements for purposes of the Marketing Rule.

Preparing Marketing Materials

●	The CCO is primarily responsible for the establishment, implementation and monitoring of this Policy. Prior to their use, all marketing and advertising materials must be approved in writing by the CCO prior to distribution. This includes marketing materials prepared by or to be disseminated through third parties if Electron has authorized such dissemination or otherwise participated in the creation of the materials.

●	Marketing materials that do not change from month to month, other than performance figure updates, need not be re-approved by the CCO after each update.

●	Marketing materials that may raise substantive compliance issues must also be approved in writing by the CCO.

The CCO will use Electron’s CRM system (Backstop) to monitor the approval and distribution marketing materials.

Global Investment Performance Standards

Electron does not claim GIPS compliance. Employees are prohibited from claiming GIPS compliance in any marketing materials, including responses to questionnaires and requests for proposal.

Hypothetical Performance

No Employee may distribute any advertisement that contains hypothetical performance unless:

●	The Employee has documented to the satisfaction of the CCO how the hypothetical performance in question is relevant to the likely financial situation and investment objectives of the intended audience of the advertisement;

●	The Employee has documented to the satisfaction of the CCO that the advertisement contains sufficient information to enable the intended audience to understand the criteria used and assumptions made in calculating such hypothetical performance;

●	The advertisement provides (or, if the intended audience is an investor in a private fund, provides or offers to provide promptly) sufficient information to enable the intended audience to understand the risks and limitations of using such hypothetical performance in making investment decisions.

Hypothetical performance includes model and back-tested performance, as well as targeted returns or projections.

Documentation of Advertised Performance Figures

Electron must retain all custodial or brokerage account statements, and any associated calculation work papers, that are necessary to substantiate all advertised performance. Statements and calculation work papers will be retained for at least six years after Electron stops advertising the relevant performance.

Article Reprints

Article reprints are subject to the same review and approval process that applies to other advertisements. Also, articles may be subject to copyright protections. Employees are responsible for obtaining any permissions that may be necessary before distributing article reprints.

Media Contacts

Please see the Interactions with the Media sub-section of this Manual prior to engaging in any communications with the media.

Speeches, Seminar Presentations, and Article Publications

Proposed speeches, seminar presentations, and articles for publication must be approved in advance by the CCO. Employees seeking approval for such activities should use email. Any overhead presentations or written materials that will be used in connection with a speech or seminar must be submitted when pre-approval is sought.

Gifts and Entertainment Associated with Marketing Activities

Electron has adopted policies and procedures governing the provision of gifts and entertainment, as described in the Gifts and Entertainment section of this Manual. Employees should review Electron’s Gifts and Entertainment policies and procedures prior to planning any meeting, seminar, conference, or other event where Electron is expected to provide gifts and/or entertainment, including food and beverages. Employees should be especially mindful of restrictions on the giving of gifts and/or entertainment to individuals associated with labor unions, ERISA plans, and entities associated with foreign governments.

Information Published by Third Parties

Electron’s provision of information to third parties that publish reports or maintain databases may be considered advertising. The CCO coordinates the preparation of information that may be redistributed by third parties, and reviews all such materials for accuracy prior to distribution. The CCO will maintain copies of all written communications that are likely to be published or redistributed.

If an Employee becomes aware that a third party has published or distributed inaccurate information about Electron, the Employee should contact the Electron, who will work with the publisher to resolve the inaccuracy. No Employee will redistribute erroneous information published by a third party without appending disclosures that identify and correct the error(s).

Electron must not permit any public offering or general solicitation involving the Private Funds unless they are offered pursuant to Rule 506(c) under Regulation D. Employees may not provide any information about the Private Funds to databases or other third parties without the approval of the CCO. Before granting approval, the CCO will determine whether the proposed recipient has implemented adequate controls to prevent a public offering of the Private Funds where necessary.

Third-Party Content

As noted in the Background section above, communications made indirectly by Electron are considered advertisements if they otherwise meet the definition under the Marketing Rule. Employees must obtain approval of the CCO before posting, linking or sharing any third-party content with Clients or Investors or prospective Clients or Investors.

No testimonial or endorsement, whether compensated or uncompensated, may be used in Electron’s marketing materials unless Electron has a reasonable basis for believing it complies with the requirements of the Marketing Rule and the required disclosures, as set out in the Background section, are included.

Compensating Third Parties for Testimonials and Endorsements; Solicitation Arrangements

Electron will seek to comply with the Marketing Rule when it provides compensation to any third party (a “Promoter”) for any testimonial or endorsement.

Employees are prohibited from offering or providing any compensation to a third party to solicit or refer Clients or Investors or otherwise provide a testimonial or endorsement of Electron or its personnel unless they have obtained prior written approval from the CCO. “Compensation” includes cash as well as non-cash compensation, such as gifts, directed brokerage, fee discounts and any other thing of value.

The CCO is responsible for approving all of Electron’s compensated testimonial and endorsement arrangements. The CCO will:

●	Ensure that Electron retains an executed written agreement with each Promoter that contains all of the components required by the Marketing Rule.

●	If the Promoter is providing a testimonial or endorsement in relation to a private fund or with respect to any other pooled investment vehicle that is making a rule 506 securities offering under the 1933 Act:

o	No less frequently than annually, confirm that the Promoter is registered as a broker under Section 15(b) of the Exchange Act to the extent this is required;

o	If the Promoter is registered as a broker or dealer, no less frequently than annually, obtain confirmation from the Promoter that they are not subject to statutory disqualification, as defined under section 3(a)(39) of the Exchange Act; and

o	No less frequently than annually, obtain confirmation from the Promoter that they would not be deemed a Bad Actor under Paragraph (d) of Rule 506 under Regulation D of the 1933 Act – see Marketing the Private Funds - Issuer Disqualification below.

●	If the Promoter is not providing a testimonial or endorsement in relation to a private fund or any other pooled investment vehicle, no less frequently than annually, obtain confirmation from the Promoter that they are not an ineligible person as defined in the Marketing Rule.

●	Review a sample of the Promoter’s proposed testimonials or endorsements that are being disseminated by the Promoter and not by Electron to confirm that they contain all applicable disclosures required by the Marketing Rule.

●	Periodically contact a subset of Electron’s solicited Clients and/or Investors to check whether Promoters complied with the terms of their respective Promoter agreements. The CCO will maintain documentation in connection with this process.

●	Annually obtain signed Promoter Verification Letters (attached) from all Promoters.

The CCO may in his or her discretion elect to waive certain of these requirements (when permitted under the Marketing Rule) in the event that a Promoter’s compensation will not exceed and/or has not exceeded a total of $1,000 (or the equivalent value in non-cash compensation) during any 12-month period.

The CCO is additionally responsible for overseeing the following activities associated with soliciting government entities:

●	Initial vetting of solicitor candidates to ensure that they qualify as “regulated persons”; and

●	Periodic vetting of existing solicitors to ensure their maintenance of the regulated person status, including a confirmation of whether any political contributions made by the solicitor disqualify it from being considered a regulated person.

Marketing to Government Entities

Prior to marketing to government entities, the Employee conducting the marketing should ask the CCO to review the list of all political contributions made by Electron and Employees to determine whether the contributions would prohibit Electron from retaining the government entity as a Client or Investor. The Employee conducting the marketing should also consult with the CCO regarding any potential requirements to register as a lobbyist before seeking to manage any public pool of money. The CCO may consult with Outside Counsel if there is any question regarding a potential need for Electron or the Employee to register as a lobbyist.

Marketing the Private Funds

Electron takes its obligations under Regulation D seriously, and has implemented policies and procedures designed to ensure that all offerings of private funds satisfy Regulation D’s requirements. This Manual does not address all possible situations. Any questions regarding marketing of the Private Funds should be referred to the CCO, who may consult with Outside Counsel.

●    Issuer Disqualification

Paragraph (d) of Rule 506 under Regulation D prohibits issuers from relying on Regulation D if any of the following individuals or entities has been found to have engaged in securities-related misconduct described by the Rule and be deemed a “bad actor”:

●	The issuer, or any director, executive officer, or other officer of the issuer who is participating in the offering;

●	Any affiliated issuer;[6]

●	Any beneficial owner of 20% or more of the issuer’s outstanding voting equity securities;

●	The issuer’s investment manager, general partner or managing member;

●	Any promoter connected with the issuer in any capacity at the time of such sale, or any other person paid for the solicitation of purchasers; and

●	Any general partner, managing member, director, executive officer, or other officer participating in the offering of any such investment manager or solicitor.

Paragraph (d) of Rule 506 includes an extensive list of misconduct that could cause an individual or entity to be considered a “bad actor.” The CCO is responsible for taking and documenting reasonable steps to ensure that none of the individuals and entities listed above have been found to have engaged in disqualifying conduct.

●    Decisions About the Manner of Solicitation

The CCO is responsible for determining whether Electron will engage in a general solicitation of each Private Fund, and for communicating the Company’s approach to marketing each Private Fund as appropriate.

6 Depending on the relevant facts and circumstances, the SEC could take the position that (a) an investment manager’s private funds, and (b) any issuer in which the private funds hold a 20% or greater voting interest, are affiliated issuers.

●    Substantive, Pre-Existing Relationships

For offerings of private funds that do not involve any general solicitation, Electron will seek to document the existence of a substantive, pre-existing relationship with each prospective Investor in a Private Fund that was not referred to Electron by a third-party solicitor. Investor Qualifications

With the exception of general solicitation provisions included in paragraph (c) of Rule 506 under Regulation D, Electron will only market the Private Funds to prospective Investors that the Company reasonably believes to be qualified to invest based on substantive pre-existing relationships. The following table identifies the criteria that prospective Investors must satisfy in order to invest in each of the Private Funds. Descriptions of the criteria are presented below the table.

To the extent that Electron engages in a public offering of a Private Fund, the Company must be particularly careful to document its reasonable belief that each Investor is accredited. The CCO would review subscription requests to ensure that Electron maintains documentation that is consistent with paragraph (c)(2)(ii) of Rule 506 of Regulation D, or that Electron maintains other documentation that is sufficient to form a reasonable belief that each Investor is accredited.

Determining whether a specific individual or entity is eligible to invest can be difficult depending on the relevant facts and circumstances. Employees should consult with the CCO regarding any uncertainty as to whether an individual or entity meets the relevant criteria.

Accredited Investor

Rule 501 of Regulation D defines an “accredited investor” to be any of the following:

●	Any natural person whose individual net worth, or joint or aggregate net worth with that person’s spouse or cohabitant occupying a relationship generally equivalent to that of a spouse, exceeds $1 million, excluding the value of the individual’s primary residence, at the time of the purchase;

●	Any natural person who had an individual net income in excess of $200,000 (or $300,000 with that person’s spouse or cohabitant occupying a relationship generally equivalent to that of a spouse) for each of the two most recent years, and who has a reasonable expectation of reaching that income level in the current year;

●	A bank or savings and loan association, as defined by the Securities Act, acting in an individual or a fiduciary capacity;

●	A broker or dealer registered pursuant to Section 15 of the Exchange Act;

●	An investment adviser (even if relying on the exemption from registering with the SEC under section 203(l) or (m) of the Advisers Act);

●	An insurance company, as defined by the Securities Act;

●	A RIC;

●	A business development company, as defined by the IC Act;

●	A small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

●	A rural business investment company as defined in section 384A of the Consolidated Farm and Rural Development Act;

●	A plan with total assets exceeding $5 million that was established and is maintained by a state, its political subdivisions, or any agency or instrumentality thereof, for the benefit of its employees;

●	An employee benefit plan, subject to ERISA, where the investment decisions are made by an ERISA plan fiduciary that is a bank, savings and loan association, insurance company, or registered investment adviser;

●	An employee benefit plan, subject to ERISA, with total assets exceeding $5 million;

●	A self-directed employee benefit plan, subject to ERISA, where the investment decisions are made solely by other accredited investors;

●	A private business development company, as defined by the Advisers Act;

●	An entity with total assets exceeding $5 million that was not formed for the specific purpose of acquiring the securities offered and that has one of the following structures:

o	A 501(c)(3) organization;
o	A corporation;
o	A Massachusetts or similar business trust;
o	A partnership; or
o	A limited liability company;

●	A director, executive officer, or general partner of the issuer, or of a general partner of the issuer;

●	A trust with total assets exceeding $5 million, which was not formed for the specific purpose of acquiring the securities offered, and whose purchase is being directed by an individual who is reasonably believed to have such knowledge and experience in financial and business matters to be able to evaluate the merits and risks of the prospective investment; or

●	An entity in which all of the equity owners are accredited investors (for this purpose, it is permissible to look through various forms of equity ownership to natural persons in determining accredited investor status).

●	Any other entity of a type not listed above that owns investments (as defined in rule 2a51-1(b) under the IC Act) in excess of $5,000,000, and that was not formed for the specific purpose of acquiring the securities offered;

●	A natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status;

●	A natural person who is a “knowledgeable employee” (as defined in rule 3c5(a)(4) under the IC Act) of a Private Fund issuer (which for the avoidance of doubt includes Electron as an “affiliated management person” of an Electron Private Fund);

●	A “family office,” as defined in rule 202(a)(11)(G)-1 under the Advisers Act: with assets under management in excess of $5,000,000; that is not formed for the specific purpose of acquiring the securities offered; and whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment; and

●	Any “family client,” as defined in rule 202(a)(11)(G)-1 under the Advisers Act of 1940 of a “family office” and whose prospective investment in the issuer is directed by such family office.

Qualified Purchase

Section 2 of the IC Act defines a “qualified purchaser” to be any of the following:

●	A natural person with at least $5 million in investments;[7]

●	A company with at least $5 million in investments that is owned, directly or indirectly, by siblings, spouses, parents and their children, or foundations, charitable organizations, or trusts established by or for the benefit of such persons;

●	A person, acting for his or her own account, or for the accounts of other qualified purchasers, who has discretionary authority over at least $25 million in investments; and

●	A trust that was not formed for the purpose of acquiring the securities offered, where the trustee and each settlor or other person who contributed assets to the trust meets the criteria of at least one of the three preceding bullets.[8]

7 For private fund investments held jointly with a spouse, the spouse’s investments may also be counted towards the $5 million threshold for purposes of determining eligibility.

8 In addition to these criteria, Section 2 of the IC Act includes additional criteria that are only applicable to investors that are themselves Section 3(c)(1) or 3(c)(7) funds with investors who subscribed prior to April 30, 1996.

Rules 2a51-1, 2a51-2, and 2a51-3 under the IC Act include additional guidance about, respectively, determining the aggregate value of “investments,” establishing “beneficial ownership,” and determining the eligibility of certain companies to be considered “qualified purchasers.”

Tracking Offering Documents and Fund Marketing Materials

The CCO will monitor and document the distribution of the Private Funds’ PPMs and marketing materials.

Avoiding Activities that could Require Registration as a Broker/Dealer

Electron’s employees are not registered representatives of a broker/dealer. Employees are not compensated directly or indirectly based on the sales of any security. The CCO will work with Outside Counsel to resolve any questions about the need to register as a broker/dealer.

Use of Websites

Electron maintains a website at https://electroncapital.com. Electron includes general information about the Company and its Private Funds. The Company will not include projections of the valuation of a security or performance of a continuously offered Private Fund. The CCO must review and approve new website content.

Marketing in the EU

1.    Alternative Investment Fund Managers Directive (“AIFMD”)

The Alternative Investment Fund Managers Directive 2011/61/EU (“AIFMD”) is a European Union (“EU”) Directive that entered into force on July 22, 2013, which, among other requirements, enhances the regulation applicable to hedge fund marketing in the EU. Based on its existing pool of prospective Investors, the Company and the marketing of the Funds must conform to the requirements of the AIMFD. It is the Company’s policy not to market to prospective Investors in the EU and to rely solely on “reverse solicitation.” The AIFMD, although implemented with variation in each country, broadly defines marketing. Any communication that includes actual or potential investments by, or returns, exposures, and strategies of the Funds should be considered marketing. To ensure that the Company may continue to rely on reverse solicitation and not be subject to the registration and reporting requirements of the AIFMD, the following policy has been put in place.

(a)	the Company may only distribute marketing material at the specific request of Investors and only to Investors located in the following EU Member States:

●	United Kingdom

●	Ireland

(b)	All communications, whether electronic or otherwise, with parties who could reasonably be considered to be domiciled in the EU/EEA and could be considered potential Investors (“EU Investors”) must be reviewed by the Chief Compliance Officer.

(c)	All communication with EU Investors must be retained and no marketing material may be distributed to such EU Investors other than at the specific request of the EU Investor. The EU Investors must request each item and every piece of marketing material. If a request is unclear, confirmation should be sought from the prospective EU Investor as to which material they are requesting, making reference to the earlier communication from the EU Investor. Prospective EU Investors should not be offered a choice from a selection of marketing material.

(d)	All prospective EU Investors added to any contact or client relations database should note the location of the prospective Investor and if they are, or potentially are, EU/EEA-domiciled.

(e)	No EU Investors, other than residents of the countries listed in 1(a) should be included in “blast” distribution lists of marketing material, including: monthly estimates and summaries or monthly investor letters.

(f)	the Company’s designated investor relations contact, in consultation with the Chief Compliance Officer is responsible for regularly reviewing all marketing distribution lists, identifying, and purging EU Investors who are not current Investors.

2.    Switzerland

In 2013, Switzerland implemented new requirements for the distribution of non-Swiss funds to Swiss investors; those requirements became effective at the expiration of a transition period on March 1, 2015. After that date, marketing (or “distribution” in the Swiss regulation) to Swiss investors is limited depending on the category of investor.9 Under Swiss law, improper distribution is a criminal offense. Unlike AIFMD requirements, reverse solicitation, is defined very narrowly and should not be relied upon for marketing. To comply with these new requirements, the Company has implemented the following procedures:

(a)	Ongoing review and monitoring of marketing distribution lists to ensure that no marketing communication is directed at Swiss investors,

(b)	Monitoring distribution reporting for emails that are opened in Switzerland, and

(c)	Review of distribution lists for known Swiss email domains or Swiss firms.

 9 For a description of the categories of investors and the requirements applicable to each, please see “New Fund Marketing Rules in Switzerland,” http://www.kattenlaw.com/Files/75836_New-Fund-Marketing-Rules-in- Switzerland-January-2015.pdf

V.            SOLICITATION ARRANGEMENTS POLICY

A. General Policy

Rule 206(4)-3 of the Advisers Act establishes a regulatory framework pursuant to which persons (referred to herein as “solicitors”) introducing new Client or Investor to the Company may receive referral fees. This framework is designed to ensure that the interests of Clients and Investors referred to the Company by such solicitors are adequately protected by requiring that the Company and the solicitor fully disclose the terms of their arrangement to the referred prospective Client or Investor, including terms relating to any compensation paid by the Company to the solicitor. In the event that the Company uses solicitors, the Company will be subject to a variety of restrictions which are found primarily in Rule 206(4)-3 under the Advisers Act.

The Company may make cash payments, from time to time, to solicitors who refer new advisory Clients or Investors to the Company. Each such arrangement must be memorialized by a written Solicitation Agreement (as defined below) which shall conform to the requirements of Rule 206(4)-3 under the Advisers Act and must be approved, in writing, by the Chief Compliance Officer prior to being executed by the Company. Specifically, each such Solicitation Agreement will, at a minimum, require that that the solicitor which is a party to the agreement provide each prospective Client or Investor which it intends to refer to the Company with: (i) a disclosure statement detailing the terms of the arrangement between the Company and the solicitor; and (ii) a current copy of Part 2 of the Company’s Form ADV (or another document that contains substantially similar information).

In addition, the Company is prohibited from paying any person to solicit advisory business from a government entity unless such person is (i) a “regulated person” (i.e., a registered investment adviser or broker-dealer) that is subject to prohibitions against engaging in pay-to-play practices or (ii) one of the Company’s employees, general partners, managing members, or executive officers. See the Company’s Political Contributions Policy.

B. Federal Requirements

Under Rule 206(4)-3 of the Advisers Act (the “Solicitation Rule”), the Company may not pay a cash fee, directly or indirectly, to a solicitor with respect to solicitation activities, unless (i) that the solicitor is not subject to the Bad Actor Provisions of Rule 206(4)-3(a)(1)(ii)10 and (ii) such cash fee is paid pursuant to a written agreement to which the Company is a party (each, a “Solicitation Agreement”). As a general rule, any solicitor that is paid a cash fee, directly or indirectly, by the Company, with respect to solicitation activities, must be registered as a broker-dealer with the SEC.

10 A person: (A) subject to a Commission order issued under Section 203(f) of the Advisers Act; (B) convicted within the previous 10 years of any felony or misdemeanor involving conduct described in Section 203(e)(2)(A)-(D) of the Advisers Act; (C) who has been found by the Commission to have engaged, or has been convicted of engaging, in any of the conduct specified in paragraph (1), (5), or (6) of Section 203(e) of the Advisers Act; or (D) subject to an order, judgment or decree described in Section 203(e)(4) of the Advisers Act (collectively, the “Bad Actor Provisions”).

1.    Considerations with respect to Private Fund Sales and Marketing

In analyzing whether the Company is required to register as a broker-dealer and/or its employees are required as associated persons of a broker dealer, the Company must consider the following factors with respect to the Company’s and/or its employee’s solicitation activities, if any:

(i)	Whether an employee receives transaction-based compensation; or

a.	Note that compensation paid to advisers from the funds they managed based on assets under management and/or investment performance, absent other factors, likely would not trigger a broker-dealer registration requirement.

b.	Pure transaction-based compensation paid directly or indirectly to an adviser’s employees is generally a “clear cut example” of when registration would be required.

(ii)	Whether an employee’s duties substantially consist of marketing and selling fund interests.

a.	It is unclear where the line is when an employee has many functions, including engaging in marketing and sales activities.

b.	There may be times when the mix of such functions may vary, including when the adviser is first launching a fund or during periods of strong performance when prospective investor interest is greater.

2.    Affiliated Solicitors

If the solicitor is a partner, officer, director, or employee of the Company or its affiliates and the Company (an “Affiliated Solicitor”) and the Company offers personalized advisory services through such Affiliated Solicitor, the Company must disclose the nature of this relationship to prospective Clients at the time of the solicitation, but no disclosure about the specific terms of the solicitation arrangement is required.

3.    Unaffiliated Solicitor

If the solicitor is not a partner, officer, director, or employee of the Company or its affiliates and the Company (an “Unaffiliated Solicitor”) and the Company offers personalized advisory services through such Unaffiliated Solicitor, then, in general:

the Solicitation Agreement must:

i.	describe the solicitation activities engaged in by the Unaffiliated Solicitor on behalf of the Company and the compensation received by the Unaffiliated Solicitor;

ii.	contain an undertaking by the Unaffiliated Solicitor to perform its duties in a manner consistent with the instructions of the Company and the provisions of the Advisers Act and the rules promulgated thereunder; and

iii.	require that the Unaffiliated Solicitor, at the time of any solicitation activities for which compensation is paid or to be paid by the Company, provide such prospective Client or Investor with a copy of Part 2 of the Company’s Form ADV, or “brochure”, as that term is defined in Rule 204-3 under the Advisers Act, and a separate written disclosure statement from the Unaffiliated Solicitor containing the information required by the Rule (the “Solicitor’s Disclosure Statement”); and

iv.	the Company must receive from the Client or Investor, prior to, or at the time of, entering into any written or oral investment advisory contract with such Client or Investor, a signed and dated acknowledgment of receipt of the Company’s Part 2 of Form ADV (or the corresponding brochure) and the Solicitor’s Disclosure Statement; and

v.	the Company must make a bona fide effort to ascertain whether the Unaffiliated Solicitor has complied with the Solicitation Agreement, and have a reasonable basis for believing that the Unaffiliated Solicitor has so complied.

In accordance with the Solicitation Rule, the Solicitor’s Disclosure Statement must expressly include:

i.	the names of the solicitor and the Company, and the nature of the relationship, including any affiliation, between the solicitor and the Company;

ii.	disclosure regarding whether the solicitor will be compensated for its services by the Company, and a description of the amount of such compensation, the frequency with which it is paid, the method for calculating amounts payable to the solicitor, and the circumstances pursuant to which such payments shall terminate;

iii.	disclosure regarding whether or not the prospective Client or Investor will be charged any fee (in addition to the Client’s or Investor’s investment amount) as a result of the Company’s use of the solicitor, and if so, the amount of such additional fees; and

iv.	disclosure regarding the differential, if any, among Clients and Investors with respect to the amount or level of advisory fees charged by the Company if such differential is attributable to the existence of any arrangement pursuant to which the Company has agreed to compensate the solicitor for soliciting Clients and Investors for, or referring Clients to, the Company.

4.    Procedures with respect to Solicitation Agreements

As a matter of Company policy, the Company shall not enter into any arrangement with respect to the referral of Clients or Investors to the Company with any person unless such arrangement is memorialized by a written agreement executed by such person (whether affiliated or unaffiliated) prior to, or at the time of, any solicitation activities conducted on behalf of the Company, by such person. Employees of the Company that are charged with entering into such arrangements are prohibited from entering into any Solicitation Agreement on behalf of the Company without first obtaining the prior written approval of the Chief Compliance Officer.

Additionally: (i) the Company generally will not pay any solicitor with respect to prospective Clients or Investors unless the applicable signed and acknowledged Solicitor’s Disclosure Statement has been delivered and is on file with the Company; and (ii) the Chief Compliance Officer shall not grant approval with respect to any proposed Solicitation Agreement unless the Chief Compliance Officer is reasonably satisfied that the solicitor: (a) remains eligible to serve as an authorized agent of the Company because such solicitor is not subject to the Bad Actor Provisions of Rule 206(4)-3(a)(1)(ii); and (b) has acted, in all respects, in compliance with the applicable Solicitation Agreement, and all applicable law (including, without limitation, the requirement that such solicitor be registered as a broker-dealer under the Exchange Act or exempt from such registration thereunder).

The Chief Compliance Officer shall assume primary responsibility for ensuring that each applicable Solicitation Agreement proposed to be entered into by the Company complies with the requirements of this Policy. Additionally, where the Chief Compliance Officer believes the circumstances warrant, the Chief Compliance Officer will use reasonable efforts to conduct annual reviews of all practically obtainable and publicly-available information for the purpose of determining whether any new information is available regarding solicitors that are parties to Solicitation Agreements with the Company that would render such solicitor ineligible under this Policy. Further, each employee of the Company shall promptly notify the Chief Compliance Officer in the event that such employee becomes aware of any disciplinary or other information relating to or regarding a solicitor that is party to a Solicitation Agreement with the Company, whether or not such employee believes that such information calls into question such solicitor’s ability to continue to serve as an agent of the Company.

C. Non-Cash Referral Fees

The Company shall not pay any form of non-cash compensation to any solicitor in consideration of any Client referral. If an employee of the Company has identified a particular situation in which it might be appropriate to make such payments, such employee must consult the Chief Compliance Officer regarding obtaining a limited exception to the Policy and assisting in preparing and implementing certain revisions, amendments or supplements to this Policy in order to facilitate an appropriate arrangement between the Company and the solicitor.

The Company will not ordinarily permit non-cash compensation to be paid to a solicitor in the form of directed brokerage. In the event that the Company determines to permit such compensation, the Chief Compliance Officer shall ensure that adequate disclosure is made to the applicable Client(s) that, as a result of such directed brokerage, (i) the Company may be unable to negotiate commissions, block or batch client orders (in which case the Company may need to trade orders for the applicable Client accounts after orders for other Clients, with the result that market movements may work against the Client) or otherwise achieve best execution; (ii) such Client may be disadvantaged in obtaining allocations of new issues of securities that the Company purchases or recommends for purchase in other Client accounts. Such disclosure shall be in writing.

D. Oversight of Policy

The Chief Compliance Officer will be primarily responsible for implementing and overseeing this Policy. Specifically, the Chief Compliance Officer shall:

i.	review all proposed Solicitation Agreements to ensure that they comply with the provisions of this Policy and applicable law;

ii.	be responsible for obtaining and retaining all documentation required by this Policy prior to the consummation of any advisory relationship between the Company and any referred prospective Client or Investor; and

iii.	as needed, conduct periodic evaluations of the operations of each solicitor with which the Company has entered into a Solicitation Agreement.

VI.            PRIVATE PLACEMENT OF SECURITIES POLICY

A. General Policy

The Company shall only offer and/or sell securities and interests issued by its Funds to prospective Investors in private placements, as such term is defined in the Securities Act, and shall carefully monitor the number and type of investors to whom it offers and/or sells interests issued by the Funds to ensure that no Fund Investor shall be regulated as an “investment company” under the Investment Company Act.

B.	Regulatory Framework

1.    Section 3(c)(7)

Any U.S.-domiciled investment fund that invests in securities is required to register as an investment company under the Investment Company Act unless it falls within an exception to the definition of an “investment company” as set forth in Section 3(c) of the Investment Company Act. The limited exceptions to the definition of investment company provided by Section 3(c) of the Investment Company Act are Sections 3(c)(1) and 3(c)(7). In order to rely on Section 3(c)(7), the Funds must not engage in public offerings and must limit beneficial ownership to persons who are, at the time of their acquisition of interests in the fund, “qualified purchasers” and “knowledgeable employees”. A “qualified purchaser” is defined to include:

i.	a natural person or family owned company (the required family relationships are set forth in the legislation) owning at least $5 million in investments[11];

 11The term “Investments” is defined in Rule 2a51-1(b) promulgated by the SEC under the Investment Company Act. Set forth below, in summary form, are items that are included within the definition of “Investments”:

(a)	Securities, including securities of public and non-public companies and registered and private investment companies. Securities of an issuer that controls, is controlled by, or is under common control with, the Subscriber that owns such securities should not be included, unless the issuer of such securities is: (1) an investment vehicle exempted by Sections 3(c)(1) through 3(c)(9) of the Investment Company Act; (2) a public company; or (3) a company with shareholders’ equity of not less than $50 million;

(b)	Real Estate held for investment purposes;

(c)	Commodity interests held for investment purposes;

(d)	Physical commodities held for investment purposes;

(e)	To the extent not securities, financial contracts (as defined in section 3(c)(2)(B)(ii) of the Investment Company Act) entered into for investment purposes;

(f)	In the case of a subscriber that would be an investment company but for the exclusion provided by Section 3(c)(1) or 3(c)(7) of the Investment Company Act or is a commodity pool, any amounts payable to such subscriber pursuant to a binding commitment pursuant to which a person has agreed to acquire an interest in, or make capital contributions to the subscriber upon the demand of the subscriber; and

ii.	a trust not formed for the specific purpose of acquiring the securities offered, so long as the trustee or equivalent decision maker and each settlor or other asset contributor is a qualified purchaser; and

iii.	any other person, acting for its own account or the accounts of other qualified purchasers, that in the aggregate owns and invests on a discretionary basis at least $25 million in investments.

A “knowledgeable employee” is defined to include any natural person who is:

i.	an executive officer, director, trustee, general partner, advisory board member, or person serving in a similar capacity, of the covered company or any affiliated management person of the covered company; or

ii.	an employee of the covered company or an affiliated management person of the covered company (other than an employee performing solely clerical, secretarial or administrative functions with regard to such company or its investments) who, in connection with his or her regular functions or duties, participates in the investment activities of such covered company, other covered companies, or investment companies the investment activities of which are managed by such affiliated management person of the covered company, provided that such employee has been performing such functions and duties for or on behalf of the covered company or the affiliated management person of the covered company, or substantially similar functions or duties for or on behalf of another company for at least 12 months.

Before the Company admits any knowledgeable employee as an Investor in a Fund, the Chief Compliance Officer must be satisfied that the admission of such employee is consistent with regulatory guidance and applicable law then in effect.

If a Fund is required to look through an entity investor to determine beneficial ownership, each beneficial owner of such entity investor must also be a “qualified purchaser”. Transfers of interests in a 3(c)(7) fund by gift or bequest or pursuant to legal separation or divorce will be deemed to be made to a “qualified purchaser” if the transferor of such interests was a “qualified purchaser” (without regard to the status of the beneficiary of such transfer).

The Chief Compliance Officer, in consultation with the Company’s legal counsel, shall ensure that subscription documents booklets applicable to each Fund correctly elicit information reasonably designed to facilitate the Company’s determination of whether a prospective Investor is in fact a qualified purchaser. Copies of these questionnaires shall be kept with the books and records of the Company in accordance with the Company’s Recordkeeping Policy. The Chief Compliance Officer shall be primarily responsible for reviewing each Investor suitability questionnaire, and for making the determination regarding an Investor’s eligibility. If the information provided in the questionnaire is incomplete or ambiguous, the Chief Compliance Officer is primarily responsible for ensuring that prospective Investor is contacted, prior to authorizing the admission of such Investor into a Fund, in order to definitively ascertain such Investor’s eligibility.

(g)	Cash and cash equivalents held for investment purposes. Cash and cash equivalents include: (i) bank deposits, certificates of deposit, bankers acceptances and similar bank instruments held for investment purposes; and (ii) the net cash surrender value of an insurance policy.

In calculating a subscriber’s total Investments, any indebtedness incurred to acquire such investments must be deducted. A subscriber which is an entity may aggregate investments it owns with its majority-held subsidiaries.

Although Section 3(c)(7) places no limits on the number of investors in a Section 3(c)(7) fund, no more than 1,999 record holders should be admitted so that the Section 3(c)(7) fund will not be required to register under Section 12(g)(1) of the Exchange Act (which applies to companies having (i) 2,000 or more persons or (ii) 500 or more persons who are not accredited investors as holders of record and over $10 million in assets). The Chief Compliance Officer shall be primarily responsible for keeping track of the number of Investors in each Fund.

2.    Private Placements

In order for the Funds to rely on the exceptions provided by Sections 3(c)(1) or 3(c)(7) of the Investment Company Act, the Funds must not engage in a public offering to prospective investors. To comply with this requirement, the Funds must offer its securities or interests in private placements pursuant to Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder and/or in such other manner and/or to such other parties that does not require the security to be registered under the Securities Act, or if such offering is conducted outside of the U.S., pursuant to Regulation S promulgated under the Securities Act and/or otherwise in an exempt manner so as not to require registration under the Securities Act.

3.    Section 4(a)(2) and Regulation D

Generally, offerings of securities, including sales of interests in pooled investment vehicles, are subject to the registration requirements set forth under the Securities Act, unless an exemption from these registration requirements is available. Section 4(a)(2) provides an exception for “transactions by an issuer not involving a public offering”. Section 4(a)(2)’s private offering exemption is subject to restrictive interpretations by both the courts and the SEC.

Regulation D provides a non-exclusive safe harbor for private placements: (i) conducted in accordance with Section 4(a)(2); and (ii) not involving an offer or sale of its securities by general solicitation or advertising. Pursuant to Rule 506 under Regulation D, private offerings made to an unlimited number of “Accredited Investors” (as defined below) plus up to 35 non-accredited investors are exempt from the registration and other regulatory requirements of the Securities Act. Sales to non-accredited investors trigger certain disclosure requirements, the consequence of which is that the Company has determined, absent written approval by Senior Management and the Chief Compliance Officer, not to offer or sell securities in the Funds to non-accredited investors.

There is no dollar cap on the amount of securities that can be sold in reliance on the safe harbor.

An Accredited Investor is generally defined as any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

i.	any bank, any savings and loan association, any broker or dealer registered pursuant to section 15 of the Exchange Act; any insurance company, any registered investment company or small business development company; any Small Business Investment Company licensed by the U.S. Small Business Administration; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan if the investment decision is made by a plan fiduciary, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

ii.	any private business development company;

iii.	any organization described in section 501(c)(3) of the IRC, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

iv.	any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

v.	any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of purchase exceeds $1,000,000 (net worth for these purposes means the excess of total assets at fair market value, including home furnishings and automobiles, over total liabilities. For purposes of determining “net worth,” an individual must exclude the fair market value of his or her primary residence and the related amount of indebtedness secured by the primary residence up to its fair market value at the time of the sale of securities (except that if the amount of such indebtedness outstanding at the time of the sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability);

vi.	any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

vii.	any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person; and

viii.	any entity in which all of the equity owners are accredited investors.

Unlike the Accredited Investor test, the analysis of what constitutes general solicitation or advertising for purposes of Regulation D may vary under different circumstances. Generally, a pre-existing relationship between the issuer or its agent and the person being solicited, whereby the issuer has sufficient knowledge of such person’s sophistication and financial circumstances to establish that he or she is eligible to participate in the offer, may establish that no general advertising or solicitation has occurred. This requirement is met by an adviser soliciting investors from other funds that it manages or from other business dealings with such investors. Issuers may also solicit a limited number of institutional investors in one-on-one presentations in the absence of a pre-existing relationship without giving rise to a general solicitation, as long as public sources indicate that the investor is eligible to make the investment.

A pre-existing relationship may also be established if a potential investor responds to an eligibility questionnaire that provides the adviser with sufficient information to evaluate the potential investor’s sophistication and financial circumstances before any offering is made. In order to seek to ensure that potential investors do not become “pre-qualified” for the purpose of participating in a particular offering, the Company shall establish a 30-day waiting period between any pre-qualification of an investor and its investment in a Fund. (For a further discussion of what constitutes solicitation or advertising, please see the Company’s Advertising and Marketing Policy.)

The Chief Compliance Officer, in consultation with the Company’s legal counsel, shall ensure that subscription documents booklets applicable to each Fund correctly elicit information reasonably designed to facilitate the Company’s determination of whether a prospective Investor is in fact an Accredited Investor. Copies of these questionnaires shall be kept with the books and records of the Company in accordance with the Company’s Recordkeeping Policy. The Chief Compliance Officer shall be primarily responsible for reviewing each Investor suitability questionnaire, and for making the determination regarding an Investor’s eligibility. If the information provided in the questionnaire is incomplete or ambiguous, the Chief Compliance Officer shall be primarily responsible for ensuring that the prospective Investor is contacted, prior to authorizing the admission of such investor into a Fund, in order to definitively ascertain such Investor’s eligibility.

Generally, securities issued in Regulation D offerings are restricted securities that may not be transferred or sold except in reliance on an appropriate exemption from registration. The Chief Compliance Officer must approve all transfers of interests in the Funds to determine whether the transferee is eligible to receive the interest.

4.    Regulation S

Regulation S provides a safe harbor from the registration and prospectus delivery requirements of the Securities Act for offers and sales of securities that are sold in an offshore transaction, provided that there are no directed selling efforts in the U.S. Generally, an offshore fund can qualify under the Regulation S safe harbor if: (i) offers are made only to persons located outside the U.S. and purchase offers are accepted only from persons outside the U.S.; and (ii) no actions are taken that intend to, or which could reasonably be expected to result in, a conditioning of the U.S. market for the securities in question. To the extent that a Fund relies on Regulation S, the Chief Compliance Officer shall monitor the delivery and receipt of subscription documents, offering memoranda and other offering materials relating to such Fund to ensure ongoing compliance with Regulation S.

In addition, all marketing efforts undertaken in foreign countries shall be pre-cleared by the Chief Compliance Officer, who shall determine the appropriate marketing procedures and eligibility criteria that the Company will follow.

5.    Blue Sky Laws

In addition to Federal securities regulations, a Fund is subject to state securities laws of those states where persons who acquire its securities are domiciled.

The National Securities Markets Improvement Act of 1996 (“NSMIA”) created a class of securities referred to as “Covered Securities”. NSMIA preempts states from imposing their own regulations on Covered Securities and limits what states may require with respect to filings for Covered Securities. Under NSMIA, securities issued in a transaction under Rule 506 of Regulation D are Covered Securities. For a private placement under Rule 506, states can require a notice filing which consists of a Form D (as filed with the SEC), a consent to service of process and a filing fee. The notice filing is generally required to be made no later than 15 calendar days after the first sale in the applicable state. States cannot generally require that the filing be made any earlier or require that offering documents be filed. It should be noted that some states will charge a fee if the filing is late, and there are certain states that take the position that a Private Fund Client will lose the Rule 506 exemption if the filing is late. Some states may seek to take an administrative action such as a rescission offer if a filing is more than 30 days late.

As of the beginning of each month, the Chief Compliance Officer shall be notified of all sales of interests in the Funds for such month. The Chief Compliance Officer shall, in consultation with the Company’s legal counsel, be primarily responsible for ensuring that all required Blue Sky filings and payments are made with and to the appropriate state authorities. For blue sky purposes, all Fund Investors and amounts invested are included in the count for the notice filing, even if the Investor is no longer invested in the Fund. The primary state of residence for an individual and the principal place of business (and not state of formation) is generally the determining factor for state filings. It should also be noted that there may be other exemptions from registration that can be relied upon in states which do not require a filing, such as the exemption for sales only to institutional investors.

6.   Regulations Pertaining to Imposition of Fees by Registered Investment Advisers

The Advisers Act prohibits registered investment advisers from charging its clients performance fees or allocations unless such clients are “qualified clients”. A qualified client generally includes any person who:

●	has at least $1,000,000 in assets under management with an adviser and its affiliates;

●	has a net worth of $2,000,000; or

●	is a “qualified purchaser” or a “knowledgeable employee” (accordingly, this requirement is automatically satisfied with respect to Section 3(c)(7) Private Fund Clients).

This prohibition further requires that advisers look through investors that are unregistered funds relying on Section 3(c)(1) of the Investment Company Act in order to determine that each underlying beneficial owner is a qualified client. The Company has elected to impose a performance fee to Investors in its Funds. As such, the Company ensures that the investors in the applicable Section 3(c)(1) Fund are limited to persons who are qualified clients (and, for Section 3(c)(1) Funds formed outside the United States, non-U.S. persons). The Company shall require that all potential Investors in a Fund to complete investor suitability questionnaires in order to ascertain that each such prospective Investor is eligible to invest in a Fund that imposes a performance fee or allocation. Copies of these questionnaires shall be kept with the books and records of the Company in accordance with the Company’s Recordkeeping Policy. The Chief Compliance Officer shall be primarily responsible for reviewing each Investor suitability questionnaire, and for making the determination regarding a prospective Investor’s eligibility. If the information provided in the questionnaire is incomplete or ambiguous, the Chief Compliance Officer is primarily responsible for ensuring that prospective Investor is contacted, prior to authorizing the admission of such Investor into a Fund, in order to definitively ascertain such Investor’s eligibility.

7.   CFTC Regulation

The Company currently relies on an exemption from the requirement to register as a commodity pool operator (“CPO”) or commodity trading advisor (“CTA”). CFTC Rule 4.13 offers CPOs an exemption from registration as a CPO - Rule 4.13(a)(3). Rule 4.13(a)(3), which permits limited trading in futures and commodities, exempts a CPO from registration with the CFTC with respect to any pool: (i) whose interests are exempt from registration under the Securities Act and are offered and sold without marketing to the public in the United States; (ii) that satisfies certain de minimis financial tests as outlined below; (iii) in which participation is limited to, or that at the time of the investment the adviser reasonably believes that all participants are, accredited investors, trusts that were not accredited investors but that were formed by one or more accredited investors for the benefit of a family member, “knowledgeable employees” or qualified eligible participants (as defined below); and (iv) that is not marketed as, or in a vehicle for, trading in the commodity futures or commodity options markets.

For the purposes of meeting the de minimis condition of Rule 4.13(a)(3), a fund must meet one of the following tests with respect to its commodity interest positions whether entered into for bona fide hedging purposes or otherwise:

1.	The aggregate initial margin and premiums required to establish such positions, determined at the time the most recent position was established, will not exceed 5% of the liquidation value of the pool’s portfolio, after taking into account unrealized profits and unrealized losses on any such positions it has entered into; or

2.	The aggregate net notional value of such positions, determined at the time the most recent position was established, does not exceed 100% of the liquidation value of the pool’s portfolio, after taking into account unrealized profits and unrealized losses on any such positions it has entered into.

The Chief Compliance Officer shall monitor each Fund that is subject to the Commodity Exchange Act to confirm it meets the requirements for exemption from registration set forth in Rules 4.13(a)(3). The Company will file (prior to distribution of the subscription documents for such Fund) a notice of exemption with the NFA for each Fund for which it is claiming an exemption under Rules 4.13(a)(3). In addition, the Chief Compliance Officer shall ensure that adequate disclosure of the Company’s exemption from registration, describing the criteria pursuant to which the Company qualifies for such exemption and noting that, unlike a registered CPO (and/or CTA), it is not required to deliver a disclosure document or certified annual report to investors in such pools, is set forth in the private placement memorandum of each applicable Fund.

With respect to each Fund relying on an exemption under CFTC Rule 4.7, the Chief Compliance Officer shall ensure that the Company files a notice of claim for exemption with the NFA pursuant to Rule 4.7(d), naming each Fund for which it is seeking an exemption pursuant to Rule 4.7.

The Chief Compliance Officer, in consultation with the Company’s legal counsel, shall ensure that subscription documents booklets applicable to each Fund correctly elicit information reasonably designed to facilitate the Company’s compliance with the CFTC exemptions above. Copies of appropriate questionnaires shall be kept with the books and records of the Company in accordance with the Company’s Recordkeeping Policy. The Chief Compliance Officer shall be primarily responsible for reviewing each Investor suitability questionnaire, and for making the determination regarding an investor’s eligibility. If the information provided in the questionnaire is incomplete or ambiguous, the Chief Compliance Officer is primarily responsible for ensuring that prospective Investor is contacted, prior to authorizing the admission of such Investor into a Fund, in order to definitively ascertain such Investor’s eligibility.

C. Procedures

As noted above, in order for a Fund to comply with applicable law regarding the private placement of securities, the Fund shall rely on Regulation D and/or Regulation S, each of which provides a non-exclusive safe harbor for private placements conducted in accordance with Section 4(2) and which do not involve any public offering. To that end, and to assist in ensuring that each Fund avoids making a public offering of its securities, the Company, on behalf of each of its Funds, shall ensure that no documents relating to a Fund are publicly disseminated.

The dissemination of offering memoranda of Funds shall be documented by the Funds’ administrator. Offering memoranda, together with the subscription documents and other constituent documents, are generally distributed by email. Offering materials shall also contain a legend instructing the recipient not to copy or redistribute any offering materials provided by the Company, the Fund or its representatives or agents.

Use of marketing material must conform to the “general solicitation or general advertising” restrictions. Marketing material should not be delivered to prospective Investors unless accompanied by a copy of the offering memorandum, and all such materials should contain a prominent legend to the effect that it must not be reproduced or distributed.

Every prospective Investor in a Fund must be pre-qualified as an eligible investor prior to receiving any offering or constituent documents relating to such Fund. Prior to sending out any marketing materials or offering materials to any prospective Investor, the Company’s personnel permitted to send out such materials shall consult with the Chief Compliance Officer to determine whether there is a sufficient pre-existing relationship. The Chief Compliance Officer may require such personnel to, among other things (i) meet with and/or have one or more conversations with a prospective Investor, (ii) obtain certain written information and materials from a prospective Investor, (iii) have the prospective Investor complete a suitability questionnaire or (iv) provide the Chief Compliance Officer with written notes of its discussions with such prospective Investor.

Completed subscription documents shall be maintained by the Funds’ administrator and periodically reviewed by the Chief Compliance Officer to ensure that they are properly completed and executed, and that the subscriber is eligible to invest in the Fund. As maintenance of the subscription documents is outsourced to the Fund’s administrator, the Chief Compliance Officer shall periodically monitor such service provider’s work product to ensure compliance with this Policy.

The Company may permit information relating to a Fund to be posted on its website, if any, or on a third-party website only if: (i) the homepage of the site contains no information about any such Fund; (ii) the interior pages of the site are password protected; (iii) the interior pages of the site are available only to prospective Investors that have completed web-based questionnaires to determine that they are eligible investors in respect of a particular Fund; and (iv) prospective Investors are required to wait no less than 30 days after pre-qualifying before being permitted to invest in any Fund posted on the web site. All additions to any such site must be approved by the Chief Compliance Officer. (See the Company’s Advertising and Marketing Policy.)

D. E-Mail Communications

There are certain risks associated with sending offering and other materials via e-mail, including, without limitation, that the materials may be reproduced and widely distributed without the Company’s knowledge and that disclosure and terms may be varied.

E. Maintaining Investor Files

The Funds’ administrator shall establish and maintain a file for each Investor in a Fund which shall include, among other things, (i) copies of executed documents executed by such Investor (e.g., the Limited Funds Agreement and Subscription Agreement), (ii) copies of all correspondence to and from such Investor (including phone calls and correspondence sent via e-mail or other electronic means) and a list of reports sent to such Investor, (iii) all other materials received from or maintained for such Investor (including materials received or maintained when he or she was a prospective Investor), (iv) a log indicating date and description of written materials (including marketing materials) provided to such Investor, (v) a description of the due diligence performed to determine such Investor’s sophistication, accreditation and eligibility to invest, and (vi) such other items as the Chief Compliance Officer (or his or her designee) shall determine from time to time.

The Chief Compliance Officer and/or Funds’ administrator shall also maintain a complete list of Investors in each Fund, which shall include, at a minimum, (1) the name and address of each Investor, (2) the tax identification number of the Investor, (iii) if the Fund is relying on the exception from the definition of investment company provided in Section 3(c)(1) of the Investment Company Act, the number of beneficial owners that the investor is deemed to constitute, (iv) if the Investor can participate in new issues, and (v) the date and amount of each capital contribution and withdrawal or redemption.

These records may be maintained in hard copy and/or electronic format and shall be periodically reviewed by the Chief Compliance Officer.

VII.       ACCOUNT DOCUMENTATION AND ACCURACY OF DISCLOSURE POLICY

A. Purpose

The purpose of this policy regarding account documentation and accuracy of disclosure is to ensure that the Company: (i) obtains appropriate personal information from each prospective Investor prior to agreeing to provide investment advisory services to such prospective investor; (ii) ensures that all investment advisory contracts with its Clients conform to the express requirements of Section 205 of the Advisers Act and the rules promulgated thereunder; and (iii) makes full, fair, accurate and timely disclosure to each current and prospective investor of all material information relating to the investment advisory services currently being, or to be, provided by the Company to such current or prospective investor.

B. General Policy

Prior to admitting (or recommending the admittance of) a prospective investor into a Fund, establishing a Managed Account on behalf of a prospective Managed Account Client, or otherwise agreeing to provide investment advisory services to a prospective Client (each hereinafter referred to as an “investment”), the Company shall obtain and evaluate personal information relating to such prospective Client reasonably sufficient to determine if: (i) such prospective Client is eligible to become an advisory client of the Company and (ii) such prospective Client’s investment complies with applicable law and the Company’s fiduciary duties. In addition, the Company shall seek to ensure that all advisory contracts to which the Company is a party meet the requirements of Section 205 of the Advisers Act and the rules promulgated thereunder. Further, the Company is committed to ensuring that full, fair, accurate and timely disclosure is made to current and prospective Clients of all material information relating to the investment advisory services currently being, or to be provided by the Company to such current and prospective Clients.

C. Account Documentation

Prior to admitting (or recommending the admittance of) a prospective Investor into a Fund, establishing a Managed Account therefor or agreeing to provide investment advisory services to any other Client, the Company shall obtain written information reasonably sufficient for it to determine and document: (i) the identity of each prospective investor; (ii) such investor’s financial sophistication ( i.e., such investor’s knowledge and experience in financial and business matters that allow such investor to be capable of evaluating the relative merits and risks of the proposed investment); and (iii) whether such prospective investor’s investment complies with applicable law and the Company’s fiduciary duties to the applicable Investor or Client.

Each prospective investor must complete and execute appropriate documentation prior to commencement of the provision of investment advisory services. The Chief Compliance Officer (or his or her designee) shall review all completed and executed documentation in order to determine if such prospective Client’s receipt of investment advisory services is appropriate and in compliance with applicable law and the Company’s fiduciary duties. With respect to a Fund, the Chief Compliance Officer shall ensure that admittance of such prospective Investor complies with such Fund’s offering and constituent documents. Additionally, at the time that any new advisory relationship is commenced, the Company’s Private Placement of Securities Policy and Anti-Money Laundering Policy must be complied with in order to ensure that the Company has fulfilled all applicable statutory and fiduciary obligations. To the extent that such prospective Investor or Client was referred to the Company, the Chief Compliance Officer shall also refer to the Company’s Solicitation Arrangements Policy.

All required documentation listed above shall be submitted to the Chief Compliance Officer for final approval prior to the commencement of any of the advisory services discussed above. All required documentation shall be kept and maintained in accordance with the Company’s Recordkeeping Policy.

The Chief Compliance Officer may designate an administrator or other third-party service provider to perform all or some of these functions.

1. Benefit Plan Investors

The Company may provide investment advisory services to employee benefit plan or other retirement arrangements, which include: (i) employee benefit plans subject to ERISA (including, without limitation, pension, profit sharing, 401(k) and other defined contribution plans); (ii) plans described in Section 4975(e)(1) of the IRC (including individual retirement accounts and Keogh plans); and (iii) entities that are deemed to hold the assets of such employee benefit plans or retirement arrangements by reason of their investment in such entities (collectively “Benefit Plan Investors”). In the event that: (i) a Private Fund Client is deemed to hold the “plan assets” of Benefit Plan Investors as a result of such Benefit Plan Investors owning 25% or more of the value of any class of equity securities of the Private Fund Client (as determined under applicable DOL regulations) (“Plan Assets”), or (ii) the client is the Managed Account of a Benefit Plan Investor, the Company may be deemed to be a fiduciary under ERISA as a result of its providing investment advisory services directly or indirectly to Benefit Plan Investors. In such case, the Company may be subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the IRC. In order for the Company to determine whether a Private Fund Client is deemed to hold Plan Assets or the client is the Managed Account of a Benefit Plan Investor, the Company shall obtain information from each prospective investor in such Private Fund Client or from the prospective Managed Account Client sufficient for the Company to determine if the relevant prospective investors are Benefit Plan Investors. In the event that the Private Fund Client is deemed to hold Plan Assets or the client is the Managed Account of a Benefit Plan Investor, the Company shall comply with all applicable guidelines and requirements of ERISA and Section 4975 of the IRC (including any exemptions therefrom). One such exemption that may be available to registered investment advisers is the DOL’s prohibited transaction class exemption for transactions effected by so-called “qualified professional asset managers” (QPAM)

The Company may also provide investment advisory services to other employee benefit plans or retirement arrangements that are not subject to ERISA or Section 4975 of the IRC, such as: (i) governmental plans; (ii) church plans and (iii) non-U.S. plans, but which may be subject to federal, state, non-U.S. or other laws (that may or may not be similar to ERISA or Section 4975 of the IRC). The Company shall obtain information from each prospective investor in such Private Fund Client or from the prospective Managed Account Client sufficient for the Company to determine if the relevant prospective investors are employee benefit plans or retirement arrangements that are not subject to ERISA or Section 4975 of the IRC.

The Chief Compliance Officer may designate an administrator or other third-party service provider to perform all or some of these functions.

2. Advisory Contracts

The Company is committed to ensuring that all advisory contracts to which it is a party (including, without limitation, contracts providing for the provision of advisory services to a Private Fund or a Managed Account) conform to the express requirements of the Advisers Act and the rules promulgated thereunder. To that end, each advisory contract proposed to be executed by the Company generally shall: (i) not contain a provision designed to waive the Company’s requirement to comply with the Advisers Act and other applicable law; (ii) contain a provision stating that the Company may not assign the advisory contract without the prior written consent of the other party to such advisory contract; (iii) provide that the Company will not receive a performance, incentive, contingency or other fee based on a share of the capital appreciation or capital gains generated from the advisory services provided unless the prospective investor is a “qualified client” (see the Company’s Private Placement of Securities Policy) or a separate exemption applies with respect to such prospective investor, and (iv) be evidenced in writing, signed by the prospective Client and an authorized representative of the Company.

A completed, executed copy of all such advisory contracts shall be kept and maintained in accordance with the Company’s Recordkeeping Policy.

D. Accuracy of Disclosure

The Company is committed to ensuring that all prospective and existing Clients receive full, fair, accurate and timely disclosure of all material information relating to the investment advisory services to be, or currently being, provided by the Company to such prospective or existing Client. With respect to the Funds, all such disclosures shall be made in such Funds’ offering and constituent documents.

The Chief Compliance Officer shall be primarily responsible for ensuring that all documentation evidencing such disclosures is full, fair, accurate and timely (including ensuring that such documentation does not contain any untrue statement and is not materially misleading). Accordingly, all such documentation, including each offering document relating to a Fund, shall be submitted to the Chief Compliance Officer for review. Where appropriate, the Chief Compliance Officer shall delegate to each department of the Company that is familiar with the issues and underlying facts relating to such disclosures the responsibility to verify that certain disclosures in such documentation are full, fair, and materially accurate.

The Chief Compliance Officer and such members of Senior Management (or other employees) as he or she designated shall review the offering documents for each Fund regularly to determine if the disclosure therein remains accurate and complete and consistent with legal requirements. A similar review of the subscription documents should also be conducted. Notwithstanding the foregoing, the Chief Compliance Officer and such members of Senior Management (or other employees) as he or she designated should also consider whether changes to such documents due to material changes in the Company’s business (for instance due to changing personnel or investment strategy). All changes must be reviewed and approved by the Chief Compliance Officer and the Managing Member. Any changes to the offering memorandum for any Fund formed outside the United States may also need to be approved by such Fund’s directors and certain regulatory filings may be required. The Chief Compliance Officer shall maintain copies of all final versions of offering memoranda and subscription documents.

VIII.       ANTI-MONEY LAUNDERING POLICY

The review of all documentation required to be submitted by new Investors in a Fund is critical to the Company's ability to rely on registration exemptions, which may be conditioned upon Accredited Investor or Qualified Purchaser status. Accordingly, the Company places a high degree of importance on this process.

The Company has retained an administrator (the "Administrator") to review all documents provided by prospective Fund Investors. The Chief Compliance Officer will coordinate with the Administrator to ensure that all necessary information, including completed Fund subscription agreements, is obtained from Investors and that all legal and Company internal requirements are satisfied. All required documentation, including subscription agreements, must be completed and reviewed before the new Investor is accepted into the relevant Fund. If Investor money is received before all required documents are submitted by the investor, the Administrator must (i) immediately contact the potential Investor, (ii) make a request for all outstanding documentation and (iii) state that the money will not be invested in a Fund until such documentation is received.

The Company is committed to preventing money laundering and the financing of terrorist and other illegal activities. The Company has adopted anti-money laundering policies and procedures pursuant to the general requirements of Section 352 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001 (the “USA Patriot Act”). It should be noted that in addition to its own procedures, the Company obtains assistance from its Administrator to satisfy applicable anti-money laundering (“AML”) regulations, whether under the USA Patriot Act or of another jurisdiction, such as the Cayman Islands.

Anti-money laundering due diligence is to be completed prior to accepting a new Investor. While conducting its new Investor review procedures, should any employee of the Company note any issues or suspicious activity related to an Investor as part of its anti-money laundering due diligence, he or she will bring their concern to the attention of the Chief Compliance Officer and t AML Officer, Aaron Keller. Similarly, should the Administrator note any issues or suspicious activity related to an Investor as part of its AML due diligence, it will bring its concern to the attention of the Company, and the Chief Compliance Officer/AML Officer will also be notified. The Company will investigate, with possible assistance from the Administrator, and no money will be invested in a Fund, until the matter is resolved. If necessary, the Company will file a Suspicious Activity Report (“SAR”) with the Financial Crimes Enforcement Network (“FinCEN”) no later than 30 days after the date of the initial detection of a suspicious activity. The SAR may be filed by the Company or the Administrator.

Both the Company and each Fund’s Administrator shall establish and maintain records for each new Investor containing: (a) originals of all correspondence sent to it by the investor; (b) originals of all correspondence sent to the investor by Electron; and (c) copies of correspondence with third parties representing the Investor. The Chief Compliance Officer is responsible for ensuring that the Administrator establishes and maintains such files.

The Company shall, on a periodic basis, test its policies as well as those of the Administrator. This testing shall be conducted by the designees of the AML Officer and those who conduct the testing will not be involved in the operation of the AML program itself. The testing will include, but not be limited to: testing the Company’s Administrator to ensure that they follow the Company’s AML procedures, ensure that all outstanding documentation and items required under the Company’s AML procedures were obtained, and ensure that enhanced procedures for Investors who come from non-schedule 3 countries were followed.

In addition, the Company will provide periodic compliance training programs to educate employees about the requirements and obligations under its AML program.

It should also be noted that as of the date of this Compliance Manual, the Financial Crimes Enforcement Network (“FinCEN”), a bureau of the U.S. Department of the Treasury, proposed a rule which, if adopted, would require registered investment advisers to establish AML programs and report suspicious activity. To the extent new rules are adopted by FinCEN, Electron will work to adopt additional policies and procedures (as needed) to meet any new requirements

IX.      SAFEGUARDING CLIENT ASSETS POLICY

A. General Policy

As an SEC registered investment adviser the Company is required to comply with Rule 206(4)-2 (also known as the “Custody Rule”) with respect to those Clients for which the Company is deemed to have “custody” of Client funds or securities. The Custody Rule requires advisers having such custody to satisfy certain detailed requirements set forth in the Custody Rule.

Custody includes:

●	Actual possession of client funds or securities;

●	Any arrangement (including a general power of attorney) under which a registered investment adviser is authorized or permitted to withdraw client funds or securities upon instruction to a custodian;

●	Any capacity (such as a GP of a limited partnership, or a comparable position for another type of pooled investment vehicle) that gives an adviser or any supervised person legal ownership of, or access to, client funds or Securities; and

●	Custody by a related person in connection with advisory services provided to the registered investment adviser’s clients.

B.	General Requirements for Advisers with Custody

An investment adviser with custody of client funds or securities must implement certain procedures to safeguard those assets. The requirements imposed by the Custody Rule generally apply only to those assets over which a registered investment adviser has custody, rather than all of the assets under the registered investment adviser’s management. The Custody Rule requires a registered investment adviser with custody to provide information about such custody arrangements in Part 1A of its Form ADV and comply with the following four general requirements:

●	Maintain the clients’ assets at a Qualified Custodian[14] in the clients’ names, or in the registered investment adviser’s name, as agent or trustee for the clients;

●	Upon opening or changing an account on behalf of a client, notify the client in writing of the account’s custodian, the custodian’s address, and the manner in which the client’s assets are maintained (where the registered investment adviser also sends account statements to affected clients, it must include in the notice and account statements language suggesting that the affected clients compare the registered investment adviser’s account statements to those issued by the custodian);

[14]	The term “Qualified Custodian” includes:

i.	any bank or a savings association which is FDIC insured;

ii.	any broker-dealer which holds client funds and securities in customer accounts;

iii.	any futures commission merchant[14] that holds client funds and securities in customer accounts or maintained to the extent the securities are incidental to the client’s futures transactions; and any foreign financial institution that traditionally holds financial assets for its customer in a segregated account from the foreign financial institution’s proprietary assets.

●	Have a reasonable basis, after “due inquiry,” to believe that the Qualified Custodian sends account statements to clients at least quarterly; and

●	Arrange for an independent public accountant to conduct a surprise verification of assets at least annually, unless an exception is available.

C.	Determining Whether the Company has Custody of Client Assets

1.	Definition of Custody

The Custody Rule defines the term custody to mean “holding, directly or indirectly, client assets, or having any authority to obtain possession of them”, and includes:

i.	possession of client assets (but not of checks drawn by clients and made payable to third-parties) unless the adviser receives such assets inadvertently and returns them to the sender promptly, but in any case, within 3 business days of receiving them;

ii.	any arrangement (including a general power of attorney) under which the investment adviser is authorized or permitted to withdraw client funds or securities maintained with a custodian upon the adviser’s instruction to the custodian, but excluding arrangements where such authorization or permission is limited to the authority to deduct only the adviser’s advisory fee; and

iii.	any capacity (such as general partner of a limited partnership, managing member of a limited liability company or a comparable position for another type of pooled investment vehicle, or trustee of a trust) that gives the investment adviser or its supervised persons legal ownership of, or access to, client funds or securities.

In addition, the Custody Rule provides that a registered investment adviser will have custody of any client assets that are directly or indirectly held by a “related person” in connection with the advisory services provided by the registered investment adviser. A related person is a person directly or indirectly controlling or controlled by the registered investment adviser or a person under common control with such adviser.

2. Procedure to Determine Whether the Company has Custody of Client Assets

The Chief Compliance Officer shall ensure that all investment management agreements and other agreements with each Client, as well as the records of the Company containing information regarding the movement of assets into and/or out of the account of each Client, are analyzed to determine whether the Company is deemed to have custody of the assets of a Client. The Chief Compliance Officer shall ensure that a written record (which may be electronic) is maintained of the conclusion of each such review in accordance with the Company’s Recordkeeping Policy.

3. Ensuring Client Assets are Placed in the Care of a Qualified Custodian

If it is determined that the Company has custody of a Client’s assets, the Company shall maintain such Client’s assets with a Qualified Custodian in a separate account for such Client under such Client’s name, or in accounts that contain only Client assets, under the Company’s name, as the Client’s agent or trustee. The Custody Rule does not apply to assets held by registered investment companies, such as mutual funds, closed-end investment companies or exchange-traded funds (ETFs).

4. Definition of Qualified Custodian

The term “Qualified Custodian” includes:

i.	any bank[15] or a savings association[16] which is FDIC[17] insured;

ii.	any broker-dealer[18] which holds client funds and securities in customer accounts;

iii.	any futures commission merchant[19] that holds client funds and securities in customer accounts or maintained to the extent the securities are incidental to the client’s futures transactions; and

iv.	any foreign financial institution[20] that traditionally holds financial assets for its customer in a segregated account from the foreign financial institution’s proprietary assets.

[15]	As defined under Section 202(a)(2) of the Advisers Act, the term “bank” means: (i) a banking institution organized under the laws of the United States; (ii) a member bank of the Federal Reserve System; (iii) any other banking institution or trust company, whether incorporated or not, doing business under the laws of any state or of the United States, a substantial portion of the business of which consists of receiving deposits or exercising fiduciary powers similar to those permitted to national banks under the authority of the Comptroller of the Currency, and which is supervised and examined by state or federal authority having supervision over banks, and which is not operated for the purpose of evading the provisions of this title; and (iv) a receiver, conservator, or other liquidating agent of any institution or firm included in clauses (i), (ii), or (iii) above.

[16]	As defined under Section 3(b)(1) of the Federal Deposit Insurance Act, the term “savings association” means (i) any Federal savings association; (ii) any State savings association; and (iii) any corporation (other than a bank) that the Board of Directors and the Director of the Office of Thrift Supervision jointly determine to be operating in substantially the same manner as a savings association.

[17]	Federal Deposit Insurance Company.

[18]	Registered under Section 15(b)(1) of the Exchange Act. As defined under Section 3(a)(4)(A) of the Exchange Act, the term “broker” means any person engaged in the business of effecting transactions in securities for the account of others. As defined under Section 3(a)(5)(A) of the Exchange Act, the term “dealer” means any person engaged in the business of buying and selling securities for such person’s own account through a broker or otherwise.

[19]	Registered under Section 4f(a) of the Commodity Exchange Act. The term “futures commission merchant” means any person registered or required to be registered as a futures commission merchant with the Commission under the Commodity Exchange Act (7 U.S.C. 1 et seq.), except persons who register pursuant to section 4f(a)(2) of the Commodity Exchange Act, 7 U.S.C. 6f(a)(2).

[20]	Foreign financial institutions can include the above mentioned Qualified Custodians that clients and advisers customarily utilize for custodial services.

5. Procedures to Ensure the Company has Placed Client Assets with a Qualified Custodian

The Company shall enter into an agreement with such number of Qualified Custodians as are required to hold the assets of each Client. A copy of each agreement shall be maintained by the Chief Compliance Officer. The Chief Compliance Officer shall ensure that a spreadsheet or other record is maintained indicating which Qualified Custodian holds the assets of each Client in accordance with the Company’s Recordkeeping Policy.

Promptly after opening an account with a Qualified Custodian, the Company shall notify the Client in writing of the Qualified Custodian’s name, address, and the manner in which the Client’s assets are being maintained. The Company shall promptly notify the Client after any changes to the foregoing information.

The Chief Compliance Officer shall ensure that a monthly account reconciliation is performed to determine whether the assets of each Client are being held by the Qualified Custodian(s) and to verify the accuracy of the records maintained with respect such Qualified Custodian. The Chief Compliance Officer and/or funds’ administrator shall maintain a copy of each account reconciliation in accordance with the Company’s Recordkeeping Policy.

Note that privately-offered securities and shares of open-end mutual funds over which the Company has custody are not required to be maintained with a Qualified Custodian (except as provided below).

6. Account Statement and Audit Requirements

The Custody Rule imposes a number of obligations with respect to the delivery of account statements to clients. Generally, if a registered investment adviser has custody of its client’s assets, the adviser must conduct a “due inquiry” in order to establish a reasonable basis for believing that the Qualified Custodian(s) which hold such assets sends account statements to each client no less frequently than quarterly.

Under the Custody Rule, registered investment advisors with custody of the assets of private pooled investment vehicles are exempt from the requirement to have the Qualified Custodian distribute periodic account statements if the pooled investment vehicle is audited annually by an accountant registered with and subject to regular inspection by the Public Company Accounting Oversight Board (“PCAOB”) and sends copies of the pool’s audited financial statements to its investors within 120 days of the end of the pool’s fiscal year (180 days for funds of funds).

7. Private Fund Clients

The Company currently satisfies the provisions of the Custody Rule with respect to each Fund by complying with the audit exception to the Custody Rule. Accordingly, the Company shall engage an accounting firm/auditor registered with the and subject to the regular inspection by the PCAOB (a “PCAOB Accountant”) to complete an audit of each Fund after the end of its fiscal year, and upon liquidation of each such Fund. The agreement evidencing such engagement shall be maintained by the Chief Compliance Officer in accordance with the Company’s Recordkeeping Policy.

The Company shall require in each engagement agreement that (i) the auditor completes its audit at a time that will enable the Company, on behalf of each Fund to distribute audited financial statements to Investors in each such Client within 120 days of the end of the fiscal year for such Fund; and (ii) the auditor shall finalize audited financial statements promptly after liquidation of each such Fund.

If a Fund does not timely distribute audited financial statements to its investors in according with this Policy, the Company shall re-evaluate whether it has a reasonable basis for believing that it can distribute audited financial statements in a timely manner in subsequent fiscal years. If the Company cannot for this reasonable belief, that the Company shall cease relying on the audit exception with respect to such Fund and otherwise comply with this Policy and the Custody Rule by (i) ensuring that the Fund’s Qualified Custodian(s) distribute account statements at least quarterly to investors in the Fund; (ii) maintaining the Fund’s privately offered securities with the Qualified Custodian(s); and (iii) ensuring that the assets of such Fund are subject to the annual surprise examination described below.

The Company is not required maintain non-transferable stock certificates or “certificated” LLC interests that were obtained in a private placement (“private stock certificates”) with a Qualified Custodian, provided that (1) the Fund is a pooled investment vehicle that is subject to a financial statement audit in accordance with paragraph (b)(4) of the Custody Rule; (2) the private stock certificate can only be used to effect a transfer or to otherwise facilitate a change in beneficial ownership of the security with the prior consent of the issuer or holders of the outstanding securities of the issuer; (3) ownership of the security is recorded on the books of the issuer or its transfer agent in the name of the Fund; (4) the private stock certificate contains a legend restricting transfer; and (5) the private stock certificate is appropriately safeguarded by the Company and can be replaced upon loss or destruction.

8. Special Purpose Vehicles (SPVs)

The Company may utilize special purpose vehicles (“SPVs”) to hold certain Client assets. With respect to these SPVs, the Company shall: (i) treat each SPV as a separate Client (and comply with this Policy accordingly); or (ii) treat the SPV’s assets as assets of each applicable Client that utilizes such SPV.

9. Custody by Related Persons

The Custody Rule imposes additional obligations if the Company directly or indirectly maintains custody of Client assets with a “related person”. The Company currently does not maintain custody with a related person of the Company. If the Company ever maintains custody with a related person, The Chief Compliance Officer will implement a policy.

X.      RECORDKEEPING POLICY

A. Purpose and Scope

The purpose of this policy regarding recordkeeping is to ensure that the Company implements and maintains appropriate procedures for cataloguing and preserving its books and records in accordance with applicable law. This Policy outlines the types of books and records that are maintained by the Company, how the Company catalogues and maintains such books and records, and who is responsible for maintaining them.

B. General Policy

The Company is subject to Section 204 of the Advisers Act which requires every registered investment adviser to make and keep all of its records as prescribed in rules set forth by the SEC. Rule 204-2 of the Advisers Act requires registered investment advisers to make and maintain specified books and records on a true, accurate and “current” basis (i.e., posted as soon as practicable).

The requisite books and records can generally be divided into four categories: (i) organization and business records; (ii) documents relating to the adviser’s Clients (and the investors in any Funds); (iii) records of personal transactions made by personnel of the adviser or in which it or any of its advisory representatives have direct or indirect beneficial ownership; and (iv) records of the adviser’s custodial activities.

C. Retention Period

Unless otherwise noted below, the Company will keep all required records for a minimum of 5 years from the end of the fiscal year in which the last entry was made on such record or, in the case of Marketing Materials (as defined below), the fiscal year in which the Company last published or otherwise disseminated the relevant information.

D. Books and Records Generally

Section 3(a)(37) of the Exchange Act broadly defines “records” as “accounts, correspondence, memorandums, tapes, discs, papers, books, and other documents or transcribed information of any type, whether expressed in ordinary or machine language.”

Any communication, written or electronic, that a registered investment adviser sends or receives that pertains to any of the categories of “records” set forth in Rule 204-2 must be maintained for recordkeeping purposes under the Advisers Act. Generally, such records will be retained in electronic format.

E. Records Relating to Company Organization and Business

It is the Company’s policy to comply in all respects with applicable law regarding recordkeeping, including Rule 204-2 and all applicable no-action letters and other interpretative advice issued by the SEC. All records and books, both hard copy and electronic, including correspondence sent or received will be maintained, discarded and/or deleted in accordance with Rule 204-2 and this Policy. The Company’s Policy generally includes records included in the categories below. An outline of the specific recordkeeping requirements under Rule 204-2 and relevant SEC guidance follows this Policy as Exhibit D.

1. Organization Documents

The Company will keep and preserve its organizational documents and instruments and the organizational documents and instruments of each Fund, including operating agreements, partnership agreements, articles of formation, certificates of limited partnership, minute books, stock certificate books, and any other relevant constituent formation document, electronically and easy accessible for at least three years after termination of the Company’s existence, or that of any successor.

2. Accounting Records

The Company will maintain, electronically or otherwise, copies of the following accounting records in accordance with this Policy and applicable law:

i.	journals, including cash receipts and disbursement records, and any other records of original entry forming the basis of entries in any ledger;

ii.	general and auxiliary ledgers (or other comparable records) reflecting asset, liability, reserve, capital, income and expense accounts;

iii.	check books, bank statements and canceled checks, and cash reconciliation records; and

iv.	trial balances, financial statements and internal audit working papers relating to the Company’s advisory business.

3. Written Communications

The Company will maintain, electronically or otherwise, copies of all written communications (including e-mails) received and copies of all written communications sent by it that relate to the following:

i.	any recommendation made with respect to interests in any Fund or other security, and any advice given with respect to any Managed Account or with respect to interests in any Fund or other security;

ii.	any receipt, disbursement or delivery of funds or interests in any Managed Account, any Fund or other securities;

iii.	the placing or execution of any order to purchase or sell any security; and

iv.	the termination of an investment advisory agreement or other advisory relationship with a Client.

v.	Notwithstanding the forgoing, the Company will not be required to keep:

vi.	unsolicited market letters or other communications of general public distribution that have not been prepared by or specifically for the Company; or

vii.	the names and addresses of those people who have been sent any notice, circular or other advertisement, if such notice, circular or other advertisement has been sent to more than 10 persons. However, if such notice, circular or other advertisement is distributed to people named on any list, the Company will keep with the copy of such notice, circular or other advertisement a memorandum describing the list and source thereof.

4.	Marketing Materials

The Company will maintain, electronically or otherwise, a copy of each notice, circular, advertisement, newspaper article, investment letter, bulletin, sales material, presentation material, questionnaire, video tape or other communication (collectively, “Marketing Materials”) that the Company circulates or distributes, directly or indirectly, to 10 or more persons. If such Marketing Materials recommend the purchase, holding or sale of a specified security but do not state the reasons for such recommendation, the Company will make and maintain a memorandum indicating the reasons for such recommendation along with the Marketing Materials.

The Company will maintain, electronically or otherwise, all accounts21, books, internal working papers and any other records or documents necessary to form the basis for, or demonstrate the calculation of: (i) the performance or rate of return of any and/or all Client accounts; or (ii) a securities recommendation in any Marketing Materials that the Company circulates or distributes, directly or indirectly, to any person outside the Company. Such performance-verifying records will include internal custodial or brokerage statements that confirm the accuracy of account statements, and independent auditors’ reports.

To the extent that account statements for managed account clients of the Company reflect all debits, credits and other transactions in the account for the period of the statement, and all worksheets necessary to demonstrate the calculation of the performance or rate of return of the accounts referred to in the sales material, such account statements will be deemed to satisfy the foregoing requirements relating to performance-verifying records. All supporting documentation for any Marketing Materials must be maintained from the earliest period covered or referenced in such material.

5. Disclosure Statements

The Company will catalogue and maintain, electronically or otherwise, records related to its disclosure statement (Form ADV Part 2), including:

i.	a copy of each written disclosure statement (each brochure and brochure supplement) and each amendment or other modification (if any) thereof, or any brochure containing such disclosure, and each summary of material changes not contained in a brochure that was given or sent to any Client or prospective Client by the Company, or any solicitor or distributor;

[21]	For purposes of this Policy, an “account” will include any precise list of financial transactions the Company maintains on behalf of its Clients.

ii.	a record of the dates each such disclosure statement or brochure or brochure supplement, and each revision or amendment thereof, and each summary of material changes not included in a brochure was given or offered to any Client or prospective Client; and

iii.	all written acknowledgements of receipt of the Company’s written disclosure statement and the written disclosure statement of any solicitor or distributor obtained from Clients or prospective Clients, and copies of the disclosure documents delivered to Clients by any solicitor or distributor.

6. Bills

The Company will catalogue and maintain, electronically or otherwise, records of all bills or statements (or copies thereof), paid or unpaid, relating to the business of the Company in accordance with this Policy and applicable law.

7. Miscellaneous Business Records

To the extent applicable, the Company will catalogue and maintain, electronically or otherwise, the following records in accordance with this Policy and applicable law:

i.	records of soft dollar arrangements, if any, and any commissions paid to brokers for research, brokerage services and administrative services provided, with commission dollars allocated in accordance with the product or service received. Such records include, but are not limited to:

ii.	a signed acknowledgement from each Company employee or other associated person[22] attesting that he or she has been informed of and understands his or her soft dollar responsibilities;

iii.	an annual soft dollar master budget setting forth details of the Company’s annual use of soft dollars;

iv.	brokers’ statements listing and detailing the products or services received for soft dollars [, including appropriate break-downs for mixed-use products]; and

v.	other records that would allow clients to understand the types of products and services being purchased and permit them to evaluate possible conflicts of interest.

vi.	initial and annual privacy notices sent to Clients and prospective Clients. The Company will keep and preserve these records in an easily accessible place for at least five years (the first two of which in an appropriate office) from the end of the fiscal year during which the Company last published or otherwise disseminated the notice;

[22]	For purposes of this Policy, the term “associated person” will include any person or entity affiliated or otherwise associated with the Company.

vii.	written policies and procedures designed to prevent the misuse of material, nonpublic information by the Company, its employees or other associated persons;

viii.	a copy of the Company’s Code of Ethics and Insider Trading Policy, records of any violations thereof and actions taken as a result, and a record of all written acknowledgements as required by Rule 204A-1(a)(5) for each person who is currently, or within the past five years was, a supervised person of the Company;

ix.	copies of any reports made by Company employees or other associated persons under the Code of Ethics, a record of the names of the Company employees or other associated persons who are currently, or within the past 5 years were, “Access Persons” of the Company, as defined in the Code of Ethics, and a copy of any decision to approve the acquisition of securities by such employees or other associated persons and the reasons in support thereof;

x.	copies of the Company’s proxy voting policies and procedures, proxy statements received by the Company, records of each vote cast by the Company, any documents created by the Company that were material to making a decision on how to vote proxies, each written client request for information regarding how the Company voted proxies on behalf of the client, and any written response by the Company to such request;

xi.	a copy of this Policy, along with any amendments or modifications hereto, and all records documenting compliance monitoring, testing and review activities in accordance with applicable law and this Policy; and

xii.	copies of the Company’s other compliance policies and procedures in effect at any time during the past 5 years, and any records documenting the Company’s annual review of those policies and procedures.

F.	Records Relating to Client Accounts

1. Written Agreements

The Company will catalogue and maintain, electronically or otherwise, records (or copies) of all written agreements with any Client or that otherwise relate to the business of the Company, including, but not limited to, investment advisory agreements and guidelines, as well as amendments and other modifications thereto.

2. Transaction Records

The Company will catalogue and maintain, electronically or otherwise, all Client transaction records showing the securities purchased and sold for each Client, and the date, amount and price of each purchase and sale. The Company will maintain a record for: (i) each order given by the Company for the purchase or sale of any security; (ii) any instruction received by the Company regarding the purchase, sale, receipt or delivery of a particular security; and (iii) any amendments and other modifications to, or cancellation of, any such order or instruction. Such memorandum must further identify:

i.	the terms and conditions of the order (and any instructions, modifications or cancellations);

ii.	the person affiliated or otherwise associated with the Company who recommended the transaction to the client and the person who placed such order;

iii.	the accounts for which such order was entered, the date of entry, and the bank, broker or dealer by or through whom such order was executed, where appropriate;

iv.	whether the order was entered in the exercise of discretionary power;

v.	where applicable, the capacity in which the Company was acting when it executed a principal or agency cross transaction; and

vi.	the consent of the Client where applicable.

3. Position Records

The Company will catalogue and maintain, electronically or otherwise, true, accurate and current records of the positions of each portfolio being supervised or managed on behalf of a Client. Such position records will indicate separately for each Client: (i) the securities purchased and sold and the date, amount and price of each such purchase and sale; and (ii) for each security in which the Client has a current position, the name of the Client (or information from which the Company could promptly furnish the name of the Client) and the amount or interest of such Client.

4. Client Records

The Company will also catalogue and maintain electronically or otherwise, all records relating to Client accounts, including the following:

i.	Client account numbers, balances, names and addresses, written correspondence (to and from Clients), statements, and any other computer-generated reports that contain identifiable Client information;

ii.	initial documentation of all new Client accounts (together with associated paperwork), which documentation the Company will keep and preserve for no less than 5 years after the Client ceases to be a Client of the Company;

iii.	a record/memorandum of any verbal/oral responses to Clients with respect to any requests for information; and

iv.	copies of any complaints[23] made or submitted by Clients relating to the investment advisory activities of the Company and all actions taken by the Company in response thereto.

[23]	For purposes of this Policy, a “complaint” is any written or oral statement of a Client or person acting on behalf of a Client alleging a grievance involving the Company’s investment advisory activities filed with any court, regulatory agency, the Company or any other applicable entity.

G. Records Relating to the Company’s Code of Ethics and Personal Transactions

In addition to the records relating to the Company’s Code of Ethics and Insider Trading Policy described above, the Company will catalogue and maintain, electronically or otherwise, all reports and records relating to personal securities transactions of all Access Persons (as defined in the Company’s Code of Ethics) as required by the Company’s Code of Ethics. Please refer to the Code of Ethics and Insider Trading Policy for additional information regarding the recordkeeping of personal securities transactions.

H. Electronic Records

Pursuant to SEC guidance, an “electronic record” includes all forms of electronic communication or information, including incoming and outgoing electronic records, e-mails, instant messages and text messages as well as electronic drafts, notes and calendars relating to the business of the Company that have been reproduced from “hard copy” or which can be retrieved from electronic media, such as computers and related accessories that relate to the business of the Company, whether or not prepared during business hours or in the Company’s place of business, irrespective of their location. All records that fall within the enumerated categories of records under this Policy will be kept and maintained in accordance with applicable law for the specified retention periods for such records as set forth herein. In the event that the SEC or any relevant regulatory agency changes or updates the definition an “electronic record”, the Chief Compliance Officer will revise the relevant procedures under this Policy accordingly.

I. Storage

Rule 204-2(g) permits records to be stored on a micrographic medium or other electronic storage medium. Electronic records will be retained through a software tracking system or other comparable device that identifies those electronic records that fall within the scope of this Policy by way of key word detection and/or a random sampling of electronic records. The electronic records will be preserved via Microsoft Cloud (or such other basis as the Chief Compliance Officer determines to be applicable) and archived on a daily basis.

The Company will maintain its records on a computer storage medium as follows:

i.	organized and indexed to permit easy location, access, and retrieval of any particular record;

ii.	maintain backup copies in a separate location from the originals for the requisite time periods set forth herein;

iii.	with access limited only to authorized personnel on a need-to-know basis;

iv.	stored according to procedures for maintenance and preservation of, and access to, records, as determined by the Chief Compliance Officer from time to time, so as to reasonably safeguard from loss, alteration or destruction;

v.	available for access, viewing and printouts or copy of the computer storage medium of any records, such that the Company will be capable of producing legible copies of any particular record in response to regulatory requests in a short period of time; and

vi.	stored exclusively in a format that can be reasonably safeguarded from loss, alternation or destruction.

In the event the Company terminates its business activities (i.e., in the event the Company dissolves and must wind up its affairs, etc.), the Company will arrange for, and be responsible for, the preservation of the books and records required to be maintained and preserved for any remainder of the retention periods specified herein, and will notify the SEC in writing of the exact address where such books and records will be maintained during such retention period.

Generally, all records will be kept in a manner that preserves the integrity of the record and prevents damage or loss, and which provides access only to those authorized persons in need of such records.

J. Destruction/Deletion

The Chief Compliance Officer will oversee the selection and destruction or deletion of any records, and will implement appropriate mechanisms, such as scheduled reviews and shredding protocols, to properly safeguard the integrity and confidentiality of the records and to ensure against any inappropriate losses or erasures. Any requests to modify the retention period of specified records are subject to the express written approval of the Chief Compliance Officer. No records may be destroyed or deleted without the prior express written consent of the Chief Compliance Officer.

The Company will not delete or destroy any Company records relevant to any pending or imminent litigation or government investigation, or any audit in respect of the Company or any advisory representative or associated person, until the matter is closed or the Chief Compliance Officer determines that disposal of such document is appropriate and in accordance with this Policy and all applicable law.

In the event the Company becomes aware of any Client proceeding or regulatory inquiry, the Chief Compliance Officer will immediately inform all affected departments to suspend the destruction of any relevant records.

K. Electronic Record Guidelines

All Company employees and other associated persons will conduct all Company related business on a communications network monitored and maintained by the Company.

When a computer workstation is retired or assigned to a new user, the Chief Compliance Officer will be contacted before any data or files of any kind are altered or removed.

The Company will inform all personnel with access to Client records not to leave their computers unattended unless they are turned off or secured in some appropriate manner.

All information on an electronic storage medium will be kept until the retention periods of all records maintained on such medium have elapsed. In addition, all electronic records will be backed-up monthly.

If the computer program or other electronic software that produced a particular electronic record is not widely accessible, then the Chief Compliance Officer will ensure that a hard copy of such record is printed and saved or that the electronic record is converted into a more widely used format.

The Chief Compliance Officer will ensure that when ownership of records changes, passwords and security access to relevant computer applications and documents must also change appropriately.

Any records kept electronically will be reasonably safeguarded from loss, alteration or destruction, organized and capable of being immediately reproduced.

XI.      CODE OF ETHICS

A. Purpose and Scope

The Company and its Supervised Persons have a fiduciary duty to the Company’s Clients. That fiduciary duty requires that the Company implement and enforce certain standards of conduct that are applicable to all of its Supervised Persons in order to protect the confidentiality of material nonpublic information held by the Company and to govern such employees’ personal securities trading activities. To that end, and in accordance with Rule 204A-1 under the Advisers Act the Company has adopted this code of ethics (this “Code of Ethics”).

As a fiduciary, Electron is committed to maintaining the highest ethical standards in all business activities, including the management of separate accounts, private investments funds managed by Electron, and any Registered Investment Companies which are advised or sub-advised by Electron (“Reportable Funds”). Each Supervised Person must carefully read this Code of Ethics. Each Supervised Person must sign, date, and return the Certificate of Compliance for this Code of Ethics and Insider Trading Policy via ComplianceAlpha. See Exhibit E. to the Chief Compliance Officer to indicate that the Supervised Person has read this Code of Ethics and Insider Trading Policy. Each Supervised Person must keep this copy of this Code of Ethics for reference.

B. Definitions

“Access Person” means any Supervised Person, including any officer, director, employee, or principal of the Company who: (i) has access to nonpublic information regarding (x) any Client’s purchase or sale of Securities (as defined below) or (y) the portfolio holdings of any Reportable Fund; or (ii) is involved in making Securities recommendations to Clients, or has access to such recommendations that are nonpublic. For purposes of this Code of Ethics, the term “Access Persons” shall also include all directors, officers and principals of the Company and any other person so designated by the Chief Compliance Officer.

“Beneficial Ownership” means an interest in a Security for which an Access Person or any member of the Access Person’s immediate family ( i.e., anyone residing in the same household or to whom the Access Person of other member of such immediate family provides significant financial support), directly or indirectly, through any contract arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest. For purposes of this Code of Ethics, the term “Beneficial Ownership” is interpreted in the same manner as it would be under Rule 16a-1(a)(2) promulgated under the Exchange Act in determining whether a person has Beneficial Ownership of a Security for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder.

“Federal Securities Laws” means the Securities Act, the Exchange Act, the Sarbanes-Oxley Act of 2002, the Advisers Act, the Investment Company Act, Title V of the Gramm-Leach-Bliley Act, and any rules adopted by the SEC under these statutes, the Bank Secrecy Act as it applies to registered investment advisers, and any rules adopted thereunder by the SEC or by the Department of Treasury.

“Initial Public Offering” means an offering of securities registered under the Securities Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Exchange Act.

“Limited Offering” means an offering that is exempt from registration pursuant to section 4(2) or section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act.

“Personal Securities Transactions” means any transaction in which an Access Person or his or her immediate family (as described herein) acquires or disposes of a Security in which the Access Person has or gains a direct or indirect Beneficial Ownership interest.

“Reportable Security” means any Security other than: (i) direct obligations of the Government of the United States; (ii) bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; (iii) shares issued by money market funds; (iv) shares issued by registered open-end investment companies (other than that are affiliated with the Company); (v) interests in 529 college savings plans; and (vi) shares issued by unit investment trusts that are invested exclusively in one or more registered open-end investment companies (none of which are affiliated with the Company).

“Digital Asset” if an Access Person wishes to purchase, acquire or sell any asset that is issued and transferred using distributed ledger or blockchain technology, including, but not limited to, virtual currencies, cryptocurrencies, digital “coins” or “tokens” (“Digital Assets”), consult with the Chief Compliance Officer as to whether such Digital Asset would be considered a Security, and specifically a “Digital Security”, for purposes of this policy. A Digital Asset is likely to be considered a Digital Security if it is offered and sold as an investment contract. On April 3, 2019, the SEC published a framework for investment contract analysis of Digital Assets.24 The Chief Compliance Officer may use this framework, among other relevant SEC guidance, to determine whether a Digital Asset would be considered a Digital Security for the purposes of this policy. If the Chief Compliance Officer determines that such Digital Asset should be considered a Digital Security, the Digital Asset will be considered a Reportable Security for purposes of this policy.

“Security” means all investment instruments commonly viewed as securities, including common stock, options, warrants, rights to acquire Securities and convertible instruments, as well as commodity futures contracts, Securities futures products and commodity options, swaps and other derivative instruments, whether issued in a public or a private offering.

C. Persons Covered by this Code of Ethics

This Code of Ethics is applicable to all Access Persons/Supervised Persons.

[24]	https://www.sec.gov/files/dlt-framework.pdf

D. Statement of General Principles

One of the primary goals of this Code of Ethics is to identify and resolve conflicts of interest to the benefit of the Company’s Clients. Accordingly, the Company acknowledges the general principles that Access Persons:

●	owe a fiduciary obligation to all Clients;

●	have the duty at all times to place the interests of all Clients first and foremost;

●	must refrain from taking inappropriate advantage of one’s position with the Company;

●	must conduct their Personal Securities Transactions in a manner that avoids conflicts or the appearance of conflicts of interest, or abuses of their position of trust and responsibility;

●	must avoid actions or activities that allow (or appear to allow) them or their immediate families to benefit from their position with the Company, at the expense of the Company’s Clients, or that bring into question his or her independence or judgment.

●	must comply with all applicable Federal Securities Laws.

Access Persons are required to conduct all Personal Securities Transactions in full compliance with this Code of Ethics, and should not take any action in connection with Personal Securities Transactions that could cause even the appearance of unfairness or impropriety, relative to the Company’s Clients. Ambiguous situations should be promptly brought to the attention of the Chief Compliance Officer, and should be resolved in favor of Client interests.

Finally, this Code of Ethics requires Access Persons, among other things, to: (i) have all Personal Securities Transactions involving Reportable Securities pre-approved (other than those permitted as set forth below); (ii) report all their Personal Securities Transactions involving Reportable Securities to the Chief Compliance Officer periodically; and (iii) certify their compliance with this Code of Ethics on at least an annual basis.

E. Personal Securities Transactions and Prohibited Transactions

1.	Approved Transactions Only

Unless otherwise specifically permitted by this Code of Ethics, an Access Person may only effect a Personal Securities Transaction in a Reportable Security, including Limited Offerings and investments in Initial Public Offerings, if such Personal Securities Transaction has been pre-approved by the Chief Compliance Officer, as discussed below in the section entitled Procedures for Pre-Approval. Note that transactions in Exchange-Traded Funds (“ETFs”) and Exchange-Traded Notes (“ETNs”) do not require pre-approval; however, they are reportable as provided for under Reporting Requirements below.

The Chief Compliance Officer will examine the impact of any proposed Personal Securities Transaction involving Reportable Securities in light of the provisions of this Code of Ethics and the facts and circumstances surrounding the proposed transaction. In the event that an Access Person effects an unapproved or otherwise prohibited Personal Securities Transaction, such Access Person may be required, at the discretion of the Chief Compliance Officer, to close out his or her position in the Security and to disgorge any profit from the transaction. Such activity may subject the Access Person to additional reprimand, up to and including termination of such Access Person’s employment.

2.	Procedures for Pre-Approval

Generally, the Chief Compliance Officer’s prior approval is required for each Personal Securities Transaction involving Reportable Securities. The Chief Compliance Officer requires prior approval for his own Personal Securities Transactions involving Reportable Securities from the Company’s Managing Member. A Trading Request Form, accessible via ComplianceAlpha setting forth the details of the transaction should be used to obtain such approval. See Exhibit F. The Chief Compliance Officer shall promptly notify the Access Person of approval or denial of clearance for such transaction through ComplianceAlpha. Pre-approval must be obtained via ComplianceAlpha prior to the execution of the proposed Personal Securities Transaction, and, unless otherwise provided in the written approval thereof, is valid for only 24 hours after such Personal Securities Transaction has been approved.25 All securities, including non-Reportable Securities, should be held for a minimum of 30-calendar days before selling. However, it should be noted that, from time to time, certain exceptions to the 30-calendar day holding period may be granted for Access Persons, subject to the approval of the Chief Compliance Officer. Prior to granting an exception, the Chief Compliance Officer will review the trade to determine whether it presents a conflict of interest for any Client and will deny the request if a conflict of interest is present. The Chief Compliance Officer will maintain a written record of any proposed Personal Securities Transaction to be effected on behalf or for the benefit of himself via ComplianceAlpha.

[25]	Approved transactions in limited offerings (e.g., interests in hedge funds, private equity funds etc.) must be made within the timeframe indicated by the employee at the time of the request.

3.	Factors Considered in Pre-Approval of Personal Securities Transactions involving Reportable Securities

Generally, the factors described below should be considered in determining whether to approve a proposed Personal Securities Transaction involving Reportable Securities. However, if warranted by the nature of the Personal Securities Transaction, the Chief Compliance Officer has the authority to approve a Personal Securities Transaction on any other basis. The factors to generally be considered are: (i) whether any Client has a pending “buy” or “sell” order in that Security or has completed a recent purchase or sale of that Security26; (ii) whether the amount or nature of the Personal Securities Transaction or person effecting the transaction is likely to affect the price of or market for the Security; and (iii) whether the Personal Securities Transaction would create the appearance of impropriety, regardless of whether an actual conflict exists.

F. Prohibitions and Restrictions Applicable to All Access Persons

1. Prohibition Against Fraud, Deceit and Manipulation

All Access Persons are subject to certain restrictions under the Federal Securities Laws by virtue of the fact that Electron is registered as an investment adviser with the SEC. Among other things, in connection with the purchase or sale, directly or indirectly, of a Security held or to be acquired by an or for a Client, Access Persons are prohibited from:

i.	employing any device, scheme or artifice to defraud any Client or prospective Client;

ii.	making any untrue statement of a material fact or omit to disclose to a Client or prospective Client any material fact that, in light of the circumstances under which they are made, could be construed as being misleading;

iii.	engaging in any act, practice or course of business which would operate as a fraud or deceit upon any Client or prospective Client; or

iv.	engaging in any manipulative practice with respect to any Client or prospective Client.

2. Client Priority

Access Persons must give priority on all investments to the Company’s Clients prior to the execution of transactions for any: (i) personal account of such Access Person or for which such Access Person maintains Beneficial Ownership; (ii) Securities account maintained for any person that is not a Client of the Company in which such Access Person exercises control or provides investment advice; and (iii) proprietary Securities account maintained for the Company or its employees, as applicable. Accordingly, trading for such accounts must be conducted so as not to conflict with the interests of any Client of the Company. Whether a specific transaction or other action falls into this category will vary based on the relevant facts and circumstances of each transaction or other action. However, an inherent conflict of interest exists in each of the following situations, each of which is prohibited by this Code of Ethics:

●	contemporaneously purchasing the same Securities for a Client account and an account of an Access Person;

[26]	Employees who seek to purchase securities in a name the Funds are also purchasing, must seek approval and wait at least 1 day before trading in such securities.

●	knowingly purchasing or selling Securities, directly or indirectly, in such a way as to cause an adverse effect on the value of a Client’s account;

●	using knowledge of Securities transactions by a Client to profit personally, directly or indirectly, by the market effect of such transactions; and

●	giving to any person information not generally available to the public about contemplated, proposed or current purchases or sales of Securities by or for a Client, except to the extent necessary to effectuate such transactions.

●	The Company’s Clients must always receive the best price (or the same price), in relation to Access Persons, on same day transactions.

3.	Restricted List

It is the Access Person’s responsibility to determine whether a Security is on the Company’s restricted list prior to the execution of any Personal Securities Transactions (see the Company’s Material Nonpublic Information Policy).

G. Reporting Requirements

Access Persons must comply with the reporting requirements set forth below.

1.	Initial and Annual Securities Holdings Report

Within 10 days of the date an employee of the Company first becomes an Access Person and thereafter on an annual basis within 45 days after the end of each calendar year, such employee must submit a report via ComplianceAlpha to the Chief Compliance Officer listing all Reportable Securities and Reportable Securities accounts in which he or she has a direct or indirect Beneficial Ownership. Thereafter, Access Persons must notify the Chief Compliance Officer and receive authorization before opening any new Securities accounts.

Each Initial and Annual Securities Holdings Report must contain, at a minimum:

a.	The title and type of security, and as applicable the exchange ticker or CUSIP number, the number of shares, and principal amount of each Reportable Security in which the Access Person has any direct or indirect beneficial interest;

b.	The name of any broker, dealer or bank with which the Access Person maintains an account in which Reportable Securities are held for the Access Person’s direct or indirect benefit; and

c.	The date the Access Person submits the report.

2.	Quarterly Securities Transaction Reports

Within 30 days after the end of each calendar quarter, each Access Person must submit a report via ComplianceAlpha to the Chief Compliance Officer listing information about each transaction involving a Reportable Security in which such Access Person had, or as a result of the transaction, acquired, direct or indirect Beneficial Ownership during such calendar quarter.

Each Quarterly Securities Transaction Report must contain, at a minimum, the following information about each transaction involving a Reportable Security in which the Access Person has any direct or indirect beneficial ownership:

a.	The date of the transaction, the name of the security, and as applicable the exchange ticker or CUSIP number, number of shares or principal amount of each Reportable Security included;

b.	The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

c.	The price of the security at which the transaction was effected;

d.	The name of the broker, dealer or bank with or through which the transactions was effected; and

e.	The date the Access Person submits the report.

A transaction report need not be submitted:

a.	With respect to transactions effected pursuant to an “Automatic Investment Plan”;

b.	With respect to securities held in accounts over which the Access Person has no direct or indirect influence or control; or

c.	Where such information would duplicate information contained in broker-dealer account statements received by Electron or where transactions are automatically loaded to www.complianceelf.com directly (and viewable by the Chief Compliance Officer), with respect to the Access Person and within 30 days of the transaction.

If an Access Person had no reportable transactions or did not open any new Reportable Securities accounts during the applicable quarter, such Access Person is still required to submit a report for such quarter stating such.

3.	Transactions That May Be Excluded from Quarterly Securities Transaction Reports

Access Persons are not required to report the following Reportable Securities or Personal Securities Transactions involving Reportable Securities on their Quarterly Securities Transaction Reports:

a.	No Initial Securities Holdings Report, Annual Securities Holdings Report or Quarterly Securities Transaction Report is required to be filed by an Access Person with respect to securities held in any personal account over which the Access Person has (or had) no direct or indirect influence or control (pursuant to the guidelines below); and

b.	Quarterly Securities Transaction Reports are not required to be submitted with respect to any transactions effected pursuant to an automatic investment plan (although holdings need to be included on Initial and Annual Securities Holdings Reports).

c.	An Access Person may provide monthly account statements and duplicate trade confirmations in lieu of a Quarterly Securities Transaction Report as long as such confirmations and statements are provided to the Chief Compliance Officer not later than 30 days after the close of the calendar quarter in which the transaction takes place.

Non-Discretionary Accounts: notwithstanding any of the foregoing, a Reportable Securities Account does not include any account over which an access person has “no direct or indirect influence or control” by virtue of the Access Person having provided discretionary investment authority over such account to a third party investment manager or trustee (such account, a “non-discretionary account”). “No direct or indirect influence or control” over an account means that the Access Person does not:

a.	Suggest purchases or sales of investments in such account to the applicable third party investment manager or trustee who has been granted discretionary investment authority over such account; or

b.	Direct such third-party investment manager or trustee to purchase or sell investments on behalf of such account (including directing or advising such investment manager or trustee in regards to the relative allocation of the account’s assets to specific investments vis-à-vis other investments).

To the extent an Access Person has demonstrated to the satisfaction of the Chief Compliance Officer that an account is a Non-Discretionary Account, the Chief Compliance Officer may, in his sole discretion, exempt such account from the pre-clearance and reporting requirements set forth herein. No Initial Securities Holdings Report, Annual Securities Holdings Report or Quarterly Securities Transaction Report is required to be filed by an Access Person with respect to securities held in any Non-Discretionary Accounts. Access Persons with Non-Discretionary Accounts generally will be required to provide the Chief Compliance Officer, via ComplianceAlpha, with:

a.	A notification within 10 days of opening a new Non-Discretionary Account;

b.	An initial attestation must be sent to the broker for the Non-Discretionary Account within 10 days of the date the account is opened. In addition, Access Persons must obtain this attestation for all Non-Discretionary Accounts in existence as of the date of this Code;

c.	An annual confirmation from the broker via negative consent that the Access Person has no direct influence or control over the relevant accounts. The Chief Compliance Office will send the initial version of the certification to the broker and if there are no changes, no response will be required; and

d.	An annual attestation to be completed for any accounts that are being excluded on the basis that they are non-discretionary.

H.	Enforcement of this Code of Ethics

1.	Chief Compliance Officer’s Duties and Responsibilities

The Chief Compliance Officer shall be primarily responsible for administering and enforcing the provisions of this Code of Ethics. The Chief Compliance Officer shall:

i.	maintain a current list of all Access Persons;

ii.	supervise, implement and enforce the terms of this Code of Ethics;

(a)	provide each Access Person with a current copy of this Code of Ethics and any amendments thereto,

(b)	notify each person who becomes an Access Person of the reporting requirements and other obligations under this Code of Ethics at the time such person becomes an Access Person, and (c) require each Access Person to provide a signed Certificate of Compliance for the Code of Ethics and Insider Trading Policy;

iii.	maintain a list of all Securities which the Company recommends, holds, or is purchasing or selling, or intends to recommend purchase or sell on behalf of its Clients;

iv.	determine whether any particular Personal Securities Transactions should be exempted pursuant to the provisions this Code of Ethics[27];

v.	maintain files of statements and other information to be reviewed for the purpose of monitoring compliance with this Code of Ethics, which information shall be kept confidential by the Company, except as required to enforce this Code of Ethics, or to participate in any investigation concerning violations of applicable law;

vi.	review all Initial and Annual Securities Holdings Reports required to be provided by each Access Person pursuant to this Code of Ethics: (a) for each new Access Person, to determine if any conflict of interest or other violation of this Code of Ethics results from such person becoming an Access Person; and (b) for all Access Persons, to determine whether a violation of this Code of Ethics has occurred;

vii.	review on a quarterly basis all Securities reported on the Quarterly Securities Transaction Reports required to be provided by each Access Person pursuant to this Code of Ethics for such calendar quarter to determine whether a Code of Ethics violation may have occurred;

viii.	review any other statements, records and reports required by this Code of Ethics; and

[27]	Examples include but are not limited to; non-volitional transactions (e.g., options that are called away), shares acquired through employee stock purchase plans or shares that are awarded as compensation through employee stock ownership plans.

ix.	review on a periodic basis and update as necessary, this Code of Ethics.

2.	Violations of this Code of Ethics

If the Chief Compliance Officer determines that a violation of this Code of Ethics has occurred, the Chief Compliance Officer shall prepare a record of explanatory material regarding such violation and shall immediately take remedial or corrective action including, without limitation imposing sanctions, as the Chief Compliance Officer deems appropriate, and reporting such violation and the sanctions imposed to Electron. Sanctions may include, but not be limited to, a ban on personal account trading and surrender of any profits. The Chief Compliance Officer shall monitor his own Securities holdings and transactions in accordance with the reporting requirements set forth in this Policy.

If the Chief Compliance Officer finds that an Access Person has violated this Code of Ethics, the Chief Compliance Officer will impose upon such Access Person sanctions that the Chief Compliance Officer deems appropriate in view of the facts and circumstances. Sanctions with respect to any Access Person (other than a principal) may include written warning, suspension or termination of employment, a letter of censure and/or restitution of an amount equal to the difference between the price paid or received by the offending Access Person. In addition, the Company reserves the right to require the offending Access Person to reverse, cancel or freeze, at the Access Person’s expense, any transaction or position in a specific Security if the Company believes the transaction or position violates this Code of Ethics and/or the Company’s general fiduciary duty to its Clients, or otherwise appears improper.

All violations of this Code of Ethics must be immediately reported to the Chief Compliance Officer.

I. Recordkeeping

The Company will maintain records (which shall be available for examination by the SEC staff) in accordance with the Company’s Recordkeeping Policy, and specifically shall maintain:

i.	a copy of this Code of Ethics and any other preceding code of ethics that, at any time within the past five years, has been in effect in an easily accessible place;

ii.	a record of any Code of Ethics violation and of any sanctions imposed for a period of not less than five years following the end of the fiscal year in which the violation occurred, the first two years in an easily accessible place;

iii.	a copy of each report made by an Access Person under this Code of Ethics for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place;

iv.	a record of all persons who are, or within the past five years have been, required to submit reports under this Code of Ethics, or who are or were responsible for reviewing these reports for a period of at least five years after the end of the fiscal year in which the report was submitted, the first two years in an easily accessible place; and

v.	a record of any decision, and the reasons supporting the decision, to approve the acquisition by an Access Person of Securities acquired in an Initial Public Offering or Limited Offering, for a period of at least five years after the end of the fiscal year in which the approval is granted, the first two years in an easily accessible place.

J.	Confidentiality of Company Transactions

Information relating to any Client’s investment activities is strictly confidential and should not be discussed with anyone outside the Company.

XII.    GIFTS & ENTERTAINMENT POLICY

A. Purpose and Scope

The Company holds its Supervised Persons to high ethical standards and strictly prohibits any giving or receipt of things of value that are designed to improperly influence the recipient. Anti - bribery and anti-corruption statutes in the U.S. and the U.K. are broadly written, so Supervised Persons should consult with the Chief Compliance Officer if there is even an appearance of impropriety associated with the giving or receipt of anything of value.

B. Limitations on Gifts and Entertainment

Supervised Persons’ Receipt of Entertainment – Supervised Persons may attend business meals, sporting events and other entertainment events at the expense of a giver, provided that the entertainment is not lavish or extravagant in nature. If the estimated cost or value of the Supervised Person’s portion of the entertainment is greater than $500, or the Supervised Person has received entertainment twice or more in a month, then the Supervised Person must report his/her attendance to the Chief Compliance Officer via ComplianceAlpha.

Supervised Persons’ Receipt of Gifts – Supervised Persons must report their acceptance of gifts over $500 (either one single gift, or in aggregate on an annual basis) to the Chief Compliance Officer via ComplianceAlpha.

The Company expects that it will bear the costs of employee travel and lodging associated with conferences, research trips, and other business-related travel. If these costs are borne by a person or entity other than the Company, they should be treated as a gift to the employee for purposes of this policy.

Gifts such as holiday baskets or lunches delivered to the Company’s offices, which are received on behalf of the Company, do not require reporting. Promotional items valued at less than $100 that clearly display the giver’s company logo also need not be reported. Examples of promotional gifts include mugs, hats and umbrellas.

Company’s Gift and Entertainment Giving Policy – The Company and its Supervised Persons are prohibited from giving gifts or entertainment that may appear lavish or excessive, and must obtain approval to give gifts or entertainment in excess of $500 to any Client, Investor, prospect, or individual or entity that the Company does, or is seeking to do, business with. Supervised Persons should seek approval through ComplianceAlpha.

Gifts and Entertainment Given to Union Officials – Any gift or entertainment provided by the Company to a labor union or a union official in excess of $250 per fiscal year must be reported on Department Labor Form LM-10 within 90 days following the end of Company’s fiscal year. Consequently, Supervised Persons must obtain approval before giving any gifts or entertainment to labor unions or union officials. Pre-clearance must be obtained from the Chief Compliance Officer via ComplianceAlpha.

Gifts and Entertainment Given to ERISA Plan Fiduciaries – The Company is prohibited from giving gifts or entertainment with an aggregate value exceeding $250 per year to any ERISA plan fiduciary. Consequently, Supervised Persons must obtain approval before giving any gifts or entertainment to ERISA plan fiduciaries from the Chief Compliance Officer via ComplianceAlpha.

Gifts and Entertainment Given to State and Local Pension Officials – The Company must be mindful that myriad state and municipal regulations exist around the exchange of gifts and entertainment with such officials. Accordingly, Employees must consult with the Chief Compliance Officer before providing any gifts or entertainment in connection with the solicitation of state and municipal pension, and similar plans.

Discretion should be used in accepting gifts and entertainment, including invitations for dinners, golf outings, sporting events, theater, etc. No Supervised Person may accept any gift, favor, gratuity, or preferential treatment except those valued at less than $500 from any person or entity that:

i.	does business with or on behalf of the Company;

ii.	is or may appear to be connected with any present or future business dealings between the Company and that person or organization; or

iii.	may create or appear to create a conflict of interest.

Discretion also should be used in giving gifts. No Supervised Person should offer any gifts, favors or gratuities that could be viewed as influencing decision-making or otherwise could be considered as creating a conflict of interest on the part of the recipient.

No Supervised Person may accept entertainment except those valued at less than $500 per person per annum from any person or entity that:

i.	does business with or on behalf of the Company;

ii.	is or may appear to be connected with any present or future business dealings between the Company and that person or organization; or

iii.	may create or appear to create a conflict of interest.

For purposes of this policy, the following are not deemed to be gifts but rather entertainment:

i.	the payment of normal business meals during which actual business matters are discussed and the business counterparty paying for the business meal is present; and

ii.	the payment of tickets to sporting or entertainment events and the business counterparty paying for such ticket is present at such event.

If the Chief Compliance Officer identifies circumstances where an employee’s receipt of gifts or entertainment becomes so frequent or extensive so as to raise any question of propriety, the Chief Compliance Officer will review the facts of the situation and may rely upon the advice of outside compliance consultants and/or outside legal counsel. Gifts from third parties that are received by the Company in general, and not any one individual, are excluded from this policy unless deemed excessive by the Chief Compliance Officer (in which case the Chief Compliance Officer may opt to reject the gift).

XIII. OUTSIDE BUSINESS, INVESTMENT CLUBS, AND PRIOR EMPLOYMENT POLICY

A. Outside Business Activities, Directorships and Investment Clubs

Supervised Persons are prohibited from engaging in outside business activities, serving on boards of directors, making investment decisions on behalf of non-Clients other than as reported pursuant to the Personal Securities Transactions policies and procedures, and participating in investment clubs without the prior approval of the Chief Compliance Officer. Approval will be granted on a case-by-case basis, subject to careful consideration of potential conflicts of interest, disclosure obligations, and any other relevant regulatory issues. Supervised Persons may request approval of outside business activities via ComplianceAlpha. The Chief Compliance Officer will use ComplianceAlpha to track Supervised Persons’ participation in such activities.

No Supervised Person may utilize property of the Company or utilize the services of the Company or its Employees, for his or her personal benefit or the benefit of another person or entity, without approval of the Chief Compliance Officer. For this purpose, “property” means both tangible and intangible property, including funds, premises, equipment, supplies, information, business plans, business opportunities, confidential research, intellectual property, proprietary processes, and ideas for new research or services.

A Supervised Person may not participate in any business opportunity that comes to his or her attention as a result of his or her association with the Company and in which he or she knows that the Company might be expected to participate or have an interest, without:

●	Disclosing in writing all necessary facts to the Chief Compliance Officer;

●	Offering the particular opportunity to the Company; and

●	Obtaining written authorization to participate from the Chief Compliance Officer.

Any personal or family interest in any of the Company’s business activities or transactions must be immediately disclosed to the Chief Compliance Officer. For example, if a transaction by the Company may benefit that Supervised Person or a family member, either directly or indirectly, then the Supervised Person must immediately disclose this possibility to the Chief Compliance Officer.

No Supervised Person may borrow from or become indebted to any person, business or company having business dealings or a relationship with the Company, except with respect to customary personal loans (such as home mortgage loans, automobile loans, and lines of credit), unless the arrangement is disclosed in writing and receives prior approval from the Chief Compliance Officer. No Employee may use the Company’s name, position in a particular market, or goodwill to receive any benefit on loan transactions without the prior express written consent of the Chief Compliance Officer.

A Supervised Person who is granted approval to engage in an outside business activity must not transmit Material Nonpublic Information between the Company and the outside entity. If participation in the outside business activity results in the Supervised Person’s receipt of Material Nonpublic Information, the Supervised Person must discuss the scope and nature of the information flow with the Chief Compliance Officer. Similarly, if an Supervised Person receives approval to engage in an outside business activity and subsequently becomes aware of any conflict of interest that was not disclosed when the approval was granted, the conflict must be promptly brought to the attention of the Chief Compliance Officer.

B. Prior Employment Arrangements

Supervised Persons are expected to act with professionalism, to avoid any improper disclosure of proprietary information, and to satisfy all other obligations owed to the Company and to any prior employers. Supervised Persons should discuss any concerns regarding their prior employment with the Chief Compliance Officer. Such concerns may include, but are not limited to, possession of Material Nonpublic Information from a prior employer, a non-solicitation and/or non-compete clause in the Employee’s previous employment agreement, and any prior political contributions made by the Employee.

XIV. MATERIAL NONPUBLIC INFORMATION & INSIDER TRADING POLICY

A. Purpose and Scope

The Company and its Supervised Persons have a fiduciary duty to the Company’s Clients. That fiduciary duty requires that the Company implement and enforce certain standards of conduct that are applicable to all of its Supervised Persons in order to protect the confidentiality of material nonpublic information held by the Company. To that end, and in accordance with Section 204A under the Advisers Act, the Company has adopted this policy regarding material nonpublic information (this “Policy”).

Each Supervised Person must carefully read this Policy. Each Supervised Person must sign, date, and return the Certificate of Compliance for this Policy, attached hereto as Exhibit L, to the Chief Compliance Officer to indicate that the Supervised Persons has read this Policy. Any questions regarding this Policy should be referred to the Chief Compliance Officer. Each Supervised Person must keep this copy of this Policy for reference. For additional nonpublic information please refer to the Company’s Privacy Policy.

B. General Insider Trading Policy Statement

It is the Company’s policy to conduct our business in full compliance with applicable law, and to ensure that all Supervised Persons do so as well. This Insider Trading Policy sets forth the prohibitions and procedures all Supervised Persons must observe to comply with applicable law regarding insider trading.

This Insider Trading Policy applies to every Supervised Person and extends to activities both within and outside the scope of their duties at the Company. The Company forbids any Supervised Person from engaging in any activities that would be considered to be “insider trading”.

The term “insider trading” is not defined in Federal Securities Laws, but generally is understood to mean any one or more of the following activities:

i.	trading by an insider, while in possession of material nonpublic information;

ii.	trading by a non-insider, while in possession of material nonpublic information, where the information either was disclosed to the non-insider in violation of an insider’s duty to keep it confidential or was misappropriated;

iii.	recommending the purchase or sale of securities while in possession of material nonpublic information; or

iv.	communicating material nonpublic information to others (i.e., “tipping”).

The Company forbids any Supervised Person from: (i) trading either personally or on behalf of others, including Clients, based on material nonpublic information in violation of applicable law; (ii) communicating material nonpublic information to others in violation of applicable law; or (iii) knowingly assisting someone engaged in these activities. All information relating to the Company’s activities, including investment analyses, investment recommendations, and proposed and actual investments for the Company and our clients, is proprietary to the Company and must be kept confidential. Where such information is material, it should be treated as material nonpublic information; that is, Supervised Persons must not trade on it for their own accounts, and, without the approval of the Chief Compliance Officer, must not disclose it to anyone inside or outside the Company who does not need the information in the course of our business.

The elements of insider trading and certain penalties for such unlawful conduct are discussed below. If, after reviewing this Insider Trading Policy, you have any questions, please consult with the Chief Compliance Officer.

C. Who is an Insider?

The concept of “insider” is broad and includes officers, directors, partners, members and other employees of a company. In addition, a person can be a “temporary insider” if he or she enters into a special confidential relationship in the conduct of a company’s affairs and, as a result, is given access to information solely for the company’s purposes. A temporary insider can include, among others, a company’s attorneys, accountants, consultants, financial advisors, bank lending officers, and the employees of these organizations. In addition, the Company and its Supervised Persons may become temporary insiders of a company that the Company advises or for which the Company performs other services. According to the U.S. Supreme Court, before an outsider will be considered a temporary insider for these purposes, the company must expect the outsider to keep the disclosed nonpublic information confidential and the relationship must, at least, imply such a duty.

D. What is Material Information?

Generally, information is considered material if: (i) there is a substantial likelihood that a reasonable investor would consider it important in making his or her decision to buy, sell or hold a company’s securities; or (ii) it is reasonably certain to have a material effect on the price of a company’s securities. Information that should be considered material includes, but is not limited to, the following: dividend changes, earnings estimates, changes in previously released earnings estimates, a joint venture, executive turnover, the borrowing of significant funds, a major labor dispute, merger or acquisition proposals or agreements, major litigation, liquidity problems, significant new products, services, or contracts, the cancellation or loss of significant orders, products, services or contracts, and extraordinary management developments. In addition, planned trading on behalf of Clients and nonpublic Client holdings are generally considered material. For information to be considered material it need not be so important that it would have changed an investor’s decision to purchase or sell particular securities; rather it is enough that it is the type of information on which reasonable investors rely in making purchase or sale decisions. The materiality of information relating to the possible occurrence of any future event would depend on the likelihood that the event will occur and its significance if it did occur.

Material information does not have to relate to a company’s business but can also relate to events or circumstances affecting the market for a company’s securities. For example, certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a Security has been considered material.

E. What is Nonpublic Information?

All information is considered nonpublic until it has been effectively communicated to the marketplace. In other words, information is considered nonpublic until some fact exist that shows that the information is generally public. For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation would be considered public. Information in bulletins and research reports disseminated by brokerage firms is also generally considered to be public information.

F. Bases for Liability

In order to be found liable for insider trading, a person must either: (i) have a fiduciary relationship with the other party to the transaction and have breached the fiduciary duty owed to that other party; or (ii) have misappropriated material nonpublic information from another person.

1. Fiduciary Duty

Insider trading liability may be imposed on the theory that the insider breached a fiduciary duty to a company. The U.S. Supreme Court held that there is no general duty to disclose before trading on material nonpublic information, and that such a duty arises only where there is a fiduciary relationship. However, non-insiders can acquire the fiduciary duties of insiders in certain other circumstances: (i) they can enter into a confidential relationship with the company through which they gain the information (e.g., attorneys, accountants, etc.); or (ii) they can acquire a fiduciary duty to the company’s shareholders as “tippees” if they were aware, or should have been aware, that they had been given confidential information by an insider that violated his or her fiduciary duty to the company’s shareholders by providing such information to an outsider. However, in the “tippee” situation, a breach of duty occurs only where the insider personally benefits, directly or indirectly, from the disclosure. Such benefit does not have to be pecuniary, and can be a gift, a reputational benefit that will translate into future earnings, or even evidence of a relationship that suggests a quid pro quo.

Recently, in Salman v. United States, No. 15-628, the Supreme Court clarified the scope of the “personal benefit” prong of tipper/tippee liability for insider trading by unanimously confirming Bassam Salman’s conviction for trading on inside tips from relatives, ruling that tips passed between relatives and friends are illegal even if the insider receives no pecuniary benefit.

2. Misappropriation

Another basis for insider trading liability is the “misappropriation” theory. Under the misappropriation theory, liability is established when trading occurs as a result of, or based upon, material nonpublic information that was stolen or misappropriated from any other person. In U.S. v. Carpenter, the court held that a columnist for The Wall Street Journal had defrauded the publication when he obtained information that was to appear in the publication and used such information for trading in the securities markets. The court held that the columnist’s misappropriation of information from his employer was sufficient to give rise to a duty to disclose such information or abstain from trading thereon, even though the columnist owed no direct fiduciary duty to the issuers of the securities described in the column or to purchasers or sellers of such securities in the marketplace. Similarly, if information is given to an analyst on a confidential basis and the analyst uses that information for trading purposes, liability could arise under the misappropriation theory.

G. Certain Penalties for Insider Trading

Certain penalties for trading on or communicating material nonpublic information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she did not personally benefit from the violation. Penalties may include:

i.	civil injunctions;

ii.	criminal penalties for individuals of up to $1 million and for “non-natural persons” of up to $2.5 million plus, for individuals, a jail term of up to 10 years;

iii.	disgorgement of profit gained or loss avoided;

iv.	civil penalties for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited;

v.	civil penalties for the employer or other controlling person of up to the greater of $1 million per violation and three times the amount of the profit gained or loss avoided as a result of each violation; and

vi.	a permanent bar, pursuant to the SEC’s administrative jurisdiction, from employment or other association with any broker, dealer, investment company, investment adviser, or municipal securities dealer.

In addition, any violation of this Insider Trading Policy can be expected to result in serious sanctions by the Company, including dismissal for cause, suspension without pay, loss of bonus, loss of severance benefits, demotion or other sanctions.

ANY SEC INVESTIGATION, EVEN ONE THAT DOES NOT RESULT IN CRIMINAL OR CIVIL PROSECUTION, CAN IRREPARABLY DAMAGE THE COMPANY’S REPUTATION AND AN INDIVIDUAL’S CAREER. IT IS ESSENTIAL TO AVOID EVEN THE APPEARANCE OF IMPROPRIETY.

H. Implementation of the Insider Trading Policy Procedures

The following procedures have been established to aid Supervised Persons in avoiding insider trading, and to aid the Company in preventing and detecting insider trading. Every Supervised Person must follow these procedures or risk serious sanctions, as described above. If a Supervised Person has any questions about these procedures, he or she should please consult the Chief Compliance Officer.

I. Identifying Insider Information

Before trading in the Securities of a company about which a Supervised Person may have potential insider information, or revealing such information to others, or making a recommendation based on such information, a Supervised Person should ask himself or herself the following questions:

Is the information material? Is this information that an investor would consider important in making an investment decision? Is this information that would materially affect the market price of the Securities if generally disclosed?

Is the information nonpublic? To whom has this information been provided? Has the information been effectively communicated to the marketplace by being published in The Wall Street Journal or other publications of general circulation, appearing on wire services or electronic media, or has it otherwise been made available to the public?

If, after consideration of the above, a Supervised Person believes that the information is material and nonpublic, or if a Supervised Person has questions as to whether the information may be material and nonpublic, the Supervised Person should take the following steps.

Report the matter promptly to the Chief Compliance Officer. In consulting with the Chief Compliance Officer, the Supervised Person should disclose all information that he or she believes may bear on the issue of whether the information is material and nonpublic so that appropriate security procedures can be implemented.

Refrain from purchasing or selling Securities with respect to such information, or recommending any transaction in any Securities of the subject company, on behalf of the Supervised Person or others.

Refrain from communicating the information inside or outside the Company, other than to the Chief Compliance Officer, especially in public hallways, elevators, restaurants, taxis or any other place where the Supervised Person may be overheard.

After the Chief Compliance Officer has reviewed the issue, the Supervised Person will be instructed to continue the prohibitions against trading, recommending, or communication, or the Supervised Person will be allowed to trade, recommend and communicate the information. In appropriate circumstances, the Chief Compliance Officer will consult with the Company’s legal counsel as to the appropriate course to follow.

J. Personal Securities Trading

All Supervised Persons of the Company must adhere to this Policy in all respects, including with respect to Securities transactions effected for his or her own account, accounts over which he or she has a direct or indirect Beneficial Ownership interest, and accounts over which he or she exercises any direct or indirect control or influence.

K. Restricting Access to Material Nonpublic Information

Information in the possession of a Supervised Person that the Supervised Person identifies, or which has been identified to the Supervised Person, as material and nonpublic, must not be communicated to anyone, except as provided herein under Implementation of the Company Insider Trading Policy Procedures and Identifying Insider Information. In addition, the Supervised Person should take some or all of the following steps to protect sensitive documents (including, but not limited to documents that are known to contain material, nonpublic information) from accidentally being read by anyone without a business need to know the information:

●	prohibit removing such documents from the office, limit copying and distribution within the office, keep such documents off desktops and conference tables when not in use, and shred such documents on disposal;

●	restrict physical access to areas of the Company where sensitive information may be discussed or stored, lock file cabinets and doors, and restrict movement of non-employees on the premises;

●	implement computer access security measures such as passwords on files or limited access to terminals through which sensitive information can be obtained;

●	disguise the identity of the securities contained in electronic, mail or facsimile communications among employees and/or persons outside the Company where the documents may pass through the hands of persons with no need to know (e.g., faxes, e-mail, letters, etc.);

●	whenever possible, avoid discussing such information in public places where the conversation may be overheard.

L.	Restricted List

Certain transactions involving the Company may require, for business or legal reasons, that Client accounts or accounts of Supervised Persons not trade in certain Securities for specified time periods. A Security generally will be designated as “restricted” if: (i) the Company is involved in a transaction that places limits on the aggregate position held by the accounts in that Security; and (ii) if trading in a Security should be restricted for any other reason.

The Chief Compliance Officer shall be responsible for maintaining a list of names of entities whose securities shall not be traded in personal or Client accounts without the advance written approval of the Chief Compliance Officer. It is the responsibility of each Supervised Person to determine that a security is not on the Restricted List before placing an order (whether a personal order or a Client order).

The fact that a name appears on the Restricted List does not preclude the Company from executing a transaction as a result of a Client-directed fund flow.

No Supervised Person may communicate to any person outside of the Company the fact that a name of any entity is on the restricted list.

Trading in affected securities may resume, and other responses may be adjusted or eliminated, when the CCO determines that the information has become public and/or immaterial. At such time, the CCO will amend the Restricted List, as applicable to indicate the date that trading was allowed to resume and the reason for the resumption.

M. Resolving Issues Concerning Insider Trading

If, after consideration of the items set forth herein under Implementation of the Company Insider Trading Policy Procedures and Identifying Insider Information above, doubt or ambiguity remains as to whether information is material or nonpublic, or if there is any unresolved question as to the applicability or interpretation of the foregoing procedures or as to the propriety of any action, please promptly discuss such matters with the Chief Compliance Officer before trading on or communicating the information in question to anyone.

N. Supervisory Procedures

The Chief Compliance Officer is primarily responsible for administering and enforcing the provisions of this Policy. The supervisory procedures set forth below are reasonably designed to prevent and detect insider trading.

1. Prevention of Insider Trading

In addition to the prior approval and reporting procedures specified in the Company’s Code of Ethics, the following measures have been implemented to prevent insider trading by Supervised Persons:

i.	each Supervised Person will be provided with a copy of this Policy regarding insider trading;

ii.	the Chief Compliance Officer will answer questions regarding this Policy and all procedures relating thereto;

iii.	the Chief Compliance Officer will resolve issues of whether information received by a Supervised Person is material and nonpublic;

iv.	the Chief Compliance Officer will review on a periodic basis, and update as necessary, this Policy;

v.	whenever it has been determined that a Supervised Person has material nonpublic information, the Chief Compliance Officer will: (a) implement measures to prevent dissemination of such information; and (b) restrict Supervised Persons from trading in the Securities by placing such Securities on the Company’s restricted list (as described in the Company’s Code of Ethics); and

vi.	upon the request of any Supervised Person, the Chief Compliance Officer will promptly review and either approve or disapprove a request for clearance to trade in specified securities.

2.	Detection of Insider Trading

To detect insider trading, the Chief Compliance Officer periodically will: (i) review the securities transaction reports filed pursuant to the Company’s Code of Ethics; (ii) review the trading activity of Client accounts managed by the Company; (iii) review the trading activity of the Company’s proprietary accounts, if any; and (iv) coordinate the review of such reports with legal counsel when the Chief Compliance Officer has reason to believe that material nonpublic information has been provided to certain Supervised Persons.

O. Expert Networks/Other Consultants

The Company understands that by allowing employees to utilize expert networks to assist in the research process, it runs the risk of exposure to material, nonpublic information. In an effort to mitigate this risk, the Company has adopted the following procedures which apply to the use of calls with or arranged by research networks and industry analyst firms (“consulting firms”). Employees who work with consultants or research agents who are also employees of public companies are urged to carefully review the Company’s expert network policy.

The Chief Compliance Officer periodically monitors the use of expert network consultants and is involved in the pre-contract screening of any new expert network consultant relationships. Such due diligence includes discussions with the compliance officers at the expert network firm to ensure such firm is vigilant in terms of, among other things, hiring its consultants, training its consultants and general policies/procedures designed to avoid issues related to transfer of material nonpublic information.

Services of a consultant retained through an expert network may be used only after the Chief Compliance Officer (or his designee) has approved in writing both the expert network provider and the specific consultation. To that end, an employee wishing to use the services of a consultant is required to complete a questionnaire in the form of Exhibit I, or other form approved by the Chief Compliance Officer, and provide it to the Chief Compliance Officer prior to use of the services of the consultant.

The compliance framework is also reviewed on a regular basis as the Chief Compliance Officer monitors communications, via email, between the expert networks and the Company’s investment team. The following policies and procedures apply to the use of calls with or arranged by research networks and industry analyst firms (“consulting firms”):

●	The Company will generally conduct due diligence of consulting firms that includes a review of the consulting firm’s own compliance procedures. The Company also requires that a consultant retained through an expert network receive and respond to a questionnaire substantially in the form of Exhibit J, or other form approved by the Chief Compliance Officer, prior to the consultation;

●	Employees should be especially careful when speaking with consultants who are or recently were employed by a publicly-traded company. Employees are generally not permitted to speak with consultants employed by issuers of securities held or being researched by the Company (including target investment companies);

●	Employees are generally not permitted to speak with former employees of issuers of securities held by the funds and target investment companies for six months following such employee’s departure;

●	Employees must read or e-mail the script (or a substantively similar script) set forth in Exhibit K to consultants prior to each call with a consultant and receive acknowledgement of understanding and agreement from the consultant (either verbally or written).

●	Employees are generally not permitted to speak with former consultants to or employees of public companies or subsidiary of a public company unless the Company is willing to put the issuer on the restricted list for up to 6 months, or such other period determined by the Chief Compliance Officer, but if requested by the PMs, the Chief Compliance Officer will review the matter at the end of 3 months to determine whether to reduce the 6-month restricted period. The Chief Compliance Officer will consult with in-house or outside counsel as necessary in making this determination. Pending the duration of the restricted period and/or consideration of the Chief Compliance Officer: (a) the securities should not be transacted in personally or on behalf of a Client or for any of the employee’s personal accounts and (b) the information should not be communicated inside or outside the Adviser, other than to the Chief Compliance Officer.

After the Chief Compliance Officer has reviewed the issue or consulted with counsel (as the Chief Compliance Officer deems appropriate), the Chief Compliance Officer will determine whether to:

i.	continue the restriction on trading in such securities (by placing the security on the Restricted List) for the full 6-month restricted period;

ii.	permit trading in such securities and communication of the information (either in personal accounts or Fund accounts);

iii.	create an “ethical wall” to limit the information to certain Employees and instruct the Employee that he or she may communicate the information only to Employees that are appropriately “walled off” by confidentiality agreement or otherwise; or

iv.	take any other appropriate action.

All determinations to reduce the 6-month restricted period shall be documented by the Chief Compliance Officer.

●	Employees are expected to maintain any notes of calls with consultants;

●	Following a call with a consultant, an employee must log a summary of the call in the Company’s call log spreadsheet and must affirm that no material nonpublic information was received.

●	ANY questions about whether information constitutes material nonpublic information should be immediately directed to the Chief Compliance Officer. Employees should keep the Chief Compliance Officer reasonably informed of discussions with consulting firms engaged by the Adviser and confirm that the script contained (or a similar script, as determined by the Chief Compliance Officer) in Exhibit K has been read or e-mailed to the consultant prior to any consultations.

Before approving any conversations arranged by third party provider, the CCO will obtain and review the relevant company’s policies prohibiting experts from disclosing Material Nonpublic Information. The CCO may also periodically, review sampled email correspondence involving industry experts, monitor the frequency with which various experts are being used, and/or compare particularly profitable trading to Electron’s past contacts with industry experts.

The Chief Compliance Officer may periodically “chaperone” or listen in on calls with third-party research consultants. The Chief Compliance Officer may also take additional steps to monitor communications with expert network consultants. Prior to the beginning of a call with an expert network consultant, the following disclaimer is read by the participating member of the Company’s investment team and must be acknowledged by the participating consultant. All completed calls are then documented.

In the event any material nonpublic information has been shared during a call, the Chief Compliance Officer must be notified immediately for review. The Chief Compliance Officer may consult with in-house or outside counsel as necessary. If such material, nonpublic information is determined to have been shared, the Chief Compliance Officer shall place on the Adviser’s restricted list for 6 months the company or companies as to which the material, nonpublic information relates.

Meetings or Calls with Executive Officers of Public and Private Companies

Employees may meet or conduct telephone calls or meetings with executive officers (i.e., c-suite) or investor relations personnel of a public or private company (“Expert Consultations”) as part of the investment team’s evaluation of potential and existing investments. Expert Consultations do not include any company calls or meetings in which multiple third parties are present, such as earnings calls or large-scale conferences. However, with respect to conferences, any one-on-one meetings held during a conference would be considered an Expert Consultation. If an Employee is unsure whether a meeting or call constitutes a Company Consultation for purposes of this policy, the Employee must speak with the CCO in advance of the meeting or call. With respect to such Expert Consultations, Company employees shall adhere to the following policies:

a.	Employees must log any Expert Consultations held outside of public venues (i.e., one-on-one meetings/calls) in the Company’s call log and affirm no material nonpublic information was received, which will be monitored by the Chief Compliance Officer (or Designated Person).

b.	In the event that Company or its employees learn or have reason to suspect that they have been provided with (a) material non-public information and/or (b) information that company personnel may have furnished to Company or its employees in possible violation of a duty of trust or confidence to any person, the employee shall immediately notify the Chief Compliance Officer who shall then determine the proper course of action. Depending upon the facts and circumstances of each situation, the Chief Compliance Officer may solicit the advice of outside counsel as it relates to a particular issue and/or decide to restrict both the Advisory Client and Company employees from trading in the securities of a particular company/issuer by placing such company/issuer on the Restricted List.

The Chief Compliance Officer (or Designated Person) may periodically chaperone Expert Consultations.

XV.      PORTFOLIO MANAGEMENT POLICY

A. Purpose and Scope

The purpose of this policy regarding portfolio management and trading (this “Policy”) is to ensure that the portfolio management and trading practices of the Company comply with applicable law and the Company’s fiduciary obligations. This policy sets forth procedures for ensuring that the Company treats its Clients in a fair and equitable manner when effecting Securities transactions on their behalf.

B. General Policy

The Company shall exercise its fiduciary duty towards its Clients to act in their best interests at all times, including: (i) ensuring that the investment advice provided to each Client is suitable to such Client’s particular investment objectives, needs and circumstances; (ii) ensuring fair and equitable allocation of Securities among Clients and in the aggregation of orders; (iii) correcting trade errors promptly and in a manner consistent with the best interests of Clients, regardless of the cause or origin of the error; and (iv) trading for Client accounts only on an agency basis, except as otherwise set forth herein.

C. Fiduciary Duty

Section 206 of the Advisers Act prohibits an investment adviser from directly or indirectly engaging “in any act, practice or course of business which is fraudulent, deceptive or manipulative”. The Supreme Court has held that Section 206 imposes a fiduciary duty on all investment advisers by operation of law, the purpose of which is to eliminate conflicts of interest and to prevent an adviser from over-reaching or taking unfair advantage of a Client’s trust. As a fiduciary, the Company owes its Clients more than honesty and good faith alone. Rather, it has an affirmative duty of utmost good faith to act solely in the best interests of its Clients at all times and to make full and fair disclosure of all material facts, particularly where the Company’s interests may conflict those of its Clients. The Company’s conduct will be measured against a higher standard of conduct than that used for purely commercial transactions. The Company must be sensitive to the possibility of rendering less than disinterested advice, and it may be faulted for doing so regardless of whether it intended to injure a Client, even if such Client does not suffer a monetary loss.

D. Suitability of Investment Advice

1. General

As noted above, the Company’s fiduciary duty requires that it recommend only those investments that are suitable for a Client, based on the Client’s particular investment objectives, needs and circumstances. The Company shall be responsible for inquiring and documenting the criteria discussed above and shall develop suitable investment guidelines for each Client based on such Client’s financial situation, investment experience and investment objectives. Any investment advice the Company renders to its Client shall fall within the investment guidelines for such particular Client. With respect to a Private Fund Client, the investment objectives of such Client are set forth in its offering memorandum.

2. Private Fund Clients

For each Fund, the Company shall ensure that each underlying investor duly executes and/or delivers a subscription agreement establishing the investor’s suitability for investment in the Fund, and any other agreement, instrument or other document required by the Company to be executed or delivered in connection with such investment. The Company shall ensure that all investment advice provided to a Fund is in accordance with the investment objections and strategies disclosed to the underlying Investors of such Fund.

3. Portfolio Management & Account Reviews

Electron’s investment personnel will hold periodic meetings as necessary and will meet formally at least weekly to discuss any applicable topics, such as investment ideas, economic developments, current events, investment strategies, and Client holdings.

Electron will maintain research files in connection with most investment recommendations. However, research files will generally not be prepared for investment grade debt, treasury securities, money market funds, spin-offs of other companies, and similar securities.

Mr. Shaver, with the assistance of other investment staff as appropriate, regularly reviews the current investment strategy and holdings in the Funds. Issues such as exposure, security weighting, and sector weighting are all reviewed to ensure compliance with the applicable Agreements. Topics such as model changes and priority of purchases or sales are also frequently discussed among members of the investment team and the portfolio managers.

Trading personnel assist in risk assessment and review of holdings in the Funds by monitoring risks arising from factors including, if applicable: (i) security concentration; (ii) regulatory limitations; (iii) regional exposure; (iv) sector exposure; (v) liquidity; (vi) investor-imposed investment restrictions; (vii) beta; (viii) value at risk; (ix) leverage; (x) counterparty risk; and (xi) risks related to operations and systems.

4. Individual Investment Advice

The Company shall provide individual investment advice and treatment with respect to each Client account; however, investment decisions with respect to an account will not be for the purpose of creating an unfair or inequitable disadvantage to another account or an unfair or inequitable advantage to any Proprietary/Performance Account.

XVI. TRADING POLICY

A.	Purpose and Scope

As part of Electron’s fiduciary duty to its Clients, the Company has an obligation to seek best price and execution for all trades, to trade assets in a manner that is fair to all Clients, and to exercise diligence and care throughout the trading process.

B.	General Policy

Electron has instituted policies and procedures to ensure that it will place Client transactions with appropriate care and diligence, seek best execution, treat all Clients fairly, and disclose all material conflicts of interest.

C.	Trading Procedures

1.	Trading instructions are given by the Portfolio Manager or Analyst with approval from the Portfolio Manager to a Trader verbally, in writing, through an email or order management system.[28]

2.	Electron has an approved broker list. Any analyst can request to add/remove any broker. The CCO will review and approve changes and fill out any documentation needed. The broker list is discussed at the quarterly best execution meetings.

3.	Any change from the approved broker list needs to be cleared by the CCO.

4.	The Trader decides upon the appropriate means of executing the trade. When determining which trading venue(s) to use, the Trader may consider, among other things:

o   Listed bids and asks;

o   The opportunity for price improvement; o Transaction costs;

o   Anonymity;

o   Liquidity;

o   Speed of execution; o Quality of research;

o   Expertise with difficult securities; o Trading style and strategy;

o   Geographic location;

o   Frequency of errors; and

o   Access to new issues.

28 Please refer to Electron’s Standing Trading Authority for additional guidance related to Analyst trading authority.

5.	The trader has the flexibility to direct trades to any broker on the approved list. The trader will look to reach the internal budget set for each broker quarterly. An analyst has the authority to direct a specific trade to a broker.

6.	The Trader must ensure that Electron creates and maintains a trade ticket, either electronically or in hard copy, for each trade. Pursuant to Rule 204-2(a)(3) under the Advisers Act, the trade ticket must show:

o   The terms and conditions of the order, instruction, modification, or cancellation; o The person at Electron who recommended the trade;

o   The person at Electron who placed the trade;

o   The Client account(s) for which the trade was entered;

o   If applicable, how the trade will be allocated among Clients; o The date the trade was entered;

o   The broker-dealer or bank with which the trade was placed; and

o   Whether the order was placed pursuant to Electron’s discretionary authority.

7.	Trades are communicated to broker-dealers through a web-based interface in Enfusion

8.	The Operations team will ensure that each trade is confirmed in writing by the executing broker-dealer upon completion of the trade. Confirmations are delivered by mail, fax, or other electronic means. Each confirmation must include:

o   The security traded;

o   Whether the trade was a buy or a sell; o The price;

o   The quantity traded; o The trade date;

o   The settlement date; and

o   All commissions, taxes, and other settlement charges.

Special requirements may arise for certain types of transactions such as swaps or options.

9.	The Operations team will reconcile all trade tickets against broker-dealer confirms to detect trade breaks, improper allocations, or other potential trade errors. Any such breaks or errors must be corrected as soon as practicable. Electron’s policies and procedures regarding trade errors are described in the Investing/Trading Errors section of this Manual.

10.	As an added check, each month the Operations team will reconcile Electron’s order management system and/or trade tickets against custodial records to detect any potential trade errors or other deviations in cash or position balances. Electron’s Portfolio Manager and Traders must be informed promptly of any exceptions detected during the reconciliation.

11.	Electron’s Portfolio Manager periodically review custodial records to identify any deviations from intended Client holdings.

D. New Issues

FINRA Rules 5130 and 5131 are intended to protect the integrity of the public offering system by placing significant limits on the ability of a broker-dealer that is a member of FINRA to purchase or hold certain new issues or sell them to favored clients or certain other persons who may direct future business to the broker-dealer. A new issue generally is any initial public offering of an equity security, as defined in the Exchange Act.

Rules 5130 and 5131, with certain exceptions, apply to FINRA members in connection with all initial public offerings of equity securities, including foreign offerings. Rule 5130 imposes various restrictions on FINRA-member broker-dealers (or associated persons thereof) from selling shares of a new issue to certain “restricted persons” (i.e., certain persons affiliated with the securities industry and certain members of their respective families). In applying these restrictions, Rule 5130 covers not only direct purchases by restricted persons, but also purchases by accounts in which such persons may have an interest. However, a number of accounts are excluded from Rule 5130’s coverage and can purchase new issues without restriction, including accounts in which restricted persons have a beneficial interest, so long as the aggregate interest of all restricted persons in the account is 10% or less. Accounts in which restricted persons have more than a 10% beneficial interest (each, a “Restricted Account”) may purchase new issues if a “new issue” or “carve-out” subaccount is established with respect thereto in which only non-restricted persons participate. Also, restricted persons could participate in subaccounts so long as their participation does not exceed 10% of the notional pro rata proceeds of the new issues.

Rule 5131 generally prohibits FINRA-member broker-dealers (or associated persons thereof) from selling shares of a new issues to executive officers or directors of a public company or a covered nonpublic company (such public company or covered nonpublic company, the “Applicable Company”), or to persons materially supported by such executive officers or directors (collectively, “covered persons”), if (a) the Applicable Company is currently an investment banking services client of the FINRA member or the member has received compensation from the Applicable Company for investment banking services in the past 12 months, (b) the person responsible for making allocation decisions knows or has reason to know that the FINRA member intends to provide, or expects to be retained by the Applicable Company for, investment banking services within the next three months, or (c) there is an express or implied condition that the executive officer or director will retain the FINRA member for the performance of further investment banking services on behalf of the Applicable Company. Rule 5131 generally permits allocations of new issues to accounts in which the collective beneficial interests of covered persons from a single Applicable Company do not, in the aggregate, exceed 25% of such account. Accounts in which covered persons from any single Applicable Company have, in the aggregate, more than a 25% beneficial interest may purchase new issues if a “new issue” or “carve-out” subaccount is established with respect thereto in which only non-covered persons or covered persons from Applicable Companies that do not, when aggregated with other covered persons from such Applicable Company, exceed 25% of such account participate.

Prior to selling a new issue to a purchaser, a FINRA member must obtain affirmative verification that the purchaser, or persons or beneficial owners on whose behalf the purchaser is acting, are not restricted. In addition, a FINRA member must obtain affirmative verification that the purchaser, or persons or beneficial owners on whose behalf the purchaser is acting, are not covered persons, unless such covered persons of a single company do not, in the aggregate, exceed 25% of the account being allocated the new issue by the FINRA member. Such verifications may not be more than 12 months old at the time of the sale. Thereafter, the FINRA member must reaffirm the purchaser’s non-restricted status and non-covered status every 12 months, which can be accomplished via negative consent.

In determining how to allocate new issue purchases to Clients that are not restricted persons or covered persons, the Company shall take into consideration the following factors:

●	whether the Client was given reason to believe that its account would be investing in new issues;

●	whether the investment guidelines of the Investment Management Agreements or offering materials for a Fund generally permit the acquisition of new issues;

●	whether the new issue in question is consistent with the investment guidelines of the Investment Management Agreements or offering materials for a Fund (e.g., style, market capitalization, turnover, etc.); and

●	the size of the new issue investment.

In the case of a Restricted Account, the Chief Compliance Officer shall determine whether to employ the “carve out” or “new issue” sub-account procedure discussed above, whereby profits and losses attributable to new issues shall be allocated only to non-restricted persons and non-covered persons in a separate custodial subaccount. If a “carve out” or “new issue” subaccount is not utilized, the Company shall not permit new issues shares to be allocated to a Restricted Account or allocate gains and losses from “new issues” to a Restricted Account.

Clients may invest in new issues and may have new issue income. Accordingly, the Company shall follow these procedures with respect to investments in new issues:

●	Each prospective Investor in a Fund must check the appropriate places in the subscription agreement to represent if it is eligible to participate in “new issues”. A prospective Investor that does not properly complete the “new issues” questionnaire in the subscription agreement will not be allocated increases and decreases in net worth attributable to new issues investments, and certain investors will only be allocated increases and decreases in net worth attributable to new issues investments to the extent permitted by applicable FINRA rules. The Company may revisit this issue in the future.

●	When allocating new issues among Client accounts, Electron will seek to allocate IPOs in a manner that is fair to all Clients, typically these allocations will be performed on a pro-rata basis.

●	With respect to the Funds, the Company will allocate a maximum of 10% of the increases and decreases in net worth attributable to new issues to restricted investors with the remaining increase and decrease in net worth to unrestricted investors. The Company will calculate the increases and decreases in net worth attributable to new issues based on the new issue price and the first available price on Bloomberg. The remaining increases and decreases in net worth attributable to “new issues” after the first available price on Bloomberg will be allocated pro rata based on the percentage of ownership in the Master Fund.

The Chief Compliance Officer shall be primarily responsible for maintaining documentation relating to whether a Client (or each of the investors therein) is eligible to participate in gains and losses derived from new issues for at least three years following the last new issuance to such client. The status of the investors investing in Managed Accounts or Funds under FINRA Rules 5130 and 5131 shall be reaffirmed at least annually by the Chief Compliance Officer. The Chief Compliance Officer shall coordinate annual mailings to Clients (and the investors therein, if applicable) whose status must be reaffirmed, asking such Clients (and the investors therein, if applicable) to respond only if their status has changed.

E. Investments in Registered Funds (Including Exchange-Traded Funds)

The Company should not cause any Fund to acquire more than 3% of the outstanding stock of any registered investment company. Registered investment companies include any mutual fund, listed closed end fund or exchange traded fund whose underlying assets are securities. Certain ETFs are not subject to this 3% limitation because their underlying assets are not securities, and as a result, they are not registered investment companies. Investment in such ETFs may exceed the 3% limit, but only with the prior written approval of the Chief Compliance Officer. You can confirm the status of an ETF by checking EDGAR.

F. Short Sales

The Company shall comply with all applicable laws relating to the short sale of securities. The primary U.S. regulations relating to short sales are the SEC’s Regulation SHO (Rules 200 through 204), Rule 10b-21, and Rule 105 of Regulation M.

1. Definition of Short Sale; Order Marking; Locating Borrowable Shares

Regulation SHO defines a “short sale” as the sale of a security which the seller does not “own” or a sale which is consummated by the delivery of a security borrowed by, or for the account of, the seller. A “short sale against the box” is an example of a sale that must be considered short even though the seller owns the security because the sale is to be settled with borrowed stock.

A seller “owns” a security under Regulation SHO if the seller:

1.	has title to it;

2.	has purchased, or has entered into a binding and unconditional contract to purchase it, but has not yet received it;

3.	owns a security immediately convertible into or exchangeable for it and has tendered such security for conversion or exchange;

4.	has an option to purchase or acquire it and has exercised such option;

5.	has rights or warrants to subscribe to it and has exercised such rights or warrants; or

6.	holds a security futures contract to purchase it and has received notice that the position will be physically settled and is irrevocably bound to receive the underlying security.

In addition, in order for a seller to be deemed to own a security for purposes of Regulation SHO, the seller must own the security as defined above and have a net long position in the security. Even if the seller owns the security being sold and has a net long position, an order to sell an equity security may only be marked long if the seller reasonably believes delivery of the security being sold will occur on time. All sales must be identified as long or short on all applicable trade tickets. A short sale may be marked as short exempt (i.e., exempt from Rule 201 of Regulation SHO, the SEC’s price restriction on short sales) if the seller is eligible to claim one of the exceptions specified in Rule 201(d).

Prior to placing a short sale order (even if exempt from the Rule 201 price test), a trader employed by the Company must affirmatively determine that the Securities being shorted can be borrowed by the settlement date. Typically, in connection with short sales of equity securities, broker-dealers will ask short sellers to provide the location of the shares to be borrowed to make delivery on a short sale (this process frequently is referred to as the “locate requirement”). If the seller owns the security being sold but cannot deliver it on time due to circumstances beyond the seller’s control (ex., due to a delay associated with removing a legend in connection with a Rule 144 sale), but intends to deliver it as soon as possible, the seller may claim a 35-day exception from the locate requirement. Short sales exempt from the locate requirement should NOT be marked short exempt unless also exempt from the Rule 201 price test.

WARNING: SEC Rule 10b-21 deems it a fraudulent offense for any person, when placing an order to sell an equity security, to make a misrepresentation about the person’s intention or ability to deliver the security on or before the settlement date and then fail to deliver the security by settlement date. Misrepresentations covered by Rule 10b-21 would include marking an order as long when this is not permitted or claiming to have performed a locate when this is not true.

The Chief Compliance Officer shall review each trader’s short sales periodically to ensure that there has been no unusual short selling or violation of applicable law.

2. Short Sales Prior to Participation in a Public Offering (Rule 105)

Rule 105 of the SEC’s Regulation M generally prohibits a person who sells short prior to certain offerings from buying the same security in the offering. Rule 105 will apply to an offering if the following criteria are present:

1.	the offering is of equity securities;

2.	the offering is for cash;

3.	the offering is pursuant to a registration statement or a notification on Form 1-A or Form 1-E filed under the Securities Act of 1933; and

4.	the offering is a firm commitment underwriting by broker-dealers on behalf of the issuer or selling security-holders.

If all the above factors exist, then neither the Company nor any Client account may receive shares in the offering if any of them sold short the security that is the subject of the offering during the period (“Rule 105 restricted period”) that is the shorter of the period: (i) beginning five business days before the pricing of the offered securities and ending with such pricing; or (ii) beginning with the initial filing of such registration statement or notification on Form 1-A or Form 1-E and ending with the pricing.

Even in circumstances where Rule 105 would otherwise apply, there are two exceptions - the bona fide purchase exception and the separate account exception.

Bona fide purchase exception: Rule 105 permits participation in the offering provided the short seller makes a bona fide purchase of the security it sold short prior to the pricing of the offering, subject to the following conditions:

1.	the shares purchased are at least equivalent in quantity to the entire amount of shares sold short during the Rule 105 restricted period;

2.	the purchases are effected during regular trading hours and reported to the tape;

3.	the purchases are effected after the last Rule 105 restricted period short sale, and no later than the business day prior to the day of the pricing of the offering; and

4.	the short seller has not affected a short sale, that is reported to the tape, within the 30 minutes prior to the close of regular trading hours on the business day prior to the day of pricing.

Short sellers who meet the above criteria can participate in an offering subject to Rule 105 notwithstanding having shorted during the Rule 105 restricted period.

Separate account exception: The separate account exception permits the Company to manage the Client accounts in a manner such that a short sale by the Company for any Client account will not prohibit participation in an offering by the other Client accounts. This exception requires that decisions regarding securities transactions for each account are made separately and without coordination of trading or cooperation among or between the accounts. If the Company elects to apply this exception, then the CCO shall adopt detailed procedures in accordance with the SEC’s guidance.

All traders must receive written approval (including an email retained for future reference) from the Chief Compliance Officer before participating in an offering subject to Rule 105 to ensure that no short sales prohibit such participation.

G. Allocation of Securities and Aggregation of Orders

1. General

The Company’s overall objective is to treat each Client account in a fair and equitable manner, depending on the particular facts and circumstances and the needs and financial objectives of the Company’s various Clients, such that allocations are not based upon account performance, applicable fee structures or the appearance of otherwise preferential treatment, and tradable position sizes are retained in each portfolio. The Company shall avoid any action that could result in an unfair or inequitable disadvantage to any Client account or unfair or inequitable advantage to any proprietary account or any Client account that is charged performance-based fees (each, a “Proprietary/Performance Account”).

Based on the foregoing, set forth below are the Company’s general policies and procedures regarding the allocation of investments among, and the aggregation of orders placed on behalf of, Clients’ accounts.

Best Execution. The Company shall aggregate trades, unless it believes that doing so would conflict or otherwise be inconsistent with its duty to seek best execution for its accounts, and/or the terms of the respective investment advisory contracts and other agreements and understandings relating to the accounts for which trades are being aggregated. When the Company believes that it can effectively obtain best execution for its accounts by aggregating trades for any Proprietary/Performance Accounts, it will do so for all accounts for which the trades are both suitable and consistent with the respective investment advisory contracts, investment guidelines, and other agreements and understandings relating to such accounts, unless:

a.	a Client directs the Company to execute a trade through a particular broker-dealer that is not executing the aggregated trade; or

b.	to the extent that the Company otherwise would be prohibited or restricted from aggregating such trades under applicable law or by virtue of any agreement, instrument or other document to which the Company or any of its property is bound.

Average price. Each account that participates in an aggregated security order will participate at the average share price for such order on a given business day (although, with respect to option contracts, determining the average price may not be possible), with transaction costs shared pro rata based on each account’s participation, unless otherwise required by contract or applicable law. The Company shall not favor any account over any other account.

Standard Allocation Method. Orders generally shall be allocated in the following manner: (i) pro rata among all accounts based upon the respective sizes of the participating Client accounts; or (ii) based upon a uniform target percentage holding across all participating Client accounts, unless there are limit orders. Each such pro rata and target allocation procedures are sometimes referred to herein as a “Standard Allocation Method”.

Departures from Standard Allocation Methods. The Company may employ an allocation method other than a Standard Allocation Method including, but not limited to, allocating trades based on (1) the amount of available cash in a particular Client account or the need of a particular Client account for cash flow, (2) allocating trades based upon a uniform target percentage holding across all participating Client accounts (unless there are limit orders), or (3) any other method, provided, that the Company may only depart from the Standard Allocation Method if:

under the circumstances, such other allocation method is reasonable, employed in good faith and does not result in an unfair or inequitable disadvantage to any Client account.

Limit Orders. Limit orders may be aggregated with market orders based on any Standard Allocation Method. If limit orders cannot be executed, then all other orders (i.e., the market orders) are to be filled only among accounts submitting market orders and generally based upon the original order size, unless the Company wishes to increase the order size in light of unexecutable limit orders, in which case orders will be reallocated using any Standard Allocation Method based upon the respective sizes of the participating accounts or a new, higher uniform target allocation, as applicable.

2. Recordkeeping

The Company’s books and records will separately reflect securities held by, bought, or sold for accounts that participate in each aggregated order.

3. Chief Compliance Officer Approvals

When required, the Chief Compliance Officer’s approval of a transaction shall be in writing or in such other appropriate format as he or she deems necessary or desirable. Approvals may be verbal, provided that the approval is thereafter confirmed in writing in a timely manner. If the Chief Compliance Officer is unavailable, and failure to act would result in a significant disadvantage to an account, the Company may, after exercising good business judgment and common sense, obtain written approval from the Chief Compliance Officer’s designee.

4. Periodic Review

The Chief Compliance Officer shall, in consultation with the Company’s legal counsel or compliance consultant, review the allocation of Securities among various Client accounts at least annually to ensure allocations were conducted in accordance with this policy.

5. Other Matters

This Policy does not purport to cover every situation in which choices and decisions must be made, as unusual situations and special circumstances may arise in the exercise of the Company’s investment discretion. Good business judgment and common sense must also apply.

H.	Principal Transactions

1.	Policy

Principal transactions include transactions in which an investment adviser directly or through an affiliate is acting as principal for its own account and knowingly buys Securities from, or sells them to, an advisory Client. They also include so-called “riskless principal” transactions in which a dealer executes simultaneous purchases and sales of a Security after locating counterparties in the market.

In general, trading for Client accounts should be effected on an agency basis only. Where, however, trading on an agency basis is impossible or impracticable, the transaction may be effected on a principal basis, including on a “riskless principal” basis, but only to the extent that: (i) doing so is in the best interests of the Client and is otherwise consistent with the Company’s fiduciary duties; and (ii) the Company provides the necessary disclosure and obtains the informed consent of the Client with respect to the transaction prior to the settlement of the transaction.

Notwithstanding the foregoing, under no circumstances shall the Company effect principal trades (including “riskless principal trades”) on behalf of IRAs, KEOGHs or any plan asset vehicle that is subject to ERISA.

2. Procedures

Set forth below are the Company’s procedures with respect to principal transactions (including “riskless principal” transactions):

First and foremost, as stated above, the Company shall determine whether the principal transaction is in the best interests of the Client and otherwise consistent with the Company’s fiduciary duties (including the duty to obtain best execution).

Prior to settlement and on a trade-by-trade basis, the Company shall: (a) make written disclosure to the Client of the capacity in which it is acting; and (b) obtain the Client’s consent to the transaction and its terms, including the costs, prices, markups/markdowns, and inherent conflict of interests. Accordingly, the Company must know, prior to entering into a principal transaction, where and how the Client can be contacted in order to obtain its consent. If the Company is not certain that a contact can be made on the trade date, the Company should reconsider executing the transaction, unless the Company can ensure that written disclosure can be made and consent can be obtained prior to the settlement date.

The Chief Compliance Officer, on behalf of the Company, shall be primarily responsible for obtaining and keeping on file all records and Client consents in connection with such transaction(s).

I. Agency Cross Transactions / Cross Trades

Agency cross transactions include transactions in which an investment adviser directly or through an affiliate is also acting as broker for both an advisory client and a non-advisory client on the other side of the transaction. Cross trades include transactions in which the adviser internally effects a transaction between two of its advisory clients. Agency cross transactions and cross trades generally require Client consent and impose written reporting requirements on a transaction-by-transaction basis.

The Company shall not place an order with the intention of crossing orders involving the Company’s advisory accounts and the Company’s (or an affiliate’s) non-advisory accounts on either side of the transaction. The Company shall consult with the Chief Compliance Officer prior to effecting any cross trades. Cross trades may only be effected upon a finding by the Chief Compliance Officer, in consultation with portfolio managers, that: (i) it is in the best interests of the Client and is otherwise consistent with the Company’s fiduciary duties; and (ii) the Company provides the necessary disclosure and obtains the informed consent of the Client with respect to the transaction prior to the settlement of such transaction.

Notwithstanding the foregoing, under no circumstances shall the Company effect any agency cross transaction or cross trades on behalf of IRAs, KEOGHs or any plan asset vehicle that is subject to ERISA.

1. Procedures

Set forth below are the Company’s procedures with respect to cross trades:

As stated above, the Company shall consult with the Chief Compliance Officer prior to effecting any cross trades. The Chief Compliance Officer shall review any potential cross trades to determine that no Client would be disfavored by such cross trade, that the transaction is in the best interests of the Clients on either side of the transaction, and that the transaction is otherwise consistent with the Company’s fiduciary duties (including the duty to obtain best execution).

Prior to settlement and on a trade-by-trade basis, the Company shall: (a) make written disclosure to the Client of the capacity in which it is acting, and (b) obtain the Client’s consent to the transaction and its terms, including the costs, prices, markups/markdowns and inherent conflict of interests. Accordingly, the Company must know prior to entering into a cross trade, where and how the Client can be contacted in order to obtain its consent. If the Company is not certain that a contact can be made on the trade date, the Company should reconsider executing the transaction, unless the Company can ensure that written disclosure can be made and consent can be obtained prior to the settlement date. In the event that no commission or compensation, other than the advisory fee, is received by the Company for the cross transaction, the Company is not required to obtain Client consent prior to each transaction, but may rely on a general consent obtained from the Client based on adequate disclosure from the Company.

The Chief Compliance Officer, on behalf of the Company, shall obtain and keep on file all records and Client consents in connection with such transaction(s).

XVII. TRADE ERROR POLICY

1. Generally

The Company intends to identify, communicate, negotiate and resolve trade errors in a manner consistent with the best interests of its Clients, regardless of the cause or origin of the error or whether it is attributable to the Company or a third-party.

An error occurs whenever the Company effects a transaction for a Client that is different from what was actually intended. While there is no standard definition under applicable law, for purposes of this Policy, the term “trading error” shall include, among other things, the following:

i.	an incorrect order upon entry;

ii.	the purchase or sale of the wrong quantity of Securities or the wrong Security or type or class of Security;

iii.	the misallocation or wrong settlement of a Securities transaction that is attributable to the Company or a third-party (typically the executing broker-dealer), regardless of whether a profit or loss results from the error; and

iv.	any transaction that violates or conflicts with a Client’s Investment Management Agreements, investment guidelines, other agreements and understandings, restrictions or tax objectives relating to such account, the Company’s policies or procedures or applicable law, regardless of whether the error is due to a mistake, systems failure, miscommunication or otherwise.

2.	Policies

Set forth below are the Company’s general policies with respect to trade errors:

Reconciliation. Company personnel, with input from the Chief Compliance Officer, shall endeavor to detect trade errors prior to settlement and correct and/or mitigate them. To the extent an error is caused by a counterparty, such as a broker-dealer, the Company will strive to recover any losses associated with such counterparty. Company personnel, with input from the Chief Compliance Officer, will evaluate each trade error to determine whether a particular error must be paid for by the Company. Thus, the cost of a trade error made by the Company may be borne directly out of the assets of the Company. The Company may also offset any errors resulting in a gain to the Company with errors resulting in a loss to the Company. Gains or losses that result from trade errors may be netted and settled within the affected accounts on a monthly basis when net asset value is calculated.

Company Errors. The Company shall generally be responsible for all losses resulting from trade errors attributable to it. No third-party, including the executing broker-dealer, shall absorb or otherwise be responsible for losses resulting from such errors.

Third-Party Errors. Trade errors attributable to a third-party, including the executing broker-dealer, shall be corrected in such third-party’s error account. The Company shall not absorb or otherwise be responsible for losses resulting from such errors.

Supervision and Recordkeeping. The Chief Compliance Officer shall be notified of all trade errors, as well as the resolution thereof. All trade errors shall be investigated to determine the cause and minimize the likelihood of recurrence. All trade errors must be properly documented and supported by all records relating thereto (including all original and corrective documentation) (the “Trade Error Report”), executed and delivered by the preparer of the form and countersigned by the Chief Compliance Officer. All such documents and records must be maintained in a manner consistent with the Company’s Recordkeeping Policy.

3. Procedures

Set forth below are the Company’s general procedures with respect to trade errors:

Identification and Reporting. All personnel involved in the investment process shall monitor their activities in order to detect and identify trading errors. If an error is discovered, the finder shall promptly report the error to the Chief Compliance Officer.

Approvals. All actions taken to remedy or correct a trade error must be reviewed by the Chief Compliance Officer. As noted above, a Trade Error Report shall be used to investigate, report and document each error. All applicable supporting records and documentation relating to the error (e.g., original and corrective trade records) shall be attached to each Trade Error Report. All investigations of trade errors shall include a description of the error and the origin or cause, identification of the responsible party or parties, and a description of the action(s) taken or to be taken to remedy or correct the error and to minimize the likelihood of recurrence.

Periodic Review. The Chief Compliance Officer shall periodically review the trade error accounts for potential impropriety, and shall record his findings.

A. BEST EXECUTION AND SOFT DOLLAR POLICY

A.	Purpose and Scope

This policy regarding best execution and soft dollars (this “Policy”) outlines procedures reasonably designed to ensure that the Company obtains “best execution” of Client transactions under the circumstances of the particular transaction. Where the Company is in a position to direct brokerage transactions on behalf of its Clients, the Company’s fiduciary duty includes the requirement to seek best execution for such transactions.

The Chief Compliance Officer will be primarily responsible for implementing and enforcing this Policy.

B.	General Policy

In selecting a broker for each specific Client portfolio transaction, the Company will use its best judgment to choose the broker-dealers most capable of providing “best execution” on an overall basis. As a matter of policy, broker-dealers will not be selected by the Company solely on the basis of price, but will be selected on the basis of an evaluation by the Company of the overall value and quality of the brokerage services provided by such firms to the Company’s Clients.

C.	What is Best Execution?

Best execution is not easily quantifiable, because it encompasses several factors, including: (i) price of the security; (ii) commission amount; (iii) execution speed; (iv) confidentiality; (v) market depth; (vi) capital commitment; (vi) recent order flow; (vii) knowledge of the other side of the trade; and (viii) the quality of the broker’s services (including, but not limited to, accuracy, reputation, timeliness, research and responsiveness).29

The Advisers Act does not define the term best execution and does not expressly require investment advisers to incorporate formal written policies and procedures solely to achieve best execution. However, the SEC has stated that money managers should periodically and systematically evaluate the execution performance of the brokers executing its transactions.

Best execution generally requires an investment adviser to “execute securities transactions for clients in a manner that the client’s total cost or proceeds in each transaction is the most favorable under the circumstances”.30 However, the lowest possible commission cost is not necessarily the determinative factor in achieving best execution.31 Instead, the Company shall “consider the full range and quality of a broker’s services in placing brokerage including, among other things, the value of research provided as well as execution capability, commission rate, financial responsibility, and responsiveness to the money manager”.32 Therefore, consideration of all relevant factors, including certain intangibles, ranging from “soft dollars” to a broker’s customer service is essential in considering and evaluating best execution.

[29]	Lori Richards, Remarks to the Investment Company Institute’s 1999 Mutual Fund Compliance Conference (June 10, 1999).

[30]	Advisors Act Release No. 232 (1968).

[31]	Securities Act Release No. 5250 (1972).

[32]	Exchange Act Release No. 34-23170 (1986).

Appropriate Company personnel shall periodically review the performance of the broker-dealers executing the Company’s transactions as contemplated by Exchange Act Release 34-23170. Specifically, the Chief Compliance Officer shall review and make determinations relating to:

i.	the selection of criteria pursuant to which broker-dealers may be evaluated and approved for purposes of executing Client transactions;

ii.	the composition of the list of approved brokers through whom the Company may execute Client transactions (the “Approved Broker List”);

iii.	soft dollar arrangements, if any; and

iv.	the Company’s compliance with its relevant legal and fiduciary obligations, including its obligation to obtain best execution in connection with Client securities transactions.

Appropriate Company personnel shall review on a periodic basis information concerning: (i) the amount of commissions and other fees that each broker charged the Company for transactions (and the volume per trade, if appropriate); and (ii) any unusual activity regarding certain brokers or certain transactions that occurred since the last review (e.g., the refusal by the broker to correct errors, significant decreases in execution time, etc.).

In connection with its determination of whether “best execution” has been obtained, in addition to net price, the Company will consider the full range of brokerage services applicable to a particular transaction and the characteristics of the broker. Applicability of specific criteria will vary depending upon the nature of the transaction, the market in which it is effected and the extent to which it is possible to select from among multiple brokers or dealers capable of effecting the transaction.

In selecting brokers to execute transactions, the Company does not have an obligation to seek the lowest available transaction cost (e.g., commission cost). Applicable Company personnel will make reasonable efforts to keep informed of commission rate structures and prevalent bid/ask spread characteristics of the markets and securities in which transactions entered into on behalf of the Company or any Client account occur. The Company may or may not solicit competitive bids on behalf of the Company or any Client account based on its judgment of the expected benefit or harm to the execution process for that transaction. In those instances, where the Company solicits competitive bids where practicable or where required by law, the portfolio managers will maintain all necessary records to document such process.

Company personnel may prepare a quarterly report containing some of the following information:

i.	the estimated amount of commissions that would be generated during the upcoming quarter from Client transactions allocated to brokers appearing on the Approved Broker List that will supply research or direct a third-party to provide research or other services;

ii.	a list of any soft dollar products or services proposed to be received by the Company in connection with allocation of Client transactions;

iii.	a list of all broker-dealers from which the Company proposes to obtain such services;

iv.	an estimate of the dollar amount of year-to-date trade commissions paid or earned by each broker-dealer service provided by the broker or a third-party;

v.	targeted commission amounts or targeted changes in commission amounts per broker-dealer;

vi.	the total dollar amount of year-to-date commissions paid to brokers; and

vii.	with respect to each broker-dealer directing third-party services to the Company, if any:

viii.	the name of the broker-dealer;

ix.	the name of the products or services provided;

x.	the name of the third-party provider;

xi.	the products or services that have been added or discontinued;

xii.	a brief description of the products or services;

xiii.	the annual brokerage commitments;

xiv.	the amount of commissions, if any, paid to the broker-dealer by the Company year-to-date;

xv.	a list of products or services that have a mixed use; and

xvi.	the allocation of the cost of mixed-use products or services between hard and soft dollars.

The Company is responsible for monitoring changes in market conditions, the quality of execution of securities transactions, and the availability of new or alternative methods for executing transactions.

D.	Best Execution Committee Meetings

Electron’s Best Execution Committee, which is comprised of all investment professionals, the Portfolio Manager and CCO typically meet three (3) times per year to consider all trading relationships. The committee will also collectively rate all approved broker-dealers in accordance with the factors set forth herein. The resulting broker-dealer rankings will assist Traders when allocating brokerage and may also serve as documentation of Electron’s good faith determination in accordance with Section 28(e) of the Exchange Act, that any commissions (in excess of the lowest available commissions) payable to such broker-dealers are reasonable in relation to the value of brokerage and research services they provide Electron, regardless of whether any such research is provided outside of the context of a formal commission sharing arrangement (see section H’ for more information about Section 28(e) of the Exchange Act).

E.	Establishment and Use of the Approved Broker List

The Company shall establish the Approved Broker List based generally upon an evaluation of the criteria set forth in Exhibit M attached hereto.

The Company’s portfolio manager hold best execution meetings periodically throughout the year to review the brokers appearing on the Approved Broker List, with the goal of ensuring that the services provided by each broker are the best available and to fully satisfy all “best execution” requirements. Records of best execution meetings will be maintained by the Chief Compliance Officer. The Chief Compliance Officer shall monitor trading activity to ensure that only those brokers appearing on the Approved Broker List, or that have otherwise been approved in writing, execute trades on behalf of the Company and its Clients.

F.	Execution of Client Transactions with Other Brokers

There may be legitimate reasons at times for portfolio managers or traders to deal with a broker-dealer that is not on the Approved Broker List (e.g., if a trade cannot be executed by any of the brokers appearing on the Approved Broker List, or an unapproved broker-dealer offers the best execution, etc.). In such instances, portfolio managers or traders must obtain the prior written approval of the Chief Compliance Officer before entering into such transaction. All requests for approval submitted to the Chief Compliance Officer must be accompanied with all relevant information relating to the subject broker-dealer (e.g., financial statements, commission rate structure, clearing agents, etc.) to assist in the evaluation and approval process. The approval by the Chief Compliance Officer of a broker-dealer not listed on the Approved Broker List shall be given on a case-by-case basis. The approval by the Chief Compliance Officer of such broker shall not be deemed to mean that such broker has been added to the Approved Broker List unless such broker is subsequently added to such list by the Chief Compliance Officer in accordance with its standard procedures. In the event that the Chief Compliance Officer has approved the use of brokers not on the Approved Broker List, the Chief Compliance Officer shall apply the foregoing criteria as a basis to either ratify the addition of such brokers to the Approved Broker List or, if not ratified, continue to omit them from such list.

G.	Review and Modification of the Approved Broker List

The Chief Compliance Officer is responsible for maintaining the current Approved Broker List. Broker-dealers may, from time to time, be added or deleted from the Approved Broker List by the Chief Compliance Officer. The Chief Compliance Officer shall update the Approved Broker List as new broker relationships are established or existing broker relationships are terminated or modified. The Chief Compliance Officer will distribute the then current Approved Broker List and any changes to all relevant parties as necessary and appropriate.

The Approved Broker List shall be reviewed and, if warranted, modified, by the Chief Compliance Officer as needed. In making such determinations, the Chief Compliance Officer will take into account the evaluations and recommendations of the portfolio managers including comparisons of the quality and cost of services available from alternative broker-dealers and the ability of various broker-dealers to minimize costs associated with transactions.

H.	Soft Dollars

If a determination is made to engage in soft dollar arrangements, the following shall apply.

1. Definition

The SEC defines “soft dollar practices” to mean arrangements whereby products or services other than execution of securities transactions are obtained by an investment adviser from or through a broker-dealer in exchange for the direction by the adviser of client brokerage transactions to the broker-dealer. Advisers receiving those products or services (which are often research-related) typically pay the brokers’ commissions in excess of those which would be charged for execution alone. This “paying up” (paying a commission above that which is charged for execution alone) for those products and services raises certain conflict of interest-related issues under the Federal securities laws and general fiduciary principles.

2. Section 28(e) Safe Harbor

In connection with soft dollar arrangements, advisers cause clients to pay more than the lowest available commission rates, which could be deemed to be a violation of their fiduciary duties to their clients, even if such paying up is justifiable when evaluating the products and services provided to the advisers in the aggregate. To address these concerns, Congress adopted Section 28(e) of the Exchange Act, which provides a safe harbor from liability for breach of fiduciary duty, permitting advisers, subject to certain conditions, to “pay up” in exchange for brokerage and research services. The failure to come within the scope of Section 28(e) results in the loss of the safe harbor, thereby requiring the adviser to otherwise prove that an arrangement is not in violation of their fiduciary duty.

If the Company, as a matter of policy, has elected to use soft dollars to pay for brokerage and research-related services within the scope of the Section 28(e) safe harbor, the Chief Compliance Officer shall review the list of products and services paid for with soft dollars to ensure that the Company’s use of such soft dollars complies with the terms and conditions of this Policy.

The SEC requires that investment advisers follow a three-step process to determine whether a particular arrangement falls within the safe harbor:

i.	Step One: Does a brokerage or research service fall within the limits of Section 28(e)(3)?

Research-Related - the product or service must constitute advice, analyses or reports that reflect the expression of reasoning or knowledge relating to one of the subject matter categories listed in paragraphs (A) or (B) of Section 28(e).

furnishes advice, either directly or indirectly through publications or writings, as to the value of securities, advisability of investing in, purchasing, or selling securities, and the availability of securities or purchasers or sellers of securities; or

furnishes analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy, and the performance of accounts.

Also, while the broker-dealer effecting the transaction need not produce the research, it must either contract with the third-party research provider and be directly obligated to pay for the research, or if not directly obligated to pay, the broker-dealer must pay the third-party provider directly and take steps to assure itself that it is paying only for eligible research.

Brokerage-Related - the product or service must fall within the subject matter of paragraph (C) of Section 28(e) and meet a temporal standard that begins when the money manager communicates with the broker-dealer for the purpose of transmitting an order for execution and ends when funds or securities are delivered or credited to the Client account or the account holder’s agent.

effects securities transactions and performs functions incidental thereto (such as clearance, settlement or custody) or required in connection therewith by the rules of the SEC or a self-regulatory organization of which such person is a member or an associate of a member.

ii.	Step Two: Does the product or service actually provide lawful and appropriate assistance to the Company in the performance of its investment decision-making responsibilities? (Where a product or service has a mixed use the company must make a reasonable allocation of the costs of the item according to such use.)

The Company must be able to show that that the eligible research was used for investment decision-making responsibilities and not solely for other uses such as marketing. The Company must also be able to show that eligible brokerage was used to assist the company in carrying out its responsibilities.

Products and services with a mixed use (i.e., partly used for research purposes and partly used for a non-research-related purpose such as bookkeeping, marketing or client reporting, etc.) shall be subject to a payment allocation system determined by the Chief Compliance Officer in order to reasonably apportion the cost between soft and “hard dollars”. The research function of the services and products shall be clearly documented, and such documentation shall adequately state the basis for such allocations.

iii.	Step Three: Based on a good faith determination, are the amount of Client commissions paid reasonable in light of the value of the research and brokerage products or services provided by the broker-dealer?

In making the good faith determination the Company should consider the full range and quality of a broker-dealer’s services including the value of the research provided, the execution capability, the commission rate, the financial responsibility, and the responsiveness to the Company. The determining factor is not the lowest possible commission cost but whether the transaction represents the best qualitative execution for the account. The Company bears the burden of proof in demonstrating this determination. A representative, but not exhaustive, list of products and services that are eligible, non-eligible or possibly eligible is at Exhibit N.

3. Effect of Loss of Safe Harbor

If a soft dollar transaction falls outside the scope of the Section 28(e) safe harbor, it is not necessarily a violation. Rather the transaction is subject to the general fiduciary duties underlying the Advisers Act and other applicable law, depending on the particular investment management arrangement involved. SEC enforcement actions under the Advisers Act typically focus on the lack of disclosure of non-Section 28(e) soft dollar practices. Accordingly, to the extent that the Company engages in non-Section 28(e) soft dollar practices, the Chief Compliance Officer shall ensure that these practices are carefully documented and disclosed in the Company’s Form ADV and any applicable Private Fund Client offering documents and that such practices are consistent with the Company’s fiduciary duties to its clients.

4. Soft Dollar Procedure

In connection with “soft dollaring” any products or services, the Chief Compliance Officer shall be responsible for maintaining appropriate records of the Company’s soft dollar transactions (e.g., purchase orders, and records of determination of mixed-used allocations and service valuations, etc.). Such records should assist the Chief Compliance Officer in determining whether:

i.	the Clients of the Company benefit from the Company’s soft dollar arrangements;

ii.	the commission rates that the Clients of the Company pay are reasonable in relation to the products and services received, taking into consideration the value of the research, the execution capability, the broker-dealer’s financial responsibility, and the broker-dealer’s responsiveness to the portfolio managers;

iii.	the receipt by the Company of products or services for soft dollars has not adversely impacted the level of service received by the Clients;

iv.	such services are consistent with the disclosures found in the offering documents of Private Fund Clients and the Company’s Form ADV;

v.	any conflicts of interest that the Company may have regarding soft dollars are disclosed fully and fairly in the offering documents of Private Fund Clients and the Company’s Form ADV; and

vi.	the soft dollar arrangements are memorialized in writing.

The Chief Compliance Officer shall also participate in, or review summaries of, discussions held by the Company’s portfolio managers with the broker-dealers and/or service providers (either by phone or in person) that provide the products and services as well as with Company personnel who primarily use these products and services. The Chief Compliance Officer shall also consider the portfolio managers’ evaluations (written or oral) of the quality and usefulness of the products and services, the costs that the Company and its Clients pay for such products and services (e.g., the amount of commissions paid to such brokers), and whether or not such services should be continued for the foreseeable future.

The Chief Compliance Officer shall be responsible for monitoring all soft dollar activities, and shall ensure that the Company’s disclosures with respect to soft dollars (including descriptions of the products and services the Company may obtain with soft dollars) are appropriately disclosed in the Company’s Form ADV and any applicable Private Fund Client offering documents, and other disclosure as appropriate.

I.	Disclosure and Conflicts of Interest

Part of the Company’s fiduciary duty to its Clients with relation to best execution can be found in the disclosure of relevant information to the Clients set forth in Investment Management Agreements and the offering materials for Private Fund Clients, such as potential or actual conflicts of interest or mark-ups for research. Several of the Company’s business practices may potentially give rise to a variety of conflicts related to best execution, including:

i.	soft dollar arrangements;

ii.	“new issue” allocations;

iii.	client referrals;

iv.	payment for order flow; and

v.	equity interests in market makers or market centers.

The Chief Compliance Officer shall ensure that all disclosure regarding this Policy and the procedures implemented to enforce this Policy is materially accurate, not misleading, and illustrative of the Company’s actual business practices. In addition, the Chief Compliance Officer shall review the disclosure of the Company’s brokerage arrangements in all offering documents for Private Fund Clients and other documents to ensure that any products or services provided to the Company by broker-dealers, including any referral or solicitation arrangements entered into by the Company and such broker-dealers, are consistent with the disclosures found in the offering documents and other documents.

The Chief Compliance Officer shall be particularly vigilant in reviewing disclosure in offering documents and other documents of the Company’s brokerage practices regarding the circumstances where the Company may not be able or permitted to seek best execution and shall ensure that this disclosure is materially consistent with the Company’s business practices. However, the Company will not permit Clients to direct that brokerage for his, her or its account be sent by the Company to a particular broker.

The Chief Compliance Officer shall ensure that such disclosure (in any Fund offering documents and other documents) is prominent and clear. In addition, any such directions from the Client must be provided to the Company in writing.

J.	Recordkeeping

The supporting documentation to substantiate the periodic review of best execution may include the following records:

i.	a Best Execution Analysis Checklist (attached hereto as Exhibit M) completed for each broker-dealer;

ii.	broker-dealer allocation reports and documentation of changes compiled for the period;

iii.	trade/order tickets, if necessary, and other order records including competitive quoted broker-dealer prices;

iv.	confirmations and other documents incidental to trades;

v.	for fixed income trades only, documentation pertaining to internal or third-party sources to support that transaction prices and costs are competitive and reasonable in relation to the brokerage services received (i.e., Bloomberg or participating dealer prices, etc.);

vi.	for equity securities, documentation could include trade data analysis provided by any third-party vendor, including supplemental records such as memoranda to support formal discussions and results, if any;

vii.	records of all soft dollar transactions and approvals, including all soft dollar agreements, records of products and/or services utilized and of mixed-use allocations and documentation supporting the allocations; and

viii.	documentation supporting any additions or deletions from the Approved Broker List, including any financial documents, interview records, and written evaluations.

B.  VALUATION POLICY

A.	Purpose and Scope

The purpose of this policy regarding valuation is to ensure that the Company implements and maintains appropriate valuation guidelines for its portfolio securities in accordance with applicable law. This policy outlines the Company’s policies and procedures with respect to the valuation of both liquid and illiquid securities, including domestic, foreign and emerging markets securities, and the parties responsible for ensuring the Company properly values its securities.

B.	General Policy

Rule 206(4)-7 of the Advisers Act requires that a registered investment adviser implement written policies and procedures reasonably designed to prevent violation of the Advisers Act and any rules thereunder. The SEC has stated that, at a minimum, such policies and procedures should address the adviser’s processes to value client securities and other holdings, and ensure that these processes are appropriate in view of the fact that the adviser receives compensation based on those valuations.33 The Company is committed to complying in all respects with all applicable law, including Rule 206(4)-7, and ensuring that its portfolio securities are valued in a fair and equitable manner. To that end, the Company has implemented this policy to govern the method and frequency of valuing portfolio securities. Under this policy, generally, the Company shall value securities for which the market prices are readily available at their market value, and all other securities shall be fair valued in good faith by the appropriate Company personnel.

C.	Basic Guidelines

Generally, the Company’s valuation of portfolio assets for Funds shall be in accordance with the following guidelines34:

The net asset value of a Fund’s portfolio shall be calculated on the accrual basis of accounting in accordance with generally accepted accounting principles consistently applied (except to the extent that a Fund amortizes its organizational costs over a period of time) as of the last business day of each calendar month (or other relevant period), including, without limitation, on each withdrawal date, and such other business days designated by the Fund’s general partner or the board of directors, as applicable, in its sole and absolute discretion. A Fund’s net asset value is equivalent to the value of all the Fund’s assets less the amount of the Fund’s liabilities, and shall be determined in accordance with the following:

(a)	For purposes of determining the value of Securities and other property, as determined by the Company, in general, a Fund values portfolio securities at their last available public sale price in the case of securities or contracts listed on any established securities exchange or contract market or any comparable over-the-counter market unless not available, in which case (and in the case of listed options) it shall generally be at the average of the last reported bid and asked price. In special circumstances in which the Company determines that market prices, quotations or the average of the last reported bid and ask prices do not fairly represent the value of particular assets, the Company is authorized to assign a value to such assets which differs from the market prices, quotations or average of the last reported bid and ask prices. The value of assets which are not publicly traded are recorded at their fair value as determined by the Company. In these circumstances, the Company shall attempt to use consistent and fair valuation criteria and may (but is not required to) obtain independent market quotations for or appraisals of assets at the expense of the Fund.

[33]	Compliance Programs of Investment Companies and Investment Advisers, Advisers Act Release No. IA-2204 (Dec. 17, 2003).

[34]	These guidelines do not apply to Private Fund Clients for which the Company serves as sub-adviser. Generally, the portfolio assets of those clients are valued by the adviser or administrator to those clients.

(b)	All other assets shall be valued in the manner determined by the Company, in consultation with the Fund’s general partner or board of directors, as applicable, to reflect their fair value, in accordance with the Fund’s valuation policy.

(c)	There shall be deducted estimated expenses of a Fund and such reserves for contingent liabilities of the Fund as its general partner or board of directors, as applicable, shall determine.

If the Company, in its sole and absolute discretion, determines that the valuation of any investment, security or instrument pursuant to the foregoing does not fairly represent its fair value, the Company shall have the right, in its sole and absolute discretion, to value such investment, security or instrument at what the Company determines to be the fair value for such investment, security or instrument. The value of any such investment, security or instrument or other property for which no price quotations are available as provided above shall be determined in such manner as the Company determines and the basis of such valuation shall be set forth in writing in a Fund’s records, as applicable. In valuing any of a Fund’s portfolio securities, commodities or other financial instruments, the Company may apply a discount in its sole and absolute discretion (subject to applicable law), taking into consideration its valuation experience and circumstances existing at the time, such as marketability, liquidity and business fundamentals relative to such security, commodity or other financial instrument.

Notwithstanding the foregoing, where on any valuation date, any cash or other asset of a Fund has been realized or contracted to be realized, there shall be included in the assets of the Fund, in place of such cash or other asset, the assets receivable by the Fund in respect thereof, provided that if the value of such assets is not then known exactly, then the value shall be as estimated by the Company, in consultation with the Fund’s general partner or board of directors, as applicable, and provided that if the net amount receivable is not payable until some future time after the valuation date, the Company may make such allowance (discounting of claims) as is considered appropriate to reflect the true current value thereof.

In connection with the determination of a Fund’s net asset value, the administrator may consult with, and is entitled to rely upon the advice of, the Company and any other persons or entities deemed appropriate by the administrator. In no event and under no circumstances shall the Company, the Administrator or such other persons or entities incur any individual liability or responsibility for any determination made or other action taken or omitted by them in good faith.

Although the fair value of each portfolio security, commodity or other financial instrument will be as estimated in good faith by the Company, the actual value of the security, commodity, option or other financial instrument may prove significantly different, and such event may materially affect net asset value calculations. Prospective investors should be aware that situations involving uncertainties as to the valuation of portfolio positions could have an adverse effect on a Fund’s net asset value. Absent bad faith or manifest error, determinations by the Company are conclusive and binding on all investors.

D.	Fair Valuation

Fair valuation is the method by which the portfolio manager, in consultation with the Chief Compliance Officer, values Securities for which prices are not readily available or are not deemed reliable. “Fair value” is the price at which such Securities could be presently bought or sold in a transaction between willing parties as determined by the holders of such securities or financial instruments, or their representatives. Fair valuation may be required in a number of circumstances, including where:

i.	the Securities are not liquid;

ii.	a pricing service or quoting dealer no longer provides prices, or data is otherwise missing with respect to a particular Security previously priced by that service or dealer;

iii.	a price obtained from a pricing service is clearly erroneous (e.g., due to clerical error(s));

iv.	no market prices are available because the Security is restricted or not actively traded;

v.	the Security is “when issued” or to be announced and the price is not available until the Security has been issued;

vi.	the Security’s price includes a component for dividends or interest income accrued (i.e., “dirty price”);

vii.	prices obtained from a pricing service regularly display unacceptable deviations from actual transactions in similar Securities;

viii.	the portfolio manager determines that matrix pricing provides a more accurate valuation;

ix.	spreads between bid and asked prices are so large as to render them questionable; or

x.	a significant event occurs after either a Security’s last trade or the close of regular trading on the market where that Security trades and before the portfolio’s valuation time.

Fair value may be calculated based upon a quoted price for a reference Security in an active market, if available. However, if such a quoted market price is not available, fair valuation is based on available information and several non-exclusive factors which provide the best available estimate of a current market price that the portfolio manager will take into consideration.

E.	Monitoring & Adjusting Fair Value

The portfolio manager, with the assistance of traders, sector analysts, and/or other personnel, as appropriate, is responsible for monitoring developments affecting the issuers of fair valued Securities and the markets of their assigned Securities or Security type to determine the continuing validity of the fair value of Securities without readily available market prices. The portfolio manager uses several information sources in monitoring such developments, including news stories, financial wires, broker-dealer and other market contacts, and market indices.

F.	Changing Valuation Method

There are several instances where a change from the use of fair valuation to market prices might become appropriate, including, but not limited to:

i.	where a privately traded Security becomes listed on an exchange;

ii.	where demand increases for a formerly thinly traded Security and an active and competitive dealer market develops; or

iii.	in other similar circumstances which indicate readily available market prices.

In contrast, there are several instances where a change from the use of market prices to fair valuation might become appropriate, including, but not limited to:

i.	when a trading suspension occurs;

ii.	when the Security has not been traded for more than five (5) consecutive trading days and the portfolio manager determines that the price is no longer representative;

iii.	if the portfolio manager determines to override the price received from a regular pricing source because he or she deems it unreliable;[35]

iv.	where the price of the Security is outside the range of tolerance established for the asset class in question;

v.	when other extraordinary events occur in the market for the Security or the national economy of the country in which it is traded which causes the price to be unreliable; or

vi.	when an event materially affecting the value of a Security traded on an exchange in a foreign jurisdiction occurs between the time when a foreign exchange closes and the time when the net asset value is calculated.

Upon determination that a change in valuation method is necessary (whether from fair valuation to market price or market price to fair valuation), the portfolio manager must promptly inform the Chief Compliance Officer. The portfolio manager shall submit his or her recommendation to the Chief Compliance Officer. If the Chief Compliance Officer agrees that a change in the valuation method is warranted, the portfolio manager shall thereafter implement the alternate valuation method. The Chief Compliance Officer shall keep all records of such change in accordance with the Company’s Recordkeeping Policy.

[35]	From time to time, the Company may challenge the validity of a price provided by an independent pricing source and may engage in discussions of prices with pricing sources. Such input from Company personnel will not be deemed to result in a fair valuation of the Security in question if the price ultimately used for the Security is provided by the independent pricing source. However, an override of a price from an independent pricing source will be considered a fair valuation.

G.	Correction of Pricing Errors

If an error in pricing a Security occurs the portfolio manager shall take immediate action to determine its materiality and to correct the price on a going forward basis. If it is deemed material, the portfolio manager shall report the error to the Chief Compliance Officer with a full explanation of its nature, cause and magnitude. The Chief Compliance Officer shall determine whether corrective action is warranted to make whole any Managed Account Client or Fund. The Chief Compliance Officer shall keep all records of such error and any corrective measures taken in accordance with the Company’s Recordkeeping Policy.

I.      Allocation of Expenses and Required Authorizations

Expenses for the Company’s Funds shall be allocated on a basis consistent with the offering documents or other governing documents of the Funds. The procedures and practices of the funds’ administrator shall also be consistent with the Funds’ offering documents or other governing documents. Generally, unless an expense is specific to a particular Fund, expenses for the Funds shall be allocated on a pro rata basis based on each Fund’s net assets at the beginning of each month.

To the extent that the Company needs to move assets from the account of a Fund to any other party (whether to make an investment, pay fees, pay expenses, fund a redemption, etc.), such a transaction requires written authorization and requires one person to initiate the transaction and two signatures of authorized persons of the Company. The Funds’ Administrator will only accept instructions from the Company if the aforementioned procedures are followed. The Funds’ Administrator will only utilize those accounts designated for each Fund to effect transactions on behalf of or into the respective Fund.

H.	Standard Pricing Procedures

The Administrator, Morgan Stanley Fund Services (“MSFS” or the “Administrator”) is responsible for pricing of the portfolio in accordance with the valuation methodologies contained in this policy as determined by Electron. The CFO works with the Administrator to resolve any discrepancies which will be documented. Material discrepancies are to be immediately reported to the CFO and CIO.

The Administrator sends Electron the monthly profit/loss statement for approval prior to computing the preliminary NAV. The Administrator will then issue the preliminary NAV for approval by Electron. After approval, the final NAV is released by the Administrator. The CFO will generally facilitate a discussion with the Administrator to resolve any pricing discrepancies deemed necessary.

I.	Pricing Sources

Generally, Electron’s portfolio is readily priced using market data from Bloomberg. Reuters is available as a secondary pricing source, if necessary. The CFO will continually assess the availability and reliability of prices assigned by pricing sources. New pricing sources must be approved by the CFO and the CIO.

J.	Pricing Methodologies

Following are the general methodologies for pricing the Fund’s relevant portfolio investments:

The CFO is responsible for understanding and proactively monitoring the implementation of Electron’s pricing practices and should continually assess the availability and reliability of prices assigned by its pricing vendors. Valuation practices are conducted in accordance with Generally Accepted Accounting Principles (“GAAP”).

Based on the excerpt from the Private Placement Memorandum, industry standards, and best practices, the Fund has incorporated the following valuation procedures and the initial ASC 820 attribution based on the type of instrument:

The fund administrator, MSFS, calculates the net asset value of the portfolio using well-known pricing services (all sources aforementioned). If MSFS is unable to obtain prices for the securities or other assets (due to the relative complexity of certain esoteric instruments in the portfolio), MSFS, in consultation with the CCO and CIO, will request the closing MTM value from respective counterparties. The Counterparty’s MTM will be tested and approved by the Valuation Committee.

K.	ASC 820 Level III

The Firm will be unable to rely on the Administrator due to the lack of readily available pricing sources. Consequently, the Firm’s Valuation Committee will assume responsibility of such valuations.

Securities for which no market prices are readily available generally will be carried on the books of the Fund at what the Firm determines in its sole discretion to be their fair value (which may be approximated at cost, unless the Firm believes there is reliable, relevant information available on which fair value can be determined). The Firm may undertake a relative value assessment process that incorporates current market conditions and prices of securities of other relevant issuers where data are more readily available. A valuation technique such as a valuation model or comparison to recent transaction price may be employed. Any such valuation determinations will be approved by the Valuation Committee and documented accordingly.

L.	Valuation Committee

The Firm has established a Valuation Committee that is responsible for overseeing the policies and practices with respect to the valuation of investments in the Fund, including, among other things:

-	Establishing the Valuation Policy and reviewing material adjustments and amendments to the policy;

-	Overseeing implementation of, and any material adjustments or exceptions to, the policy; and

-	Monitoring the reasonableness and accuracy of valuations, including any instances in which the Firm has to undertake a fair valuation process.

In order to maximize independence in the valuation process, the Committee will include multiple constituents. Currently, the Valuation Committee consists of Aaron Keller, Ran Zhou and Jos Shaver. The CFO will serve as the Chair of the committee and will make the final determination of a valuation that is a discrepancy or is in dispute.

The Valuation Committee is responsible for verifying that final valuations are established in accordance with the Valuation Policy and associated procedures, and that any exceptions to the Valuation Policy are reasonably addressed and documented. Materials used to form the basis of the Committee’s conclusions will be maintained and the meetings will be documented.

At its discretion and at the direction of the Valuation Committee, the Firm may use a third-party independent valuation firm to assist in valuation of certain Level III assets. The Valuation Committee will ensure such firm(s) are of reputable standing and are believed by the Valuation Committee to be independent and objective in the performance of their duties. However, to the extent Electron and MSFS cannot come to agreement on a particular price, the issue will be escalated to the Board of Directors of Offshore Fund for further review/approval.

The operators of the Master Fund and the Offshore Fund have ultimate responsibility for oversight of the valuation process and must review and approve, at least annually, these policies and procedures, including any pricing models or determination methods used to value Hard To Value Securities. Any changes to the valuation policy and procedures will require approval by the Board of Directors.

C. PRIVACY POLICY

A.	Purpose and Scope

The purpose of this policy regarding privacy is to ensure that the Company’s policies and procedures regarding the use and handling of Nonpublic Personal Information (as defined below) comply with all requirements of applicable law.

B.	General Policy

Nonpublic personal information (“Nonpublic Personal Information”) shall include, among other things, the Client’s name, address, social security number or tax identification number, bank account information, financial information, investment objectives, actual investments made and other information with respect to the investment advisory or other services provided to or on behalf of the Client by the Company. For additional privacy information please refer to the Company’s Privacy Policy.

C.	Federal Requirements

Protecting the confidentiality and security of Nonpublic Personal Information is a top priority for the Company. In general, the Company shall not use or disclose Nonpublic Personal Information for any purpose other than in connection with the servicing of a Client’s account and as may be required by applicable law. The Company’s employees and other associated persons (including service providers) shall be prohibited from disclosing Nonpublic Personal Information to third-parties unless required by operation of law, and, in such event, only in a manner permitted by Regulation S-P or other applicable law (each, a “Permitted Disclosure” and collectively, “Permitted Disclosures”). All such employees and other associated persons must at all times adhere to this policy, and the Chief Compliance Officer shall be responsible for enforcing this Policy.

All Personal Information shall be governed by this Policy.

The Company has physical, procedural and electronic safeguards that facilitate the Company’s compliance with applicable law pertaining to safeguarding the security, confidentiality and integrity of Nonpublic Personal Information. Nonpublic Personal Information shall be collected by the Company under the supervision of the Chief Compliance Officer and stored in one or more directories on the Company’s network in accordance with the Company’s Recordkeeping Policy. Such directories shall only be accessible by authorized employees and other associated persons of the Company and at all times the information stored therein shall remain subject to this policy.

D. State Requirements

In addition to Reg S-P and Reg S-AM, certain states have adopted consumer privacy laws that may be applicable to investment advisers with clients or investors who are residents of those states. For example, Massachusetts law 201 CMR 17 requires any company with certain information about a resident of Massachusetts 36 to adopt and implement a comprehensive information security program that includes, among other things:

●	Developing security policies governing how employees should be allowed to keep, access and transport records containing personal information outside of business premises;

●	The selection of third-party service providers that are capable of maintaining appropriate security measures to protect personal information, and the inclusion of contractual provisions requiring the implementation of such measures;

●	Prior to permitting third-party service providers access to personal information, the person permitting such access shall take reasonable steps to verify that such service provider can comply with the Massachusetts regulations;

E.	Notice and Disclosure

1.	Content of Notice

Regulation S-P requires the Company to provide the Investors in its Funds and its Managed Account Clients with a “clear and conspicuous” notice (a “Privacy Notice”) that accurately reflects its privacy policies and practices, to the extent Nonpublic Personal Information is shared with unaffiliated third parties for purposes other than servicing Funds and Managed Fund Clients. A copy of the Company’s current general Privacy Notice is attached as Exhibit O hereto.

2.	Delivery Requirements

In accordance with applicable law, a description of this policy shall be included in all of the Company’s new account documentation and shall be delivered to all existing investors in any of its Funds or Managed Account Clients annually, generally within 90 days following the end of the Company’s fiscal year. The Company shall also promptly deliver to existing Investors in any of its Funds or Managed Account Clients a modified or revised Privacy Notice prior to: (i) disclosing a new category of Nonpublic Personal Information; (ii) disclosing Nonpublic Personal Information to a new category of non-affiliated third-parties; or (iii) disclosing Nonpublic Personal Information about a former Investor in any of its Funds or Managed Account Clients to a non-affiliated third-party.

[36]	Massachusetts law 201 CMR 17 specifically applies to the following information associated with a Massachusetts resident:

●	Last name and either first name or first initial; plus
●	A social security number, state-issued identification number (such as a driver’s license number), or a financial account number (including but not limited to a credit or debit card number).

Massachusetts law 201 CMR 17 does not apply to information that is lawfully obtained from public records, or to information that is not kept in connection with business activities or employment.

A revised Privacy Notice is not required to be delivered if the Company discloses Nonpublic Personal Information to a new non-affiliated third-party if such third-party was adequately described in a prior notice.

Privacy Notices may be provided to Clients in conjunction with other information that the Company desires to use or disseminate, so long as the Privacy Notice is clear and conspicuous. Privacy Notices shall be delivered in such a manner that each Investor can reasonably be expected to receive actual notice in writing, or, if the Investor agrees, electronically.

3.	Disclosure to Affiliates

The Company and its employees and other associated persons generally may share Nonpublic Personal Information with any affiliate, including to assist the Company in offering products or services to Clients, provided that Clients have been given clear and conspicuous notice of the information sharing between affiliates by the Company or the applicable affiliate providing the Nonpublic Personal Information.

4.	Disclosures to Non-affiliated Third-Parties

The Company and its employees and other associated persons generally may only disclose or otherwise give access to Nonpublic Personal Information to a non-affiliated third-party if such third-party has signed a non-disclosure agreement approved by the Chief Compliance Officer, and only in the following situations:

i.	to non-affiliated third-parties (including disclosure to attorneys, accountants, auditors and other service providers) in connection with the administration, processing and servicing of Client transactions;

ii.	to non-affiliated third-parties at the direction or otherwise with the written consent of the Client;

iii.	to persons acting in a fiduciary or representative capacity on behalf of the Client, as directed in writing by the Client or as authorized by law; and

iv.	to comply with applicable law or any civil, criminal or regulatory audit, investigation, examination, compliance request or other proceeding, or any subpoena, summons or other order issued by any court or other governmental authority or otherwise pursuant to any judicial process, in each case subject to prior written approval by the Chief Compliance Officer.

5.	Prohibited Uses

Except in connection with Permitted Disclosures, neither the Company nor any of its employees or associated persons shall:

i.	copy, upload, or distribute Nonpublic Personal Information from the Company’s databases or other external sources that originate from the Company;

ii.	distribute Nonpublic Personal Information to anyone other than authorized personnel; or

iii.	store, print, download, record or distribute any file or other document containing Nonpublic Personal Information.

F.	Privacy Safeguards

The Chief Compliance Officer shall supervise the implementation and management of the privacy safeguards set forth below and shall diligently monitor changes in applicable law.

1. Restricted Access

All Personal Information, as well as all related files and records of the Company and its employees and other associated persons, shall be maintained on a network or system with appropriate access controls (a “Confidential System”) to prevent unauthorized access to the Company’s premises, including controls to authenticate and grant access only to authorized individuals and entities. Employees and other associated persons of the Company may not access or use Nonpublic Personal Information, unless there is a legitimate business need for such access or use.

2. Working in Public Places

Employees should avoid discussing Nonpublic Personal Information in public places where they may be overheard, such as in restaurants and elevators. Employees should be cautious when using laptops or reviewing documents that contain Nonpublic Personal Information in public places to prevent unauthorized people from viewing the information.

3. Discarding Information

Employees may only discard or destroy Nonpublic Personal Information in accordance with the document destruction requirements contained in the Recordkeeping Policy. Employees are reminded that electronic and hard copy media containing Nonpublic Personal Information must be destroyed or permanently erased before being discarded.

4. Monitoring and Prevention

The Company has developed monitoring systems and other procedures to detect actual and attempted attacks on, or other intrusions into, facilities and other locations, including electronic locations, where Nonpublic Personal Information is held. Nonpublic Personal Information will be held in secure media, and measures to protect against destruction, loss or other damage shall be implemented by the Company. To preserve the integrity and security of Nonpublic Personal Information in the event of computer or other technological failure, these measures will include disaster recovery and other response programs, including, where the Company deems appropriate, reconstructing destroyed, lost or otherwise damaged Nonpublic Personal Information.

D. RED FLAGS IDENTITY THEFT POLICY

The Company has adopted this policy to detect, prevent and mitigate identity theft. Certain advisers that offer to or maintain “covered accounts”37 for individual investors must establish and implement an identity theft program. The program is required to have four elements: identifying red flags, detecting red flags, responding appropriate to red flags and ensuring that the program is periodically updated.

The Company itself does not process investor transactions. Instead, the fund uses an administrator to handle investor transactions. The Chief Compliance Officer shall assure himself that the administrator has adopted and maintains a program reasonably designed to detect and respond to red flags of identity theft.

Notwithstanding anything in the offering memoranda or subscription documents, the Chief Compliance Officer shall direct the administrator:

●	To send redemption or withdrawal proceeds only to the investor at his or her address or bank account of record;

●	To verify any investor changes of address or changes of bank accounts;

●	To obtain proper documentation for the transfer of any interest in the fund or a third person and to verify the identity of the investor making such a request.[38]

The Chief Compliance Officer annually shall determine, alone or in consultation with the administrator, whether there has been a change in the risk of identity theft for individual investors in the fund. In the event of such change, the Chief Compliance Officer shall determine whether it would be prudent to obtain representations from the administrator as to whether the Company’s directions above are being properly implemented in all material respects. The Chief Compliance Officer shall apply a risk-based approach in determining the level of review required for the administrator. The Chief Compliance Officer is not, however, expected to oversee identity theft compliance processes of the administrator.

37 A “covered account” is an account primarily for personal, family or household purposes that permits multiple payments or transactions, or an account for which there is a reasonably foreseeable risk of identity theft.

38 For purposes of this policy, a pledge of an investor’s interests is not a “payment” or “transfer” to a third party.

E. PROXY VOTING POLICY

A.	Purpose and Scope

The purpose of this policy and its related procedures regarding voting proxies for securities held in Client accounts and for which the Company has been delegated proxy voting authority (“Client Proxies”) is to establish guidelines regarding Client Proxies that are reasonably designed to conform with the requirements of applicable law.

B.	General Policy

Rule 206(4)-6 of the Advisers Act requires a registered investment adviser that exercises proxy voting authority over client securities to: (i) adopt and implement written policies and procedures that are reasonably designed to ensure that the investment adviser votes proxies related to client securities in the best interest of its Clients; (ii) ensure that the written policies and procedures address material conflicts that may arise between the interests of the investment adviser and those of its Clients; (iii) describe its proxy voting procedures to clients, and provide copies of such procedures upon request by such clients; and (iv) disclose to clients how they may obtain information from the investment adviser about how the adviser voted with respect to their securities. The Company is committed to implementing policies and procedures that conform with the requirements of the Advisers Act. To that end, it has implemented this policy to facilitate the Company’s compliance with Rule 206(4)-6 and to ensure that proxies related to Client Securities are voted (or not voted) in a manner consistent with the best interest of its Clients.

C.	Proxy Voting Policy

Rule 206(4)-6 of the Advisers Act requires a registered investment adviser that exercises its authority to vote Client Proxies to: (i) adopt and implement written policies and procedures that are reasonably designed to ensure that the investment adviser votes Client Proxies in the best interest of its Clients; (ii) ensure that the written policies and procedures address material conflicts that may arise between the interests of the investment adviser and those of its Clients; (iii) describe its proxy voting procedures to clients, and provide copies of such procedures upon request by such clients; and (iv) disclose to clients how they may obtain information from the investment adviser about how the adviser voted their proxies.

The Company’s policy is to act in the best interest of its Clients when exercising its proxy voting authority. If the Company accepts proxy voting authority from a Client, the Company will dutifully analyze the issues involved with all shareholder votes. The Company will generally vote Client Proxies in accordance with the Proxy Voting Guidelines and will generally vote in the same manner for all Clients holding a particular security, subject to the investment objectives and best interests of the Client. With respect to matters not covered by the Proxy Voting Guidelines, the Company will evaluate the probable impact on corporate operations, and vote Client Proxies in what it views to be in accordance with the best interests of its Clients.

These policies and procedures do not mandate that the Company vote every Client Proxy that it receives. There may be circumstances when refraining from voting a proxy is in a Client’s best interest, such as when and if the Company determines that the cost of voting the proxy exceeds the expected benefit to the Client. Further, the Company will not vote proxies for which a Client has not delegated voting authority to the Company.

D.	Proxy Voting Procedures

1. Procedures

The Chief Compliance Officer will be primarily responsible for ensuring that these policies and procedures are carried out. The Company utilizes a third-party electronic service, ISS39, for receiving, processing, and voting Client proxies. Generally, proxies received by the Company will be accessible via ISS’s electronic portal. The Company, via the portal, will:

i.	log the receipt of the proxy materials received in a pending file until the proxy is voted by the Company (or a determination not to vote the proxy is made);

ii.	determine whether the Client(s) that are the beneficial owner(s) of the Securities subject to the proxy has delegated proxy voting authority to the Company;

iii.	confirm that the proxy materials received relate to the correct number of shares, as of the record date;

iv.	identify any material conflicts of interest in regard to voting on the matter presented to shareholders in the proxy, such identification process to include a review of the relationship of the Company with the issuer of each Security and any of the issuer’s affiliates to determine whether the issuer is a Client of the Company or has some other relationship with: (a) the Company, (b) its principals or employees, or (c) any Client of the Company; and

v.	vote on all matters presented in proxies by completing them and mailing them or responding electronically in a timely and appropriate manner in compliance with the Proxy Voting Guidelines.

While not typical, the Company may receive proxies in the mail rather than through the electronic portal. In such instances, the Company will ensure that the above-listed steps are carried out with respect to proxies received in the mail and that they are voted in accordance with these procedures.

The Company may retain a third-party to assist it in coordinating and voting Client Proxies. If so, the Chief Compliance Officer will monitor the third-party to assure that all proxies are being properly voted and appropriate records are being retained. The Company may also consult with legal counsel regarding material conflicts of interest in regard to voting proxies.

[39]	The CCO is responsible for overseeing the services provided by Institutional Shareholder Services in accordance with the Review of Third-Party Service Providers policy and the guidance set out in Release No. 5325.

Any employee, officer or director of the Company receiving an inquiry directly from a company holding a proxy contest must promptly notify the Chief Compliance Officer.

2.	Conflicts of Interest

The Company will not put its own interests ahead of a Client’s interest at any time, and will resolve any potential conflicts between its interests and those of its Clients in favor of its Clients. The Chief Compliance Officer will be primarily responsible for determining whether a conflict of interest exists in connection with any Client Proxy vote. The Chief Compliance Officer may consult with the Company’s legal counsel regarding these matters. The Chief Compliance Officer will presume a conflict of interest to exist whenever the Company or any partner, member, affiliate, subsidiary or employee of the Company has a personal or business interest in the outcome of a particular matter before shareholders. A conflict is presumed, for example, in any case where: (i) the Company has a business, financial, or personal relationship with participants in a proxy contest or candidates for corporate directorships; or (ii) the Company, in its capacity as general partner or manager (or some similar capacity) of a Private Fund Client, also manages or seeks to manage the retirement plan assets of a company whose Securities are held by the Private Fund Client. Other examples where the Chief Compliance Officer will presume the existence of a conflict of interest for proxy-voting purposes include, but are not limited to, whenever:

i.	a current Client of the Company is affiliated with a company soliciting proxies, and has communicated its view to the Company on an impending proxy vote;

ii.	the Company has identified a personal or business interest either in a company soliciting proxies or in the outcome of a shareholder vote; or

iii.	a third-party with an interest in the outcome of a shareholder vote has attempted to influence the Company.

3.	Resolving Conflicts of Interest

A presumption of a conflict of interest will not necessarily prevent the Company from voting Client Proxies. In the event that the Company perceives a direct or indirect conflict to exist between the Company’s interests and those of its Clients, the Company will, in each event, promptly disclose these conflicts to the affected Client in writing and obtain the Client’s prior written consent before exercising any proxy voting authority over the Client Proxy. If the Company is unable to contact a Client or otherwise obtain written consent by the time the vote of the proxy is due, then the Company will not vote the Client Proxy.40 In addition, putative conflicts deemed by the Chief Compliance Officer, in conjunction with Senior Management and/or the Company’s legal counsel, to be immaterial to a shareholder vote will not prevent the Company from voting the related proxies.

[40]	Alternatively, the Company may adopt a predetermined voting policy that is disclosed to Clients in advance and that dictates how Client Proxies for which the Company has voting authority will be voted, regardless of whether or not the Company has an interest therein. Further, the Company may adopt a policy requiring it to rely on the recommendations of an independent third-party that is versed on the matters being voted upon.

4. Limitations on Proxy Voting

The Company will not be obliged to vote a Client Proxy if the Company reasonably determines that the cost of voting such Securities would exceed the expected benefit to the Client.

5. Electronic Voting and Automated Voting

In most cases, ISS (or another proxy advisory firm) may assist the Company with proxy voting execution via an electronic vote management system that allows ISS to: (1) populate each client’s vote based either on ISS’ recommendation or on the Company’s voting instructions to ISS (“pre-population”); and/or (2) automatically submit client votes to be counted (“automated voting”).

Either prior to or just after pre-population, the Company may become aware via email from ISS that an issuer that is the subject of an ISS voting recommendation intends to:

1.	File or has filed additional soliciting materials with the SEC; and/or

2.	Submit or has submitted comments directly to ISS in response to ISS’s voting recommendation setting forth the issuer’s views regarding ISS’s voting recommendation.

ISS will generally update the Company’s portal page and will provide all additional soliciting materials filed with the SEC and/or comments submitted by the issuer in response to ISS’s recommendation. ISS will also notify via the Company’s portal page if its voting recommendation has changed as a result of the new materials or comments.

The foregoing additional soliciting materials and/or a change in ISS’s recommendation based on such additional materials may affect the Company’s voting determination. The Company has a duty to act in its Clients’ best interests when voting proxies. As such, the Company will reasonably evaluate any such additional materials or response (and any associated changes in ISS’s recommendation) and may or may not choose to instruct ISS to modify the Company’s prepopulated vote based on such materials. The Company’s evaluation will include whether the additional information from the Issuer is material to the Company’s proxy vote.

E.	Disclosure to Clients

1. Form ADV Disclosure

The Company will disclose in Part 2A of its Form ADV that Clients may contact the Chief Compliance Officer during regular business hours, via email or telephone, to obtain information on how the Company voted such Client’s proxies for the past five years. The summary of this Policy included in the Company’s Part 2A of its Form ADV will be updated whenever this Policy is revised. Clients may also receive a copy of this Policy upon their request.

Note that updating the Form ADV with a change to the proxy voting policy outside of the annual update is voluntary. However, the Company will need to communicate to the Client any changes to this Policy affecting its fiduciary duty.

2. Recordkeeping

In accordance with the recordkeeping requirements of Rule 204-2 of the Advisers Act, the Company will, for a period of at least five years from the end of the fiscal year during which the record was finalized, maintain or have ready access to the following documents, the first 2 years in an appropriate office of the Company:

i.	a copy of this policy;

ii.	a copy of the Proxy Voting Guidelines;

iii.	a copy of each proxy statement received by the Company regarding Securities held on behalf of its Clients;

iv.	a record of each vote cast by the Company on behalf of its Clients;

v.	a copy of any documents prepared by the Company that were material to making a decision how to vote, or that memorialized the basis for such decision; and

vi.	a copy of each written request received from a Client as to how the Company voted proxies on its behalf, and a copy of any written response from the Company to any (written or oral) Client request for information on how the Company voted proxies on its behalf.

To fulfill some of these recordkeeping requirements, the Company may rely on proxy statements filed on EDGAR and proxy statements and records of proxy votes cast that are maintained with a proxy voting service or other third-party, provided that the Company has obtained an undertaking from such third-party to provide a copy of the documents promptly upon request.

The Company will retain each of the records listed above in accordance with the Company’s Recordkeeping Policy.

3. Proxy Voting Guidelines

Each proxy issue will be considered on a case-by-case basis. The following guidelines are a partial list to be used in voting on proposals often contained in proxy statements but will not be used as rigid rules. The voting policies below are subject to modification in certain circumstances and will be reexamined from time to time. With respect to matters that do not fit in the categories stated below, the Company will exercise its best judgment as a fiduciary to vote in accordance with the best interests of its Clients.

4. Management Proposals

The majority of votes presented to shareholders are proposals made by management, which have been approved and recommended by its board of directors. For routine matters (which generally means that such matter will not measurably change the structure, management, control or operation of the company and are consistent with customary industry standards and practices, as well as the laws of the state of incorporation applicable to the company), the Company will vote in accordance with the recommendation of ISS Sustainability Services, unless, in the Company’s opinion, such recommendation is not in the best interests of its Clients. Generally, in the absence of any unusual or non-routine information, the following items are likely to be supported:

●	Ratification of appointment of independent auditors

●	General updating/corrective amendments to charter

●	Increase in common share authorization for a stock split or share dividend

●	Stock option plans that are incentive based and not excessive

●	Election of directors and payment of fees (unless such fees exceed market standards)

Non-routine matters may involve a variety of issues. The following items will always require company specific and case-by-case review and analysis when submitted by management to a shareholder vote:

●	Directors’ liability and indemnity proposals

●	Executive compensation plans

●	Mergers, acquisitions, and other restructurings submitted to a shareholder vote

●	Anti-takeover and related provisions

●	Shareholder Proposals

5.	Shareholder Proposals

In general, the Company will vote in accordance with the recommendation of the company’s board of directors on all shareholder proposals. However, the Company will support shareholder proposals that are consistent with the Company’s proxy voting guidelines for board-approved proposals.

Generally, shareholder proposals related to the following items are supported:

●	Confidential voting

●	Bylaw and charter amendments only with shareholder approval

●	Majority of independent directors in a board

Generally, shareholder proposals related to the following items are not supported:

●	Limitations on the tenure of directors

●	Cumulative voting

●	Restrictions related to social, political, or special interest issues that impact the ability of the company to do business or be competitive and that have a significant financial or vested interest impact.

●	Reports which are costly to provide or expenditures which are of a non-business nature or would provide no pertinent information from the perspective of shareholders.

6.	Abstaining from Voting or Affirmatively Not Voting

The Company may abstain from voting (which generally requires submission of the proxy voting card) or decide not to vote if the Company determines that abstaining or not voting is in the best interests of its Clients. Factors that may be considered in making such a determination may include the costs associated with exercising the proxy (e.g., travel or translation costs) and any legal restrictions on trading resulting from the exercise of a proxy.

F. Proxy Advisory Firm Due Diligence

The Company will evaluate any current or proposed proxy advisory firms utilized and periodically update such diligence. The Company will consider those factors which it deems relevant which may include whether the proxy advisory firm: (1) has sufficient resources; (2) has an effective process for seeking input from issuers; (3) has adequate disclosures as to its methodologies; (4) has adequate policies and procedures to address conflicts of interest; (5) has adequate processes to identify potential factual errors, incompleteness or methodological weakness; and (6) agrees to update the Company as to any business or policy changes.

F. BUSINESS CONTINUITY POLICY

A.	Purpose and Scope

The purpose of this policy regarding business continuity is to ensure that the Company has implemented policies and procedures that are reasonably designed to mitigate the effects of a short-or long-term material interruption of the Company’s business operations. This policy provides guidance with respect to: (i) what constitutes a material interruption of business operations; (ii) procedures to be followed in planning for, or after the occurrence of, such an interruption; and (iii) assigning responsibility for implementing the Company’s recovery plans after the occurrence of such an interruption.

B.	General Policy

The Company shall seek to ensure that neither the Company nor its Clients will suffer significant, adverse effects from the occurrence of a material interruption of the Company’s business operations.

This policy seeks to ensure that the interests of the Company and its Clients are protected in the event of a material interruption of operations. To that end, the Company has adopted this policy to provide for: (i) the recovery and timely resumption of critical operations following the interruption of key infrastructure or internal components, or the inaccessibility of staff at the Company’s office(s); (ii) the recovery and timely resumption of critical operations following a wide scale disruption; and (iii) testing to ensure that critical internal and external continuity arrangements are effective and compatible.

C.	What Constitutes a Material Interruption of the Company’s Business Operations?

A “material interruption of the Company’s business operations” (sometimes referred to herein as an “interruption”) is any event that renders the Company unable to provide investment advisory services or otherwise unable to continue its operations in a customary manner under normal conditions. An interruption may include a severe short- or long-term disruption or destruction of transportation, telecommunications, power or other critical infrastructure components within or around New York, New York (including any economically integrated, adjacent communities), or an event that results in a wide-scale evacuation or inaccessibility of Company personnel and/or resources (e.g., pandemic, outbreak of an infectious disease or other serious public health concern). An interruption may occur as a result of both natural disasters (e.g., hurricanes, earthquakes) and non-natural disasters (e.g., blackouts, terrorist attacks, systemic computer failures). In addition, an interruption may also arise due to the unexpected death, disability or other unavailability of certain key employees.

D. Guidelines

1. Alternative worksite

In the event the Company can no longer access its office(s), each of the Company’s key personnel (including the Chief Compliance Officer and each analyst) will be able to use their respective houses as temporary offices until a better location can be identified. Each key personnel’s house is equipped with high speed internet access to (i) the Company’s e-mail and instant messaging system to, among other things, communicate with traders and other service providers and investors, (ii) essential market data (i.e., Reuters or similar data), and (iii) any software needed by such key personnel to continue the business operations of the Company. Abacus Group (IT Provider) will make the Citrix DR URL available for employees to use.

2. Back-Up Storage

The Company’s essential data, books and records are maintained in hard-drives or other easily transportable electronic storage medium in two separate geographic areas from the Company’s office. The external storage devices shall provide redundancy of the Company’s data, books and records stored on the Company’s office computer network. The Company contracts with a service provider that provides offsite and onsite e-mail services.

3. Communication Procedure

The Company will ensure that lines of communication between the Company and its Supervised Persons and the investors in any Fund and Managed Account Clients are available in the event of an interruption. The Supervised Persons can contact each other, service providers and investors through alternative access to e-mail and instant messaging. In addition, all Supervised Persons are required to carry emergency contact information with them at all times. Such information may be maintained in a smart phone and shall contain home phone and cell phone numbers and e-mail addresses for all Supervised Persons as well as business phone numbers and e-mails of the primary contacts at the Company’s service providers (prime brokers, administrators, custodians, legal counsel, etc.). In addition, the Chief Compliance Officer shall distribute a mass e-mail to the Company’s employees, service providers and Clients notifying them of the status of the Company’s operations upon the occurrence, or in anticipation of, an interruption (e.g., operating hours, office closures) and shall provide periodic e-mail updates until normal operations resume.

In the event of an interruption, the Chief Compliance Officer shall contact and account for all Supervised Persons, in order to instruct such Supervised Persons as to how to proceed with the operations of the Company. The Chief Compliance Officer shall ensure that each Supervised Persons is familiar with this Policy.

4. Service Providers

The Company shall use reasonable efforts to seek assurances from appropriate third-party service providers that such providers have implemented a policy or plan regarding business continuity/disaster recovery. The Company shall take steps reasonably designed to minimize the effect of any interruption affecting third parties on the Company’s operations. In the event of an interruption, the Chief Compliance Officer shall contact the applicable service providers of any Fund and Managed Account Client to inform them of the status of the Company’s operation.

E. Enforcement and Annual Review of the Continuity Policy

The Chief Compliance Officer shall be primarily responsible for implementing and enforcing this policy, and for approving any exception to this policy. The Chief Compliance Officer, with assistance from qualified third parties as needed, shall also be primarily responsible for monitoring compliance with this policy, assessing the adequacy and effectiveness of this policy. The Chief Compliance Officer shall maintain records of the findings of his monitoring and assessment and shall work with appropriate personnel to revise this policy or any procedures herein as deemed necessary or appropriate.

G. REGULATORY FILINGS POLICY

A. Purpose and Scope

The purpose of this policy regarding certain regulatory filings is to describe the various regulatory filings that the Company makes or reasonably expects to make in the future. Specifically, this policy describes Form ADV, Form D, Form 13F, Form 13H, Schedules 13D and 13G, reporting requirements under Section 16 and various forms filed through the Treasury International Capital (“TIC”) reporting system, and provides guidelines with respect to the completion, updating and review of these regulatory filings.

B. Form ADV

Form ADV is divided into three parts - Part 141 , Part 2A (the “Brochure”) and Part 2B (the “Brochure Supplement”). In completing and/or amending the Company’s Form ADV, the Company shall be mindful of its fiduciary duty to make full and fair disclosure of all material facts.

In addition, Rule 204-3(a) under the Advisers Act requires that the Company provide Clients with a brochure and one or more brochure supplements that contain all of the information required by Form ADV Part 2. The Company shall deliver the Brochure and the Brochure Supplement(s) (as prepared pursuant to this policy) to Clients in accordance with the terms of this policy (which are reasonably designed to comply with the requirements of Rule 204-3).

1. Form ADV Part 1

The Chief Compliance Officer is responsible for ensuring that amendments to the Company’s Form ADV Part 1 are completed and filed in a timely manner. All Supervised Persons shall provide the Chief Compliance Officer with such information (including, without limitation, completing one or more questionnaires) as he or she shall request from time to time to complete and/or amend filing the Company’s Form ADV Part 1. However, it is the responsibility of each Supervised Person to promptly notify the Chief Compliance Officer if he or she becomes aware of any fact or circumstance that would require the amendment of filing the Company’s Form ADV Part 1, including, without limitation, disciplinary events or changes in personal information for certain Supervised Persons. The Chief Compliance Officer, or his designee, shall be responsible for completing and filing all amendments to Form ADV Part 1.

[41]	Electron is not required to complete Part 1B of Form ADV, which is generally required for investment advisers registered with one or more state regulatory authorities. In this policy, all references to Part 1 of Form ADV are to Part 1A.

2. Changes That Require Prompt Amendment to Part 1

In general, prompt amendment of Part 1 is required if any of the information provided in Items 1, 3, 9 or 11 becomes inaccurate in any way. This information generally includes:

●	The Company’s name, address, telephone number and hours of operation at its principal place of business;

●	The location at which the Company’s required books and records are kept, if different from its principal place of business, and other related information;

●	Name, address and telephone number of the Company’s contact employee;

●	Any change in the business form of the Company (e.g., if it changes from a corporation to a partnership);

●	Disclosure relating to disciplinary events; and

●	Company practices relating to custody of Client funds or securities.

3.	Changes That Require Prompt Amendment Only if Material

In general, prompt amendment of Part 1 of the Company’s Form ADV is required if any of the information provided in Items 4, 8 or 10 changes in any material respect. This information generally includes:

●	Whether the Company is succeeding to business of another registered investment adviser and date of such succession;

●	The Company’s participation or interest in Client transactions (e.g., whether the Company engages in principal transactions with Clients); and

●	The Company’s owners and executive officers.

4.	Annual Amendment to Form ADV

Within 90 days of the end of the Company’s fiscal year, an amendment to Form ADV Part 1 is required to be filed through the IARD. Generally, non-material changes can be made at this time. The Chief Compliance Officer will ensure that information necessary for the annual update of Part 1 of Form ADV is collected (which may include, without limitation, obtaining representations from Supervised Persons regarding disciplinary matters as part of each Supervised Person’s annual certification, accessible via ComplianceAlpha. See Exhibit T.

The Chief Compliance Officer shall also perform certain other tasks in connection with the annual amendment, including (i) comparing information in Part 1 of Form ADV to Private Fund Clients’ offering memoranda and other offering materials, (ii) comparing information in Part 1 of Form ADV to the Clients’ Investment Management Agreements, (iii) having each applicable Supervised Person review and sign-off with respect to information in Part 1 of Form ADV applicable to such person, and (iv) considering any changes to the requirements of Part 1 of Form ADV. All amendments to Form ADV Part 1 must be signed by an authorized signatory of the Company, and the Chief Compliance Officer shall ensure that the signed Part 1 is maintained.

5. Form ADV Part 2A (the “Brochure”)

The Chief Compliance Officer is responsible for ensuring that amendments to the Company’s Brochure are made and filed in a timely manner. All Supervised Persons shall provide the Chief Compliance Officer with such information (including, without limitation, completing one or more questionnaires) as he or she shall request from time to time to complete and/or amend the Brochure. However, it is the responsibility of each Supervised Person to promptly notify the Chief Compliance Officer if he or she becomes aware of any fact or circumstance that would require the amendment of filing the Brochure. The Chief Compliance Officer, or his designee, shall be responsible for completing and filing all amendments to the Brochure.

The Chief Compliance Officer shall ensure that the master copy of the Brochure (which shall be used to create the PDF that is filed with the SEC) is appropriately maintained. Accordingly, the Chief Compliance Officer shall ensure that appropriate safeguards exist to ensure that the Brochure is not lost or corrupted (including, if necessary, by limiting access to the Brochure to a limited number of Supervised Persons).

6. Delivery of the Brochure

A current copy of the Brochure must be delivered to a Client before or at the time the Company enters into the advisory contract with the Client.42 Within 120 days after the end of the Company’s fiscal year, the Company must deliver to Clients an updated Brochure or a summary of material changes that includes an offer to provide a full copy of the Brochure (together with a website address and telephone number to obtain the Brochure and the website address to obtain information about the Company through IAPD); provided, that an amendment is not required to be delivered to existing Clients if the Company does not have to prepare a summary of material changes. In addition, the Company must also deliver an updated Brochure (or document summarizing the material facts) promptly whenever the Company adds a disciplinary event or changes material information already disclosed in Item 9 of the Brochure.

The Brochure shall be provided to (i) prospective Investors in Funds at the same time the offering memorandum is provided to such investors and (ii) prospective clients at least 48 hours prior to executing an Investment Management Agreement with a Managed Account Client. A written log shall be maintained of all prospective investors and clients that receive the Brochure. In addition, the subscription agreement or Investment Management Agreement shall include a representation that the investor or client has received the Brochure before or at the time it executed such subscription agreement or Investment Management Agreement.

7. Updating of the Brochure

The Brochure must be updated annually and promptly when certain information changes (e.g. change of address of the principal office location, changes in senior personnel or ownership) or becomes materially inaccurate. However, if the Company is amending the Brochure and its disclosure of information (that does not in and of itself does not trigger and other than annual amendment) becomes materially inaccurate, then the Company must update those items as well.

[42]	Note that the Brochure is not required to be delivered to registered investment companies, business development companies (where the advisory contract meets certain requirements) or Clients receiving impersonal advice that are charged less than $500 per year.

In addition, the Brochure must be updated promptly when the Company adds a disciplinary event (Item 11) or changes material information already disclosed in Items 1, 3, 9 or 10.

If the Brochure is accurate in all material respects since the last annual amendment and the Company has not filed any interim amendments, then (i) the Company is not required to prepare or deliver a summary of material changes to Clients (and investors) and (ii) the Company is not required to prepare and file an updated Brochure.

8. Form ADV Part 2B (the “Brochure Supplements”)

In general, the Company must prepare a Brochure Supplement for (i) any Supervised Person who formulates investment advice for a Client and has direct Client contact and (ii) any Supervised Person who has discretionary authority over a Client’s assets. No supplement is required for a Supervised Person who has no direct Client contact and has discretionary authority over Client assets only as part of a team. Further, if investment advice is provided by a team comprised of more than five Supervised Persons, Brochure Supplements need only be prepared for the five Supervised Persons with the most significant responsibility for the day-to-day advice provided to the Client. The Chief Compliance Officer, in consultation with Senior Management, shall be responsible for determining the Supervised Persons for whom Brochure Supplements must be prepared. The Chief Compliance Officer, or his designee, shall be responsible for preparing Brochure Supplement.

The Chief Compliance Officer is responsible for ensuring that each Brochure Supplement is completed and for determining whether a separate Brochure Supplement should be created for each applicable Supervised Person or group of Supervised Persons, and whether the Company should have different Brochure Supplements for different Clients and ensuring that all amendments thereto are made in a timely manner. All Supervised Persons shall provide the Chief Compliance Officer with such information (including, without limitation, completing one or more questionnaires) as he or she shall request from time to time to complete and/or amend each Brochure Supplement. However, it is the responsibility of each Supervised Person to promptly notify the Chief Compliance Officer if he or she becomes aware of any fact or circumstance that would require amending a Brochure Supplement.

The Chief Compliance Officer shall ensure that the master copy of each Brochure Supplement is appropriately maintained. Accordingly, the Chief Compliance Officer shall ensure that appropriate safeguards exist to ensure that each Brochure Supplement is not lost or corrupted (including, if necessary, by limiting access to each to a limited number of Supervised Persons).

9. Delivery of Brochure Supplements

A Brochure Supplement must initially be given to each Client (including sophisticated Clients) at or before the time when the applicable Supervised Person begins to provide advisory services to such Client. Brochure Supplements are not required to be delivered to (i) Clients to whom the Company is not required to deliver a Brochure; (ii) Clients who receive only impersonal investment advice; and (iii) certain “qualified clients” who also are officers, directors, employees and other persons related to the Company.

An updated Brochure Supplement is only required to be delivered to Clients when there is new disclosure of a disciplinary event, or a material change to disciplinary information already disclosed, in response to Item 3 (including if disclosure is made by a link to BrokerCheck or IAPD). In such case, the Company may choose to deliver the full supplement or may deliver a statement describing the material facts relating to the change.

The Brochure Supplement(s) shall be provided to prospective Investors in Funds at the same time the offering memorandum is provided to such Investors and to Clients at the same time the Investment Management Agreement is provided to such Clients. A written log shall be maintained of all prospective Investors and Clients that receive the Brochure Supplements. In addition, the subscription agreement or Investment Management Agreement shall include a representation that the Investor or Client has received the Brochure Supplement(s) before or at the time it executed such subscription agreement or Investment Management Agreement.

10. Updating Brochure Supplements

A Brochure Supplement must be amended promptly if it becomes materially inaccurate. In addition, a Brochure Supplement must be updated promptly when the Company includes new disclosure of a disciplinary event, or a material change to disciplinary information already disclosed, in response to Item 3 (including if disclosure is made by a link to BrokerCheck or IAPD). This update can be in the form of a dated “sticker” that identifies the information that has become inaccurate and provides the new information.

C. Other Regulatory Filings

1. Form PF

All registered investment advisers that manage private funds having an aggregate value in excess of $150 million must make quarterly or annual filings on Form PF. Large private equity advisers and small private fund advisers are required to file Form PF on an annual basis. The deadline to file is 120 days from the end of their fiscal year. Large hedge fund advisers have 60 days from the end of each fiscal quarter and large liquidity fund advisers have 15 days after each fiscal quarter to file Form PF. Following are the filing thresholds:

Type	Regulatory Assets Under Management
Large Private Equity Fund	$2 billion
Large Hedge Fund	$1.5 billion
Large Liquidity Fund	$1 billion
Small Private Fund	$150 million

Form PF can be accessed and submitted through the Private Fund Reporting Depository (“PFRD”) located on the Investment Adviser Registration Depository website.

The Chief Compliance Officer is responsible for overseeing the submission of The Company’s Form PF filings.

2. Form D

All issuers offering securities in reliance on an exemption under Regulation D of the Securities Act (such as the Funds) must file Form D electronically with the SEC no later than 15 days after the first sale of securities. Form D filings must also be amended at least annually for open offerings and as soon as is practicable:

●	Upon discovery of any material mistake or error of a previously filed form; and

●	To reflect most changes in the information included in the most recent filing, except that changes to the following information do not require an amended filing:

o	The address or relationship status of a “related person” identified in Item 3; o The issuer’s revenues or aggregate net asset value;
o	An increase in the minimum investment amount;
o	A cumulative decrease in the minimum investment amount of 10% or less;
o	The address or relevant states of operation of a person being paid to solicit investors;
o	The amount of securities sold, or remaining to be sold, in the offering;
o	The number of non-accredited investors, so long as this number does not exceed 35;
o	The total number of investors in the offering;
o	A decrease in the amount of sales commissions, finders’ fees or use of proceeds to pay executive officers, directors, or promoters; and
o	A cumulative increase in the amount of sales commissions, finders’ fees or use of proceeds to pay executive officers, directors, or promoters of 10% or less.

Electronic Form D filings are made using the SEC’s EDGAR website, which is available at https://www.onlineforms.edgarfiling.sec.gov/.

Form D must also be filed in many states in which the securities are marketed. Many states allow issuers 15 days from the date of first issuance in that state to submit a Form D, but filing obligations vary from state to state. Also, many states require Form D submissions on paper forms that differ somewhat from the electronic Form D that is submitted to the SEC. Finally, certain states may require additional state-specific filings to supplement the Form D filing when an adviser offers a private fund in those states. Taken together, the state filing obligations are often referred to as “blue sky filings.”

The Chief Compliance Officer is responsible for working with outside counsel to ensure that appropriate Form D and blue sky filings are submitted in a timely manner to the SEC and to applicable state securities regulators.

3. Form 13F

For each calendar quarter in which the Company exercises investment discretion with respect to $100 million or more in securities subject to Section 13(f) of the Exchange Act (“Section 13(f) Securities”), the Company must file a Form 13F with the SEC. Form 13F is filed electronically using the SEC’s Electronic Data Gathering, Analysis, and Retrieval (“EDGAR”) system. The form must be submitted within 45 days of the end of each calendar quarter.

The Form 13F essentially requires disclosure of (i) the Company’s identity, (ii) the identity of each issuer whose securities are held by accounts for which the Company exercises investment discretion, (iii) the type and value of the securities at issue, and (iv) whether the Company exercises sole or shared investment discretion or voting authority over those securities. In general, the types of equity securities for which a Form 13F must be filed are those which are registered pursuant to Section 12 of the Exchange Act and which are traded on a national securities exchange or are quoted on the automated quotation system of a registered securities association. The SEC publishes a list of such securities and that list should be consulted when preparing the filing. Certain minimum holdings of Section 13(f) Securities may be excluded from the Form 13F pursuant to applicable rules.

The Chief Financial Officer, who is also the Chief Compliance Officer, is responsible for 13F filings. The Chief Financial Officer shall review the Company’s holdings for which it exercises investment discretion to determine if Form 13F is required to be filed. Such review requires the Chief Financial Officer to obtain the quarterly list of Section 13(f) Securities from the SEC.

The Chief Financial Officer determines which of the securities over which the Company has discretion are Section 13(f) Securities by consulting the SEC’s Official List of Section 13(f) Securities (and any updates thereto since the previous publication of the full list). The market values of such securities at the close of business on the last trading day of the quarter for which the Form 13F is prepared are determined in accordance with the Company’s Valuation Policy. All Section 13(f) Securities over which the Company has investment discretion are reported on Form 13F, unless it is determined by the Chief Financial Officer that certain smaller positions shall not be included. For these purposes, any position that both is fewer than 10,000 shares and less than $200,000 in market value may be omitted.

4. Form 13H

Rule 13h-1 promulgated under the Exchange Act requires “large traders” to identify themselves to the SEC by filing Form 13H. The SEC will then assign the large trader an identification number (“LTID”) to provide to all its broker-dealers so that the broker-dealers can track certain information regarding the large trader’s transactions. A “large trader” is any person that, directly or indirectly, including through other persons controlled by such person, exercises investment discretion over one or more accounts and effects transactions for the sale or purchase of NMS securities for or on behalf of such accounts, by or through one or more registered broker-dealers, equal to or exceeding (a) 2 million shares or $20 million during any calendar day, or (b) 20 million shares or $200 million during any calendar month (the “identifying activity level”). A trader may also file Form 13H voluntarily.

Form 13H generally requires disclosure of: (i) the identity of the large trader and a description of its business and that of its Securities Affiliates (as defined in Form 13H), including a general description of their trading strategies; (ii) reference to any other SEC filings made by the large trader and its Securities Affiliates; (iii) whether the large trader or any of its affiliates is registered with the CFTC or regulated by a foreign regulator; (iv) information regarding Securities Affiliates of the large trader, as well as an organizational chart; (v) information about the governance of the large trader, including the identities of partners, executive officers, directors or trustees, as the case may be; and (vi) the identity of the broker-dealers at which the large trader has accounts.

The initial Form 13H must be filed promptly (i.e., generally within 10 days) after the identifying activity level is reached. A large trader may be required to submit certain Form 13H filings throughout the year, including a quarterly amended filing, if applicable, and an annual filing. Following is a brief overview of the different types of Form 13H filings:

●	Annual Filing – All large traders must submit an annual filing within 45 days after the end of each full calendar year (unless they have an Inactive Status designation).

●	Amended Filing – If any information in a Form 13H filing is found to be inaccurate, or becomes inaccurate, an amended filing must be made within 10 calendar days following the end of the calendar quarter. A large trader with an inactive status does not need to make amended filings.

●	Inactive Status Filing – A large trader that has not effected aggregated transactions over the thresholds noted above during the previous full calendar year may use the Form 13H to make an inactive status filing. Filers with an Inactive Status designation do not need to make annual filings or amended filings and can instruct their broker-dealers to cease maintaining records.

●	Reactivated Status – If an adviser with an Inactive Status designation meets or exceeds the identifying activity level, it must file for Reactivated Status within 10 days.

●	Termination Filing – Persons can terminate their status as large traders by submitting a Termination Filing. For example, if the adviser ceases operations, dissolves, or is acquired, the large trader may be able to file a Termination Filing.

The Chief Financial Officer will generate a report from the Company’s accounting system on a daily and monthly basis calculating the number of shares and fair market value of the Company’s aggregate transactions in NMS securities during such day or calendar month to determine if the identifying activity level has been met. The Chief Financial Officer shall ensure that any required Form 13H filings are timely prepared and filed, and that each appropriate broker-dealer is notified of the Company’s LTID (and any LTID suffixes).

5. Schedules 13D and 13G

Section 13(d) of the Exchange Act requires any person or group of persons acting in concert who directly or indirectly acquire beneficial ownership of more than 5% of a class of any equity security of an issuer to file a Schedule 13D with the SEC, each national securities exchange on which the security is listed and the issuer within 10 days of exceeding the 5% ownership level. The purpose of Section 13(d) is to alert the marketplace to shifts in ownership that may signal a change in control of a public company.

For purposes of Section 13(d), a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power over such security (including the power to vote or direct the voting of such security) and/or investment power over such security (including the power to dispose or direct the disposition of such security). A person is also deemed to be the beneficial owner of a security if such person has the right to acquire beneficial ownership of such security within 60 days, including through the exercise of options. A person’s beneficial ownership is calculated by dividing all issued and outstanding shares held by such person plus all shares issuable to such person upon exercise of such rights exercisable within 60 days by all issued and outstanding shares of the issuer as most recently reported by the issuer in its SEC filings (including for these purposes, solely with respect to such person, the shares issuable upon the exercise by such person of such rights exercisable within 60 days).

As used in Section 13(d), an equity security includes (i) any equity security registered under Section 12 of the Exchange Act (this includes all public listed companies and certain others with more than 500 shareholders and is not limited to Section 13(f) Securities described above), (ii) any equity security of certain insurance companies, and (iii) any equity security issued by a registered closed-end investment company, provided that such term does not include securities of a class of non-voting securities. Schedules 13D must be amended promptly upon the occurrence of any material change in the facts set forth therein, including any material increase or decrease in the percentage of reported beneficial ownership. An acquisition or disposition of beneficial ownership of one percent or more of the class of securities is deemed material (though acquisitions or dispositions of less than once percent may be material based on the applicable facts and circumstances).

In lieu of filing a Schedule 13D, certain persons, including investment advisers, who have acquired equity securities in the ordinary course of business and not with the purpose or effect of changing or influencing control of the issuer (nor in connection with or as a participant in any transaction having such purpose or effect) may file a short form report of beneficial ownership on Schedule 13G, provided that any such person is not directly or indirectly the beneficial owner of more than 20% or more of the class of equity securities. This report likewise must be filed within 10 days after the acquisition of more than 5% of a class of any equity security of an issuer. Amendments to Schedules 13G must be filed 45 days after the end of the calendar year in which the reporting person becomes the beneficial owner of more than 5% of the issuer’s equity securities in the event there are any changes (other than those resulting from an increase in the issuer’s number of issued and outstanding shares) in the information reported in the previously filed Schedule 13G, within 10 days after the close of any month in which the reporting person becomes the beneficial owner of more than 10% of a class of equity securities, and, after reporting more than 10% beneficial ownership, within 10 days after the end of any month in which the reporting person’s beneficial ownership increases or decreases by 5% or more of the outstanding securities in the class.

The Chief Financial Officer will generate a report from the Company’s accounting system to determine whether any security meets the above thresholds for filing. However, daily reviews will be required if the Company has, or is likely to, meet the applicable percentage thresholds. The Chief Compliance Officer will ensure that any required Schedule 13D or 13G filings are prepared and filed.

6. Section 16 Reporting

Generally, Section 16 of the Exchange Act imposes reporting requirements on holders of more than 10% of any class of equity securities of a public company and the officers and directors of the issuer of such securities with regard to their transactions in such securities. Solely for purposes of determining whether a person is a 10% shareholder, such person is deemed to be the beneficial owner of an issuer’s securities in accordance with the beneficial ownership rules promulgated under Section 13(d) of the Exchange Act (i.e., whether the person has sole or shared voting or investment power over such securities). Other than for determining 10% shareholder status, a person is generally deemed a beneficial owner of such securities to the extent of such person’s direct or indirect pecuniary interest in such securities.

Any person who becomes a holder of more than 10% of such securities must electronically file a Form 3 with the SEC within 10 days of such acquisition. Thereafter, any non-exempt transactions by that person in the issuer’s securities must be electronically reported on Form 4 by 10:00 p.m. eastern time on the second business day after the transaction. The 10% shareholder must electronically file a Form 5 within 45 days after the end of the issuer’s fiscal year to report exempt transactions and any previously unreported transactions in the issuer’s securities.

The Company might initially be deemed to be a beneficial owner of more than 10% of an issuer’s shares if it purchased such an amount for Clients, or because it has voting or investment power with respect to such securities. However, there is an exemption from the reporting requirement for advisers who acquire the threshold amount of securities in a fiduciary capacity, in the ordinary course of business and not with the purpose or effect of changing or influencing control of the issuer. Specifically, certain institutions or persons are not deemed to be beneficial owners of securities if they hold such securities for the benefit of third parties or in customer or fiduciary accounts in the ordinary course of business as long as such shares are acquired by such institutions or persons without the purpose or effect of changing or influencing control of the issuer. Among the institutions that fit within this exemption are registered investment advisers and their control persons (provided the aggregate amount held directly by any control person, and directly and indirectly by its subsidiaries or affiliates that are not one of the enumerated exempt institutions or persons, does not exceed 1% of the securities of the subject class).

Other than in connection with certain exempt transactions, the profits realized by person’s subject to Section 16(a) reporting from any purchase and sale, or sale and purchase, of any such security within any period of less than six months shall inure to and be recoverable by the issuer. This so-called “profit-disgorgement rule” is without respect to whether the reporting person actually unfairly uses inside information; that is, it is strict liability for profits obtained as a result of matching Section 16 transactions.

The Chief Financial Officer is responsible for determining whether the Company is a Section 16 person, and for making any associated filings of Forms 3, 4, and 5.

7. Treasury International Capital (TIC) Forms

The Department of Treasury, through the TIC reporting system, collects data for the United States on cross-border portfolio investment flows and positions between U.S. residents (including U.S.-based branches of firms headquartered in other countries) and foreign residents (including offshore branches of U.S. firms). Data collected from TIC reports is used by the U.S. government to compute the U.S. balance of payments accounts and the U.S. international investment position, as well as to formulate international economic and financial policies.

Generally, if the adviser is required to report on a TIC form, it will report as a representative of all U.S.-resident Clients (including U.S. Clients) on one consolidated report, covering the reportable securities for the adviser and its U.S.-resident affiliates and for all U.S.-resident Clients.

As a general note, the adviser is not required to report any “direct investments” on TIC forms. A direct investment is the ownership or control of 10% or more of the voting equity securities of an incorporated or unincorporated business. With respect to limited partnerships, however, the determination of whether a partner has a direct investment relationship with a limited partnership is based on control of the partnership, not the percentage ownership in the limited partnership’s equity. Typically, the general partner of a limited partnership is presumed to have control and, therefore, has a direct investment in the limited partnership; limited partners do not generally have control and, therefore, do not have a direct investment. In cases where a partnership agreement grants voting rights to limited partners, a limited partner may have a direct investment with the limited partnership if it meets the 10% voting rights criterion for direct investments. Note that the same is true of LLCs also. Direct investments are not reported in the TIC system; instead, these investments must be reported on forms issued by the U.S. Department of Commerce Bureau of Economic Analysis.

The Chief Financial Officer shall determine if the Company is required to file any TIC Forms. If required, the Chief Financial Officer shall ensure that any TIC Form filings are timely prepared and filed.

8. TIC Form SHC/SHCA

Every five years, U.S. resident custodians and end-investors with assets that exceed $200 million, in aggregate, of foreign portfolio securities must file a Form SHC. This report collects information on U.S. resident holdings of foreign portfolio securities, including foreign equities, short-term debt securities, and long-term debt securities. Form SHCA is filed on an annual basis by certain SHC filers as requested by the Federal Reserve. To the extent that the Company is contacted by the Federal Reserve regarding Form SHC or SHCA filings, or the $200 million threshold is met, the Chief Financial Officer will coordinate the Company’s response. The Form SHC and SHCA can be submitted via the Federal Reserve’s Reporting Central system or can be mailed or faxed to the Federal Reserve Bank of New York.

9. TIC Form SLT

The Department of the Treasury may require monthly reporting of U.S. securities held by foreign residents and foreign securities held by U.S. residents. Any such reports are made using Form TIC-SLT. An exemption from the filing requirement is available if the value of reportable securities that are not held by a U.S. resident custodian remains below $1 billion. Notably, cross-border investments by a feeder fund in a master fund can count towards the $1 billion reporting threshold, as can cross-border subscriptions by individual investors. The TIC Form SLT report must be submitted no later than the 23rd calendar day of the month following the report as-of date. This report can be submitted via the Federal Reserve System’s Reporting Central system or be mailed or faxed to the Federal Reserve Bank of New York.

10. TIC Form B

TIC Form B filings are required by U.S. entities that exceed a specific threshold in reportable liabilities to, or claims on, foreign residents. Organizations required to file the TIC B reports will include all types of U.S.-resident financial institutions (including, but not limited to banks, other depository institutions, brokers/dealers, bank/financial holding companies, investment banks, insurance companies, credit card issuers, money market funds, pension funds, private equity funds, hedge funds, trusts, finance companies, mortgage companies, commodity brokers and dealers, investment advisers and managers, and loan brokers). All financial positions between U.S. residents and foreign residents are either PI or direct investment (DI), and all organizations with such positions (above the amounts declared exempt in the reporting instructions), must report them to either the Treasury (which collects PI information) or Bureau of Economic Analysis (which collects DI information).

The specific thresholds and types of TIC Form B filings that are required vary depending on the type of reportable liabilities and claims. The submission methods vary depending on which TIC Form B filing is required.

11. TIC Form D

TIC Form D filings are required by U.S. entities that have derivative contracts that exceed $400 billion of notional value or $400 million of net settlements. This report should be filed with the Federal Reserve Bank of New York on a quarterly basis.

12. TIC Form S

TIC Form S filings are required by U.S. entities that transact in U.S. long-term securities directly from foreign residents and/or conduct transactions in foreign long-term securities directly from or to foreign residents or have foreign resident agents conduct transaction in these securities on their own behalf or on behalf of the customers. Purchases or sales of long term securities in excess of $50 million per month may trigger a filing obligation. Once the initial filing is made, monthly filings are required for one calendar year. Submission methods vary based on the entity filing.

13. Bureau of Economic Analysis (“BEA”) Forms

Generally, BEA reports track direct investment is the ownership or control of 10% or more of the voting equity securities of an incorporated or unincorporated business. Currently, only entities contacted individually by the BEA will be required to report on Form BE-11. Entities not contacted by the BEA have no reporting responsibilities.

The Chief Financial Officer shall monitor communications from the BEA, if any, to determine whether the Company is required to file any BEA Forms and, if required, shall ensure that any BEA Form filings are timely prepared and filed.

14. Filings with the CFTC and the NFA; Claims for Exemption

CFTC Regulation 4.13(a)(3) exempts certain entities from registration as commodity pool operators. The exemption may be claimed by managers whose funds trade a de minimis amount of commodity interest products, only accept investments from certain qualified investors, and are not marketed as vehicles for trading in the commodity futures or commodity options market.

For the purposes of meeting the de minimis condition, such a fund must meet one of the following tests with respect to its commodity interest positions whether entered into for bona fide hedging purposes or otherwise:

●	The aggregate initial margin and premiums required to establish such positions, determined at the time the most recent position was established, will not exceed 5% of the liquidation value of the pool’s portfolio, after taking into account unrealized profits and unrealized losses on any such positions it has entered into; or

●	The aggregate net notional value of such positions, determined at the time the most recent position was established, does not exceed 100% of the liquidation value of the pool’s portfolio, after taking into account unrealized profits and unrealized losses on any such positions it has entered into.

Further, to meet the investor qualification condition, the adviser must reasonably believe that each investor in the fund is either (i) an “accredited investor,” (ii) a trust that is not an accredited investor but that was formed by an accredited investor for the benefit of a family member, (iii) a “knowledgeable employee,” or (iv) a “qualified eligible person.”

Lastly, to meet the marketing restriction, the adviser is prohibited from marketing the funds as vehicles trading in the commodity futures or commodity options markets.

Advisers relying on the Regulation 4.13(a)(3) exemption must file a notice through the NFA’s electronic Exemption Filing System, and must make annual reaffirmations that the exemption remains available. The Chief Compliance Officer is responsible for monitoring the availability of the Regulation 4.13(a)(3) exemption and making all necessary filings.

D. Records

The Chief Compliance Officer shall ensure that appropriate records are maintained with respect to the determination that the filings described herein should be made and any back-up concerning applicable calculations.

H. USE OF SOCIAL MEDIA; COMMUNICATIONS

WITH REGULATORS AND THE MEDIA; AND LITIGATION POLICY

A. Purpose and Scope

The purpose of this policy regarding the use of social media; communications with regulators and the media; litigation is to ensure that the Company has appropriate procedures in place with respect to the use of social media by employees, any communications with the media and any regulatory authority, including, but not limited to, the SEC, the CFTC, the NFA, the Department of Labor, the New York Stock Exchange, FINRA, state banking and securities regulators, the U.S. Attorney’s office or other regulatory authorities, and for addressing any litigation or claims that may arise involving the Company or its affiliates.

B. Use of Electronic Communication and Social Media

Any correspondence that is to be sent by e-mail and pertains to the business of the Company must be sent through the e-mail account provided to the employee by the Company. Employees should be mindful of the fact that all e-mails and instant messages sent and received through their Company computer will be archived and subject to periodic review by the Chief Compliance Officer and could also be subject to SEC review.

Please note that the Company reserves the right in its sole discretion to monitor all communications conducted using Company-provided devices (e.g., computers, smart phones, remote access into Company equipment, and use of Company networks) and at any time, without notice, to inspect all Company-provisioned equipment. Employees should have no expectation of privacy when communicating using Company provided electronic devices or Company maintained servers.

No person may identify himself or herself as being associated with the Company in any chat room (be it on Facebook, Twitter, Instagram, or any other social networking sites) or speak on behalf of the Company in any chat room without obtaining the prior approval of the Chief Compliance Officer. In addition, no employee may publicly identify that they are employed by the Company (be it on Facebook, Twitter, Instagram, or any other social networking sites). However, employees are allowed to reference the Company’s name and their formal job title on the professional networking site, LinkedIn. However, employees may not disclose any other information regarding their job function or the Company’s business without the prior written consent of the Chief Compliance Officer. Employees are strictly prohibited from naming any of the firm’s Private Client Funds on blogs, chat rooms, and via social or professional networking websites including, but not limited to, Facebook, Twitter, Instagram and LinkedIn. Employees are responsible for all content they post on any such sites.

Employees are required to complete an Electronic Communications certification via ComplianceAlpha on an annual basis.

C. Media Inquiries

It is the policy of the Company to minimize any interaction with the media. Any media inquiries or requests from the press for information or comments should be directed to the Chief Compliance Officer. No other Supervised Person is authorized to speak to the media on behalf of, or with respect to, the Company, its affiliates and/or the Funds and the Managed Account Clients they manage except those Supervised Persons designated from time to time by the Chief Compliance Officer. If the Chief Compliance Officer speaks with the media or provides any information thereto, he or she shall be mindful of the policies and restrictions in this Manual and under applicable law, including, without limitation, relating to communications, advertisements and general solicitation.

Any Supervised Person who wishes to publish an article, paper or other publication, or speak in a public forum with respect to the Company, including, without limitation, its investment strategies and the Funds and Managed Accounts it manages, must first receive prior permission from the Chief Compliance Officer.

D. Regulatory Inquiries

All regulatory inquiries concerning the Company, its affiliates or the Fund and Managed Account Clients they manage, are to be referred to and handled by the Chief Compliance Officer, in consultation with outside counsel. As a registered investment adviser, the Company expects the SEC to conduct periodic on-site examinations.

Regulatory inquiries may be received by e-mail, mail, fax, telephone or personal visit. In the case of a personal visit, demand may be made for the immediate production or inspection of documents. While any e-mail, fax, telephone or personal inquiry should be handled in a courteous manner, the caller or visitor should be informed that a response requires the approval of the Chief Compliance Officer. In the case of a personal visit, the visitor should be asked to wait briefly while the Chief Compliance Officer is contacted. In the case of a telephone inquiry, the caller should be informed that his or her call will be promptly returned. Letter, e-mail or fax inquiries should be forwarded to the Chief Compliance Officer. Under no circumstances should any documents or material be released without prior approval of the Chief Compliance Officer, nor should any Supervised Person have substantive discussions with any regulatory personnel without prior consultation with the Chief Compliance Officer. This policy is standard industry practice and should not evoke adverse reaction from any experienced regulatory personnel.

E. Litigation

All lawsuits against the Company, its affiliates or any of the funds they manage (or any Supervised Person who is sued in a matter involving his or her activities on behalf of such entities) should be immediately brought to the attention of the Chief Compliance Officer upon receipt of service or other notification of the pending action. Prompt notice should also be given to the Chief Compliance Officer upon receipt of a subpoena for information relating to any matter in litigation involving such entities.

I. POLITICAL CONTRIBUTIONS POLICY

A. Purpose and Scope

The purpose of this policy regarding political contributions is to ensure that the Company does not engage in pay-to-play practices in contravention of Rule 206(4)-5 under the Advisers Act (the “Pay-to-Play Rule”). This policy describes the Pay-to-Play Rule and provides guidelines with respect to the reporting of political contributions, preclearance of certain contributions and other activities, and certain prohibited conduct.

The Company is mindful of the privacy interests of its employees and applicants for employment, and therefore has sought to design the reporting and preclearance aspects of this policy in a way that solicit only the information the Company deems reasonably necessary to satisfy its obligations under the Pay-to-Play Rule.

Given the current size of its staff and its interest in applying this policy fairly, the Company has determined that this Policy will be applied to all employees and that certain information will be sought from all applicants for employment. However, the Chief Compliance Officer has the authority to determine, in consultation with Senior Management, whether a particular employee or applicant should be exempt from this policy in light of his or her position (or expected position) within the Company or other relevant factors.

B. Pay-to-Play Rule

The Pay-to-Play Rule generally (i) imposes a two-year “time-out” from receiving compensation for providing advisory services to certain government entities after certain political contributions are made, (ii) prohibits soliciting contributions and payments, and (iii) prohibits the Company from paying third parties for soliciting government clients. The rule applies where an investment adviser provides advisory services directly to a state or local government entity or to an investment pool in which a state or local governmental entity invests.

An “investment pool” includes: (i) any investment company registered under the Investment Company Act that is an investment option of a plan or program of a government entity; or (B) any company that would be an investment company under section 3(a) of the Investment Company Act but for the exclusion provided from that definition by section 3(c)(1), section 3(c)(7) or section 3(c)(11) of the Investment Company Act.

1. Two-Year “Time-Out”

The Pay-to-Play Rule prohibits a registered investment adviser from receiving compensation from a “government entity” for two years after the adviser or any of its “covered associates” makes a political “contribution” to an “official” of the government entity. During the two-year “time-out” period, a registered investment adviser is only prohibited from receiving compensation from a government entity; the adviser can still provide advisory services to the government entity.

An “official” is any person (including any election committee for the person) who was, at the time of the contribution, an incumbent, candidate or successful candidate for elective office of a government entity, if the office: (i) is directly or indirectly responsible for, or can influence the outcome of, the hiring of an investment adviser by a government entity, or (ii) has authority to appoint any person who is directly or indirectly responsible for, or can influence the outcome of, the hiring of an investment adviser by a government entity. An official does not include an individual that is also a covered associate of the adviser.

“Government entity” includes all state and local governments, their agents, and instrumentalities, as well as all public pension plans and other collective government funds, including participant-directed plans such as 403(b), 457, and 529 plans. These entities are typically pension plans that are separate legal entities from state and local governments, but have elected officials as board members.

A “covered associate” of a registered investment adviser includes (i) any general partner, managing member or executive officer,43 or other individual with a similar status or function; (ii) any employee who solicits44 a government entity for the adviser and any person who supervises, directly or indirectly, such employees; and (c) any political action committee (“PAC”) controlled by the adviser or one of its covered associates. Whether a person is a covered associate ultimately depends on his or her activities, and is not based on his or her title. For example, an adviser’s limited partners, non-managing members and shareholders would not generally be considered covered associates, unless such persons were otherwise covered by the Pay-to-Play Rule (e.g., as an executive officer of the adviser).

A “contribution” includes (i) a gift, subscription, loan, advance, deposit of money or anything of value made for the purpose of influencing an election for a federal, state or local office, including any payments for debts incurred in such an election; or (ii) transition or inaugural expenses incurred by a successful candidate for state or local office.

A person holding federal office would not generally be considered an official of a government entity under the rule. However, a candidate for federal office could be considered an official under the rule. For example, a state governor that can appoint the directors of the state’s public pension fund would be considered an “official” during the time that the governor is a candidate for U.S. Senate.

Contributions to political parties are not explicitly prohibited by the rule. However, the “time-out” could be triggered by a contribution to a PAC or political party that is intended to support a limited number of government officials, or if the contribution is intended as a means for the adviser to do indirectly what it could not do directly. Accordingly, the Company should inquire as to how such contributions will be used.

[43]	Executive officers include: (i) the president; (ii) any vice president in charge of a principal business unit, division or function (such as sales, administration or finance); (iii) any other officer of the adviser who performs a policymaking function; or (iv) any other person who performs similar policy-making functions for the adviser.

[44]	The Pay-to-Play Rule defines “solicit” to mean, with respect to investment advisory services, to communicate, directly or indirectly, for the purpose of obtaining or retaining a client for, or referring a client to, a registered investment adviser; and with respect to a contribution or payment, to communicate directly or indirectly, for the purpose of obtaining or arranging a contribution or payment. The determination of whether a communication is a solicitation is dependent on the specific facts and circumstances.

Payments made by an investment pool (e.g., mutual fund distribution fees paid pursuant to a 12b-1 plan) rather than by the adviser do not generally implicate the rule. However, where an adviser pays the fund’s distribution fees out of its legitimate profits, the rule would generally be implicated. In addition, it is a violation of the rule for a registered investment adviser to structure a payment to be made by a fund for the purpose of evading the rule.

Contributions do not include making independent expenditures to express support for candidates, making speeches or charitable contributions. In addition, volunteering would not be considered a contribution, provided the Adviser has not solicited the individual’s efforts and the Adviser’s resources, such as office space and telephones, are not used. For example, volunteering would not be viewed as a contribution if it occurred during non-work hours, such as vacation time or during an unpaid leave of absence.

2. Look-Back Provision

Under the Pay-to-Play Rule, when a person becomes a covered associate (including when an existing employee is transferred or promoted), a registered investment adviser must “look back” in time to that person’s prior contributions to determine whether the “time-out” provisions of the rule apply to the adviser. If the person is involved in soliciting clients, then the adviser is required to look back two years. If the person is not involved in soliciting clients, then the adviser is only required to look back six months.

3. Soliciting Contributions and Payments

The Rule bars a registered investment adviser and its covered associates from soliciting or coordinating: (i) contributions to an official of a government entity to which the adviser is seeking to provide investment advisory services, or (ii) “payments” to a political party of a state or locality where the adviser is providing or seeking to provide investment advisory services to a government entity.

A “payment” is any gift, subscription, loan, advance or deposit of money or anything of value. While similar to the definition of contribution, a payment is not limited based on the purposes for which it is given.

Pursuant to this provision, a registered investment adviser is prohibited from: (i) indirectly making political contributions to politicians through, for example, spouses, lawyers or affiliated companies; (ii) “bundling” a large number of small employee contributions to influence an election in the state or locality in which the adviser is seeking business; (iii) soliciting contributions from professional service providers; (iv) consenting to the use of its name on fundraising literature for a candidate; and (v) sponsoring a meeting or conference which features an official as an attendee or guest speaker and which involves fundraising for the official (and, in this case, expenses incurred by the adviser for hosting the event (such as the cost of the facility or refreshments, or reimbursement of any of the official’s expenses for the event) would be a contribution by the adviser, thereby triggering the two-year “time-out” provisions of the rule).

An adviser would be seeking to provide advisory services to a government entity when it responds to a request for proposal, communicates with a government entity regarding that entity’s selection process for investment advisers or engages in some other solicitation of investment advisory business of the government entity. A violation of this provision would not trigger the two-year “time-out”, but would be a violation of the rule.

4. Prohibition on Third Party Solicitation

The rule prohibits an adviser or any of its covered associates from paying any person to solicit a government entity unless such person is (i) a “regulated person” (i.e., a registered investment adviser or broker-dealer) that is subject to prohibitions against engaging in pay-to-play practices or (ii) one of the adviser’s employees, general partners, managing members, or executive officers (although contributions by these persons may trigger the two-year time out).

The prohibition does not extend to non-affiliated persons providing legal, accounting or other professional services in connection with specific investment advisory business that are not being paid directly or indirectly for communicating with the government entity for the purpose of obtaining or retaining investment advisory business for the adviser.

5. Catch-all Provision

There is a catch-all provision in the rule that “prohibits acts done indirectly, which, if done directly, would violate the rule.” As a result, an adviser and its covered associates are not permitted to funnel payments through third parties, including, for example, “consultants, attorneys, family members, friends or companies affiliated with the adviser as a means to circumvent the rule.”

6. De Minimis Exception

The rule has a de minimis exception for contributions to officials for whom the contributor can vote. The exception permits individual contributions up to $350 per official (per election) for whom the employee is entitled to vote. In addition, contributions that in the aggregate do not exceed $150 per election per official will not violate the rule, even if the contributor is not entitled to vote for the official. These de minimis exceptions are available only for contributions by individual covered associates, not the adviser. Under both exceptions, primary and general elections are considered separate elections.

7. Returned Contributions Exception

The rule contains an exception that will provide an adviser “with a limited ability to cure the consequences of an inadvertent political contribution to an official for whom the covered associate making it is not entitled to vote”. The exception is available for a limited number of contributions that, in the aggregate, do not exceed $350 to any one official, per election.45 The adviser must have discovered the offending contribution within four months of the date the contribution was made and, within 60 days after learning of the triggering contribution, the contributor must obtain the return of the contribution.

[45]	Specifically, an adviser with more than 50 employees is entitled to no more than three exceptions annually, and an adviser with 50 or fewer employees is entitled to no more than two exceptions annually. However, an adviser is only entitled to one exception with respect to each covered person, regardless of the time period.

8. Exemptions

The SEC may exempt an adviser from the two-year “time out” requirement after an offending contribution is discovered when the exemption is necessary or appropriate in the public interest. In determining whether to grant the exemption, the SEC will consider whether: (i) the adviser adopted and implemented policies and procedures reasonably designed to prevent violations the rule before the making the contribution resulting in the prohibition; (ii) prior to or at the time the contribution was made, the adviser had no actual knowledge of the contribution; and (iii) after learning of the contribution, the adviser: (1) has taken all available steps to cause the contributor involved in making the contribution which resulted in such prohibition to obtain a return of the contribution; and (2) has taken such other remedial or preventive measures as may be appropriate under the circumstances. The SEC may also look to other factors.

C. Procedures

1. Prohibited Conduct

The Company, all covered associates and all PACs controlled by the Company or any covered associate are prohibited from:

●	making or soliciting political contributions where the purpose is to assist the Company in obtaining or retaining business;

●	soliciting or coordinating contributions to an official of a government entity to which the Company provides or seeks to provide advisory services (including by making contributions through spouses or professional service providers, or sponsoring certain fundraisers);

●	making payments (meaning any gift, subscription, loan, advance or deposit of money, or anything of value) to a political party of a state or locality where the Company provides or seeks to provide advisory services to a government entity;

●	paying anyone to solicit business for the Company from a government entity unless the solicitor is subject to regulations that prohibit engagement in pay-to-play practices or is an employee of the Company; and

●	taking any indirect action that, if taken directly, would violate any of these prohibitions.

2.	Employee Reporting and Pre-Clearance

All covered associates are required to complete and file certificates with the Chief Compliance Officer and pre-clear political contributions as provided below. The Chief Compliance Officer requires prior approval for his own political contribution activity from the Company’s Managing Member.

Political Contribution Policy Certificate (“Certificate”). The Certificate asks each covered associate to provide information on his or her political contributions and to confirm compliance with this Policy. Each covered associate must submit a Certificate annually via ComplianceAlpha, unless the Chief Compliance Officer requests that Certificates be completed more frequently as he or she deems necessary. Please note the following:

●	The Political Contribution Rule does not prohibit employees from making political contributions, even if the candidate is in a position to influence the award of business to the Company. Subject to the prohibitions enumerated above, a covered associate may make contributions to any official, provided that the contributions do not in the aggregate exceed $350 per election if the covered associate was entitled to vote for the official at the time or $150 per election if the covered associate was not entitled to vote for the official at the time. Covered associates are required to enumerate all contributions on their Certificates.

●	Any contribution that a new covered associate made in the six months before becoming a covered associate (two years before becoming a covered associate if the covered associate will solicit clients on behalf of the Company) will be subject to this Policy. Upon the effectiveness of this Policy, any contribution made by a new covered associate in the six months before becoming a covered associate or, for a covered associate who will solicit clients on behalf of the Company, in the two years before becoming a covered associate will be subject to this Policy.

●	Special Note. Applicants for employment must also complete a Certificate when they apply for a position with the Company. In deciding whether to hire an applicant, the Company shall be entitled to consider, based on the applicant’s responses to the Certificate, whether hiring the applicant would impact the relationship between the Company and a government entity and/or limit the Company’s ability to pursue a client relationship with a government entity.

A copy of the Certificate is available through ComplianceAlpha. See Exhibit P.

Pre-Clearance. Each covered associate must pre-clear each political contribution or other political payment (meaning any gift, subscription, loan, advance or deposit of money, or anything of value), at least five business days before making the contribution or payment, by submitting a Pre-Clearance Form via ComplianceAlpha to the Chief Compliance Officer. Pre-clearance is also required for political contributions and other political payments proposed to be made by any PAC controlled by the covered associate. No contribution or other payment may be made until the covered associate has received pre-clearance from the Chief Compliance Officer via ComplianceAlpha.

●	Covered associates must pre-clear any contribution in a federal, state, or local election, even if a covered associate believes that a particular contribution fits within the de minimus limitations contemplated by the Pay-to-Play Rule (e.g., a contribution of $150 or $350, as noted above). The pre-clearance process is an important part of the Company’s efforts to ensure compliance with the Pay-to-Play Rule.

●	Special Note. Federal, state, and local laws may impose other limits on individuals concerning political contributions and other similar activities. The Chief Compliance Officer will not review whether a covered associate’s proposed activities comply with those limits. It is the covered associate’s responsibility to ensure that his or her activities comply with applicable federal, state, and local laws.

A copy of the Form is available through ComplianceAlpha. See Exhibit Q.

3. Company Reporting and Pre-Clearance

The Company is also subject to this Policy. The Chief Compliance Officer will work with Senior Management to ensure that the Company complies with the Pay-to-Play Rule and this Policy, and to document that compliance appropriately. For example, a member of Senior Management may complete a Certificate or Form on the Company’s behalf.

4. Recordkeeping

The Chief Compliance Officer will maintain all Certificates, Forms, and other relevant documentation required by the Pay-to-Play Rule and this Policy in accordance with the Company’s Recordkeeping Policy.

J. PAYMENTS OR GIFTS TO FOREIGN OFFICIALS POLICY

A. Overview

Under the Foreign Corrupt Practices Act (“FCPA”), the Company could face potentially serious civil and/or criminal penalties for offering, promising, paying, or authorizing any bribe, kickback or similar improper payment to any foreign official, foreign political party or official or candidate for foreign political office in order to assist the Company in obtaining, retaining, or directing business, including investments in the Funds. As a matter of policy, the Company strictly complies with the FCPA. All Employees are expected to carefully read this policy and to contact the Chief Compliance Officer with any questions. The FCPA strictly prohibits making an offer, payment or promise of payment to any foreign official or foreign political party in order to obtain or retain business with any person.

B. Foreign Officials or Instrumentalities of Foreign Officials

Under the FCPA, a "foreign official" includes any officer or employee of a foreign government or any department, agency or instrumentality thereof, or of a public international organization, or any person acting in an official capacity for or on behalf of any such government or department, agency, or instrumentality, or for or on behalf of any such public international organization. Regulators broadly interpret this term to include not just government officials, but also employees of state-owned entities, even if those employees or entities do not perform what would commonly be perceived to be government functions. For example, employees of state-owned oil and oil services companies, state-owned hospitals and employees of a private company in which a foreign government had a controlling ownership stake have been considered foreign officials. All government employees are covered by this definition, as are employees of government-owned business entities and sovereign wealth funds.

Whether an entity is state-owned or state-controlled is a fact-specific inquiry, which may be based on a number of factors, including the degree of control the foreign government holds over the entity or whether the entity performs a function that the foreign government treats as its own. If you are unsure of whether a foreign entity is state-owned or state-controlled, contact the Chief Compliance Officer immediately. The Chief Compliance, in consultation with outside compliance consultants or outside legal counsel, will evaluate whether the foreign entity would be considered a “foreign official” and will document such review.

C.	Offer, Payment, Promise To Pay, Or Authorization Of The Payment Of Any Money or the Giving of Anything of Value

The FCPA prohibits the corrupt “offer payment, promise to pay, or authorization of the payment of any money, or offer, gift, promise to give, or authorization of the giving of anything of value to” a foreign official. This could include:

●	Cash, sometimes in the guise of “consulting fees” or “commissions” given through intermediaries
●	Discounts

●	Payments or gifts to third parties associated with a foreign official, including promise of future employment or travel expenses
●	Gifts, other than small tokens of esteem or gratitude
●	Travel expenses, other than reasonable and bona fide expenditures
●	Charitable donations, where the contribution is a vehicle to conceal payments made to the foreign official.

Although the FCPA permits payment or reimbursement of reasonable and bona fide expenses of a foreign official (e.g., travel and lodging expenses) relating to the promotion, demonstration or explanation of a product or service or to the execution or performance of a contract with a foreign government, this is a narrowly defined exception. Some guidelines to follow are:

●	If selecting which particular foreign officials will participate in the proposed activity, select them based on pre-determined, merit-based criteria;
●	Pay all costs directly to travel and lodging vendors and/or reimburse costs only upon presentation of a receipt;
●	Do not advance funds or pay for reimbursements in cash;
●	Ensure the expenditures are transparent and accurately recorded in the Company’s books and records;
●	Do not condition payment of expenses on any action by the foreign official; and
●	Provide no additional compensation, stipends, or spending money beyond what is necessary to pay for actual expenses incurred.

D.	Payments to Third Parties

Under the FCPA, payments made through third party agents or intermediaries are likewise unlawful. Liability is imposed on those who purposefully avoid actual knowledge, and actual knowledge is not required. Employees should be aware of a number of red flags, including:

●	Excessive commissions or consulting fees to consultants or third party agents;
●	Vague consulting agreements;
●	Whether the third party is related to or closely associated with the foreign official;
●	The third-party requests payments to offshore bank accounts; and
●	The third party is merely a shell company incorporated in an offshore jurisdiction.

E. Facilitating or Expediting Payments

The FCPA does permit certain small "facilitating" or "expediting" payments to foreign officials to ensure that they perform routine, nondiscretionary governmental duties (e.g. obtaining permits, licenses, or other official documents; processing governmental papers, such as visas and work orders; providing police protection, mail pick-up and delivery; providing phone service, power and water supply, loading and unloading cargo, or protecting perishable products; and scheduling inspections associated with contract performance or transit of goods across country). However, anti-bribery laws in other foreign countries may prohibit such facilitating payments, and all employees must contact the Chief Compliance Officer in advance of any potential facilitating payment. In particular, the U.K. Bribery Act and the Canadian CFPOA do not permit facilitating payments. The Chief Compliance, in consultation with outside compliance consultants or outside legal counsel, will evaluate whether the payment should be permitted. Facilitating payments, however, are never legal when a foreign official has discretion to award or continue business with a party.

F.	Procedures

1.	Reporting of Potential FCPA Violations

Any employee who suspects a potential FCPA violation or who spots a “red flag” must immediately inform the Chief Compliance Officer. The Chief Compliance Officer will conduct an investigation into whether the conduct could potentially rise to the level of a FCPA violation and will document its findings in a compliance memo to file, in addition to consulting with outside legal counsel as needed. If the Chief Compliance Officer determines that a violation was caused by an employee, the employee will immediately be terminated or suspended.

2. Pre-Approval Required

In order to minimize the chance that the Company could violate the FCPA or similar foreign laws, Employees must obtain the written approval of the Chief Compliance Officer prior to making any payment or giving any gift or other thing of value (including paying for entertainment or travel-related expenses), or offering to do the same, to any:

●	official of a foreign government;
●	employee of any government-controlled foreign business;
●	sovereign wealth fund, employee or representatives of a sovereign wealth fund, or third party associated with a sovereign wealth fund’s investment process or investment due diligence; or
●	foreign political party or official or candidate for foreign political office.

This policy applies without regard to the purpose or motivation behind the giving of such payment, gift, or other thing of value. The Chief Compliance Officer may consult with legal counsel or outside compliance consultants to determine if such payments, gifts or entertainment would implicate FCPA concerns (or other legal concerns). As a general matter, the giving of any such payments, gifts, or other things of value will not be permitted. The Chief Compliance Officer will document any exceptions to this general policy.

3. Procedures Concerning Third Parties

The Company will require any placement agent authorized to solicit investors in foreign countries to agree to comply with the FCPA and any relevant local laws relating to bribery of officials. Additional actions the Company may take include due diligence into the third party’s background and any potential affiliation with foreign government officials.

K. FEE BILLING AND EXPENSE ALLOCATION

Background

Investment advisers must adopt and implement policies and procedures that are reasonably designed to ensure that fees paid by clients or investors are consistent with advisory contracts and other applicable disclosures. Any unearned fees that were prepaid by terminating clients or investors should be returned.

Section 205(a)(1) generally prohibits registered investment advisers, including state-registered advisers, from charging performance fees. However, investment advisers are permitted to charge performance fees under certain circumstances.

Private fund managers must also ensure that each fund only bears expenses that are permissible under the relevant Limited Partnership Agreement, and that shared expenses are allocated in a manner that is fair to all funds. Finally, the staff of the SEC has raised questions about whether certain types of fee arrangements associated with transactions by private funds could require the fund manager to register as a broker/dealer.

Risks

In developing these policies and procedures, Electron considered numerous risks associated with the calculation and collection of fees. This analysis includes risks such as:

●	Fee or expense disclosures are incorrect;

●	Fees or expenses are miscalculated because of human errors;

●	Fee or expense calculation formulas or spreadsheets are incorrect;

●	The fees or expenses that are charged are inconsistent with the fees that are calculated;

●	Investments are mispriced, resulting in incorrect fee calculations or expense allocations;

●	Electron does not allocate expenses to Clients in a fair and equitable manner;

●	Electron collects fees in connection with transactions that call into question whether the Company should be registered as a broker/dealer; and

●	Electron charges performance fees to Clients who are ineligible to pay such fees.

Electron has established the following guidelines to mitigate these risks.

Policies and Procedures

Fee Billing

The CCO is familiar with the structure of all of Electron’s fee arrangements. Any new fee structures require pre-approval from the CCO. The CCO will ensure that Electron identifies and abides by any obligation to register as a broker/dealer in connection with transaction-related fees.

Electron has implemented the following procedures to ensure that advisory fees are calculated and debited correctly:

●	The CFO enters the fee schedule applicable to each Client account into Electron’s fee calculation spreadsheet upon the account’s inception. The CFO checks that the fees described in each new Client’s advisory contract are consistent with the fees entered into Electron’s fee calculation spreadsheet.

●	The CFO ensures that accounts owned by the same Client or household are aggregated for purposes of calculating fee breakpoints.

●	Fee schedules may only be changed with a Client’s written consent. The CFO inputs any authorized fee schedule changes in Electron’s fee calculation spreadsheet.

●	Fees are based on account values as of the end of each day or month. Fee calculations must be based on account values derived in accordance with the Valuation section of this Manual.

●	The fees are calculated by the administrator and re-calculated and confirmed by the Electron.

●	The CFO prepares the invoices based on the administrator’s calculation. The invoice is then sent to the administrator for them to confirm and send the wire to Electron.

●	The Operations team reconciles anticipated fees with actual receipts and should promptly notify the CFO of any discrepancies.

Electron may charge performance fees to Clients meeting one or more of the following criteria: 46 47

●	Section 3(c)(7) funds;

[46]	Asset-based fees, such as charging 0.25% of assets under management per quarter, are not considered performance fees for purposes of this section.

[47]	Eligibility requirements for charging performance fees to natural persons changed in September 2011. Pre-existing arrangements that were permissible under the prior standard may remain in place.

●	Foreign persons, subject to any applicable foreign laws;

●	Clients with at least $1 million under management with Electron immediately after entering into the contract;

●	Clients with a net worth excluding a primary residence and related debts that Electron reasonably believes exceeds $2.1 million;[48]

●	Natural persons or family companies with at least $5 million in investments; or

●	Clients who invest at least $25 million on a discretionary basis for their own accounts or for the accounts of other “Qualified Purchasers.”

Investors in Section 3(c)(1) funds may only be charged performance fees if that underlying Investor meets the preceding criteria.

Registered investment advisers may be permitted to charge performance fees in other limited circumstances. Supervised Persons should contact the CCO with any questions about any Client’s or Investor’s eligibility to pay performance fees.

Expense Allocation

Electron has implemented the following procedures to ensure that expenses are calculated, allocated and debited correctly:

●	Each new type of expense, and any changes to the way in which these expenses are allocated between the Private Funds, must be preapproved by the CCO.

o	The CCO is responsible for ensuring that expenses have been disclosed to Investors and that any expense allocation methodology can be retroactively shown to be fair.

o	The CCO will consider whether some or all of each expense category should be borne by Electron.

●	The CFO prepares all expense allocations.

●	Pursuant to the terms of the Private Fund’s governing documents, expenses related to deals that are not consummated (i.e., dead deals), will generally be allocated pro-rata to the Private Funds that were eligible to participate in such deals, including any relevant, existing co-investment vehicles that would have participated in such deals, unless disclosures indicate otherwise;

48 Prior to August 15, 2016, the applicable net worth threshold was $2 million.

●	Any expenses shared by more than one Private Fund will be allocated pro-rata based on each fund’s capital unless unusual circumstances apply that would call for a different result as preapproved by the CCO; and

Expenses that are attributable to Electron and one or more Clients will be allocated in a manner that is demonstrably fair and that is consistent with disclosures to all affected Clients. The CFO is responsible for establishing such allocation methodologies. Documentation demonstrating that the allocation methodology has been applied correctly is retained by the CFO.

Any business-related travel expenses that are paid for by the Private Funds are governed by Electron’s employee travel and entertainment guidelines, which are maintained separately from this Manual.

EXHIBIT A

FORM OF INITIAL ACKNOWLEDGEMENT CERTIFICATION

Name (please print)

This is to certify that I have received Electron Capital Partners, LLC Compliance Manual dated _____________, and that I have read and understand such Compliance Manual and will adhere in all respects to the applicable policies and procedures described in such Compliance Manual. I further confirm my understanding that any violation of such Compliance Manual will subject me to appropriate disciplinary action, which may include disgorgement of profits, demotion, suspension, termination and/or reporting me to the appropriate regulatory body.

Signature

Date

NOTE: SIMULTANEOUSLY WITH THE DELIVERY OF THIS CERTIFICATION, A “CERTIFICATE OF COMPLIANCE FOR THE CODE OF ETHICS” AND A “CERTIFICATE OF COMPLIANCE FOR THE POLICY REGARDING MATERIAL NONPUBLIC INFORMATION” SHOULD BE DELIVERED.

A-1

EXHIBIT B

FORM OF RECERTIFICATION

Name

I certify that I have read and understand the policies and procedures set forth in the Compliance Manual of Electron Capital Partners, LLC dated _____________, and all material amendments thereto and will adhere in all respects to the applicable policies and procedures described therein. I further confirm my understanding that any violation of such Compliance Manual will subject me to appropriate disciplinary action, which may include disgorgement of profits, demotion, suspension, termination and/or reporting me to the appropriate regulatory body.

Signature

Date

B-1

EXHIBIT D

OUTLINE OF SEC RECORDKEEPING REQUIREMENTS

The chart below summarizes the recordkeeping requirements applicable to the Company under the Advisers Act and relevant SEC guidance. The chart is provided for convenience only, and shall not create any recordkeeping obligation that does not arise under applicable law in light of the Company’s business activities. In addition, to the extent there is any deviation between the chart and applicable laws and regulations, the latter shall govern.

The Chief Compliance Officer is responsible for ensuring that the Company’s books and records are properly maintained. The Company shall maintain all required records accessible from the Company’s offices for at least the first two (2) years after their creation and, in total, for the periods specified below.

Required Documents		Period of Retention
1.

Corporate books and records. [Advisers Act Rule 204-2(e)(2)]

a.     Certification of Formation and/or Articles of Incorporation

b.     Operating Agreement and/or Charters

c.     Minute Books

d.     Stock Certificate Books of the adviser and any predecessors

Life of entity + 3 years
2.	Organizational chart, personnel directory and description of the functions and duties of each department and staff.	5 years
3.

Records of personal securities transactions in which the Company or its Access Persons have direct or indirect beneficial ownership or interest. [(Advisers Act Rule 204A-1]

a.     initial and annual holdings report and quarterly transaction reports;

b.     a record of the names of persons who are or were in the past five years Access Persons of the Company; and

c.     records of any decisions, and the reasons supporting the decision, to approve the acquisition by an Access Person of any shares in an initial public offering or a limited offering.

5 years after the fiscal year end in which the transaction was approved
4.	Documents evidencing registration status of the Company with the SEC.	Life of entity + 3 years
5.	Notices or other communications made to states, as applicable.	Life of entity + 3 years
6.	Copy of each composite Part 2 of Form ADV (i.e., each brochure and brochure supplement, and each amendment or revision to the brochure and brochure supplement) delivered to Clients and prospective Clients or offered to be delivered to Clients, record of the dates on which it was offered to Clients, copies of all requests sent by Clients to receive Part 2 of Form ADV, and records of transmittal to those Clients who requested it. [Advisers Act Rule 204-2(a)(14)]	5 years

7.

Copies of all contracts and related documents entered into by the Company relating to the Company’s business.

a.     Investment Management Agreements.

b.     Any other documents reflecting the granting to the Company power of attorney or discretionary authority. [Advisers Act Rule 204-2(a)(9)]

c.     Solicitation Agreements. [Advisers Act Rule 206(4)-3]

d.     Any other contracts relating to the business of the Company. [Advisers Act Rule 204-2(a)(10)]

5 years
8.

A copy of

●      each advertisement (as defined by Rule 206(4)-1(e)(1)) that the adviser disseminates, directly or indirectly, except that

-       For oral advertisements, the adviser may retain a copy of any written or recorded materials used by the adviser in connection with the oral advertisement;

-       For compensated oral testimonials and endorsements, the adviser may instead make and keep a record of the disclosures provided to clients or investors pursuant to Rule 206(4)-1(b)(1).

●      each notice, circular, newspaper article, investment letter, bulletin, or other communication that the adviser disseminates, directly or indirectly, to ten or more persons (other than persons associated with such adviser); and

●      if such notice, circular, advertisement, newspaper article, investment letter, bulletin, or other communication recommends the purchase or sale of a specific security and does not state the reasons for such recommendation, a memorandum of the investment adviser indicating the reasons therefor.

A copy of any questionnaire or survey used in the preparation of a third-party rating included or appearing in any advertisement in the event the adviser obtains a copy of the questionnaire or survey.

Onsite for 2 years, easily accessible for 6 years total.
9.

All accounts, books, internal working papers, and any other records or documents that are necessary to demonstrate the calculation of any performance or rate of return figures presented in any notice, circular, advertisement, newspaper article, investment letter, bulletin or other communication that the investment adviser circulates or distributes to one or more persons; provided, however, that, with respect to the performance of managed accounts, the retention of

●      all account statements, if they reflect all debits, credits, and other transactions in a client’s account for the period of the statement, and

●      all worksheets necessary to demonstrate the calculation of the performance or rate of return of all managed accounts shall satisfy the requirements of the Rule. [Advisers Act Rule 204-2(a)(16)]

5 years from the end of the fiscal year during which the information was last published

10.

Documents relating to third-party solicitors.

a.     Cash solicitation agreements with third-party solicitors.

b.     Disclosure statements of third-party solicitors.

c.     Written acknowledgments of receipt obtained from Clients.

d.     List of third-party solicitors with whom the Company has contracted.

e.     List of accounts obtained by each third-party solicitor. [Advisers Act Rule 204-2(a)(15)]

5 years

11.

Financial books and records

a.     Cash receipts and disbursements journal. [Advisers Act Rule 204-2(a)(1)]

b.     General and auxiliary ledgers reflecting asset liability, reserve, capital, income and expense accounts. [Advisers Act Rule 204-2(a)(2)]

c.     Check books, bank statements, cancelled checks and cash reconciliations. [Advisers Act Rule 204-2(a)(4)]

d.     All bills or statements relating to the Company’s business as an investment adviser. [Advisers Act Rule 204-2(a)(5)]

e.     All trial balances, financial statements, and internal audit work papers relating to the business of the Company. [Advisers Act Rule 204-2(a)(6)]

f.     List of and documentation of loans to the Company, including loans from Clients (if any), indicating the terms, amounts, dates of such loans and current balance. [Advisers Act Rule 206(4)-4]

5 years
12.

Portfolio management and trading records, including:

a.     Memoranda of each order given by the Company for the purchase or sale of any security, or any instruction received by the Company from Clients concerning the purchase, sale, receipt or delivery of a particular security, and of any modification or cancellation of any such order or instruction. Such memoranda should indicate (1) the terms and conditions of the order, instruction, modification or cancellation; (2) the person who recommended the transaction to the Client; (3) the person who placed such order; (4) the account for which the order was placed; (5) the date of entry; (6) the bank or broker-dealer by or through whom the order was entered and executed; and (7) whether the order was entered pursuant to discretionary authority. [Advisers Act Rule 204-2(a)(3)]

5 years

b.     Originals of all written communications received and copies of all written communications sent by the Company relating to (1) any recommendation made or proposed to be made and any advice given or proposed to be given; (2) any receipt, disbursement or delivery of funds or securities; or (3) the placing or execution of any order to purchase or sell any security such as custodian statements, confirmations, statements sent to Clients and Client correspondence. Additionally, if the Company sends a notice, circular or other advertisement offering any report, analysis, publication or other investment advisory service to one or more persons and said notice, circular or advertisement is distributed to persons named on any list, the Company shall retain a copy of such notice, circular or advertisement and a memorandum describing the list and the source thereof (although not the names and addresses of the persons on the list are not required to be kept). [Advisers Act Rule 204-2(a)(7)]

c.     Records showing separately for each Client the securities purchased and sold, and the date, amount and price of each such purchase and sale. [Advisers Act Rule 204-2(c)(1)]

d.     For each security in which a Client holds a position, information from which the Company can promptly furnish each Client name which holds such a position and the number of shares such Client holds in such security. [Advisers Act Rule 204-2(c)(2)]

13.	List or other record of all accounts in which the Company is vested with any discretionary power with respect to the funds, securities or transactions of any Client; including any powers of attorney or other documents granting discretionary authority by a Client to the Company. [Advisers Act Rules 204-2(a)(8) and 204-2(a)(9)]	5 years
14.	Client complaint records.	5 years
15.

Records in connection with custody or possession of Client funds or securities, as applicable, including: [Advisers Act Rule 204-2(b)]

a.     Copies of custody agreements.

b.     List of all custodians and depositories to be used for Clients’ funds and securities, if applicable.

c.     Records reflecting all purchases, sales, receipts and deliveries of securities and all debits and credits to such accounts.

d.     Separate ledger account for each Client showing all purchases, sales, receipts and deliveries of securities, the date and price of each such purchase and sale, and all debits and credits.

e.     Copies of confirmations of all transactions effected by or for such Clients.

f.     Record for each security in which any Client has a position reflecting the name of each Client having any interest in such security, the amount or interest of each such Client, and the location of the security.

g.     Memorandum describing the basis upon which the Company has determined that the presumption that any related person is not operationally independent as defined in Rule 206(4)-2 has been overcome.

5 years
16.	Copies of Exchange Act Reports on Schedules 13D/G and Form 13F.	Life of entity + 3 years

17.

Documents related to the maintenance and implementation of the compliance policies and procedures in this Manual, including:

a.     Compliance Policies and Procedures formulated pursuant to Rule 206(4)-7 that are (i) in effect; or (ii) were in effect at any time within the past 5 years

e.     Records relating to the annual review of the Compliance Policies and Procedures

[Advisers Act Rules 206(4)-7 and 204-2(a)(17)]

5 years
18.

Documents related to the maintenance and implementation of a Code of Ethics, including:

a.     A copy of the Company’s Code that is in effect, or at any time within the past five years was in effect;

b.     A record of any violation of the Code, and of any action taken as a result of the violation; and

c.     A record of all written acknowledgments of receipt of the Code and amendments for each person who is currently, or within the past five years was, a supervised person of the Company. [Advisers Act Rule 204-2(a)(12)]

5 years
19.

Records related to proxy voting, including:

a.     Copies of proxy voting policies and procedures;

b.     Copies or records of each proxy statement received with respect to the securities of Clients for whom the Company exercises voting authority (the Company may rely on obtaining a copy of a proxy statement from the EDGAR system, or may rely on a proxy voting service provider);

c.     A record of each vote cast;

d.     Records pertaining to the Company’s decision on the vote or documenting the basis for the decision on the vote;

e.     A record of each written Client request for proxy voting information; and

f.     Copies of all written responses by the Company to written or oral Client requests for proxy voting information.

5 years

20.

Books and records regarding political contributions of the investment adviser, including:

a.     Names, titles and business and residence addresses of all covered associates of the Company.

b.     All government entities to which the Company provides or has provided investment advisory services or which are or were investors in any covered investment pool of the Company (since September 13, 2010).

c.     All direct or indirect contributions made by the Company or any of its covered associates to an official of a government entity, or direct or indirect payments to a political party of a State or political subdivision thereof, or to a political action committee.

d.     The name and business address of each regulated person to which the Company provides or agrees to provide, directly or indirectly, payment to solicit a government entity for investment advisory services on its behalf.

[Advisers Act Rule 204-2(a)(18)]

5 years

EXHIBIT E

FORM OF CERTIFICATE OF COMPLIANCE

FOR

THE CODE OF ETHICS

Name of Access Person (please print)

This is to certify that the attached Code of Ethics (the “Code of Ethics”) was distributed to me on ____________, 20__. I have read and understand the Code of Ethics. I certify that I have complied with these policies and procedures during the course of my employment by, or association with, the Company, and that I will continue to adhere to the Code of Ethics during the course of my employment or association in the future. Moreover, I agree to promptly report to the Chief Compliance Officer any violation or possible violation of this Code of Ethics of which I became aware.

I understand that a violation of the Code of Ethics is grounds for disciplinary action or dismissal and may also be a violation of Federal and/or state securities laws.

Signature

Date

E-1

EXHIBIT F

TRADING REQUEST FORM

Name of Access Person: _____________________________________

Name of person on whose behalf trade is being executed (if different from named Access Person) ______________________________

Signature of Access Person: _____________________________________

Details of Proposed Transaction:

Circle One	Purchase / Sale

Date of Transaction
Name of Issuer and Symbol
Type of Security (e.g., Note, Common Stock, Preferred Stock)
Quantity of Shares or Units
Price Per Share/Units*
Approximate Dollar Amount
Account for Which Transaction will be Made
Name of Broker

Do you, or, to your knowledge, does anyone at the Company, possess material, nonpublic information about the issuer? Yes ☐ No ☐

Is the aggregate trade amount of the proposed personal securities transaction $10,000 or less?

Yes ☐ No ☐

To the best of your knowledge, is the security you wish to buy or sell an equity security with a market capitalization of over $ 2 billion? * Yes ☐ No ☐

* Quoted at time of request.

To the best of your knowledge, is the security you wish to buy or sell an equity security that is listed on the New York Stock Exchange, American Stock Exchange, NASDAQ or regional U.S. stock exchange?      Yes ☐ No ☐

Date of Request:      _______________________

You ☐ may / ☐ may not execute the proposed Personal Securities Transaction described above.

F-1

Chief Compliance Officer

Date of Response: _______________________

F-2

EXHIBIT G

FORM OF INITIAL AND ANNUAL SECURITIES HOLDINGS REPORT

Capitalized terms defined in the Code of Ethics shall have the meanings set forth therein.

In accordance with the Company’s Code of Ethics, you must provide a list of all Reportable Securities and Securities accounts in which you or any member of your immediate family has direct or indirect Beneficial Ownership. This includes not only Securities held by a broker, but also Securities held at home, in safe deposit boxes, by an issuer or in any other manner. This report must be completed and submitted to the Chief Compliance Officer, no later than 10 calendar days after you become an Access Person and within 30 days of the end of each calendar year thereafter. The information contained in this report must be current as of a date no more than 30 days prior to the date this report is submitted.

(1)	Name:

(2)	If different than (1) above, name of person in whose name the Security or Securities account is held:

(3)	Job title and office location:

(4)	Below is a list of all Securities and Securities accounts in which I and each member of my immediate family have direct or indirect Beneficial Ownership (copies of brokerage statements may be provided in lieu of filling out this Schedule):

Buy/Sell	Security	Interest	Number	Value	Account	Broker-
	(title, type,	Rate and	of Shares	(principal	Number	Dealer/Bank
	ticker	Maturity		amount)
	symbol	Date (as
	and/or	applicable)
CUSIP #,
as
applicable)

For each account listed above not maintained with the Company, attach your recent account statements listing the Securities in that account. This information must be current and as of a date no more than 30 days before this report is submitted.

(Attach separate sheet(s) if necessary)

G-1

Please check off one:

☐	I certify that this report and the attached statements (if any) constitute all of the Securities and Securities accounts in which I and each member of my immediate family have direct or indirect Beneficial Ownership.

☐	I certify that neither I nor any member of my immediate family has any direct or indirect Beneficial Ownership of any Securities or Securities accounts at this time

Signature

Print Name

Date report is submitted:

Please submit this Report to the Chief Compliance Officer.

For Use by the Chief Compliance Officer Only

Certified	Date	Time

G-2

EXHIBIT H

FORM OF QUARTERLY SECURITIES TRANSACTION REPORT

Capitalized terms defined in the Code of Ethics shall have the meanings set forth therein.

In accordance with the Company’s Code of Ethics, you must provide information about each transaction involving a Security in which you or any member of your immediate family had, or as a result of the transaction acquired, direct or indirect Beneficial Ownership during the last calendar quarter. This report must be completed and submitted to the Chief Compliance Officer, no later than 30 days after the end of each calendar quarter. The information contained in this report must cover, at a minimum, all transactions during such quarter.

(1)	Name:

(2)	If different than (1) above, name of person in whose name the Security or Securities account is held:

(3)	Job title and office location:

(4)	Below is a list of all Securities and Securities accounts in which I and each member of my immediate family have direct or indirect Beneficial Ownership during the last calendar quarter (copies of brokerage statements may be provided in lieu of filling out this Schedule):

Buy/Sell	Security	Interest	Number	Value	Account	Broker-
	(title, type,	Rate and	of Shares	(principal	Number	Dealer/Bank
	ticker	Maturity		amount)
	symbol	Date (as
	and/or	applicable)
CUSIP #,
as
applicable)

For each transaction listed above not executed through the Company, attach your account statements and trade confirmations of such transactions (if not already provided to the Chief Compliance Officer in accordance with the requirements of the Code of Ethics). You must also cause each broker-dealer listed above to provide the Chief Compliance Officer, on a timely basis (but no later than 30 days after the end of each calendar quarter), with duplicate copies of account statements and trade confirmations for each transaction involving a Security in which you and each member of your immediate family had, or as a result of the transaction acquired, direct or indirect Beneficial Ownership during the last calendar quarter.

(Attach separate sheet(s) if necessary)

H-1

Please check off one:

☐	I certify that this report and the attached statements and trade confirmations (if any) set forth the information for each Securities transaction in which I or any member of my immediate family had, or as a result of the transaction acquired, direct or indirect Beneficial Ownership during the last calendar quarter.

☐	I certify that neither I nor any member of my immediate family engaged in any Securities transaction in which I had, or as a result of the transaction acquired, direct or indirect Beneficial Ownership during the last calendar quarter.

Signature

Print Name

Date report is submitted:

Please submit this Report to the Chief Compliance Officer.

For Use by the Chief Compliance Officer Only

Certified	Date	Time

H-2

EXHIBIT I

CONSULTANT QUESTIONNAIRE

(Engagement through Expert Network)

In connection with each consultation, please complete Section A before the consultation and Section B after the consultation. Please see the Chief Compliance Officer with any questions.

A. Pre-Consultation Questions.

Name of expert network firm:

Name of consultant:

When do you expect to consult?

Name of consultant’s current employer:

Is the consultant an officer, director or employee of a public company?	Yes	☐	No	☐

If so, please identify:

What information do you expect to consultant to provide?

Do you expect to talk about any particular companies?	Yes	☐	No	☐

If so, please identify:

Will the consultant be asked to provide information about a customer of or supplier to the company for which the consultant is employed?

	Yes	☐	No	☐

Consultation approved by:

B. Post-consultation.

Date of consultation:

Topics of consultation:

Signed:

Dated:

I-1

EXHIBIT J

Pre-Consultation Questionnaire and Acknowledgment

Subject of consultation:

Specific companies relevant to consultation:

We do not wish to receive material nonpublic information or information that is proprietary or confidential. Do you agree that you will not provide us with such information?

Yes ☐	No ☐ *

We do not wish to receive information if your providing it to us would violate any duty of confidentiality that you have as a result a contract or your employer’s restrictions or because of your position or otherwise. Do you agree that you will not provide us with such information?

Yes ☐	No ☐ *

We do not wish to receive nonpublic information about aggregate earnings, sales, or revenues or about a merger or acquisition that has not been announced. Do you agree that you will not provide us with such information?

Yes ☐	No ☐ *

Does your employer prohibit you from consulting?

Yes ☐	No ☐ *

Are you an officer, director or employee of a public company or have you been in the past six months?

Yes ☐	No ☐ *

If yes, name of company: _____________________

By signing below, you represent that you have entered into an agreement with [name of network provider]. Do you agree to abide by the terms of that agreement in your dealings with us?

Yes ☐	No ☐ *

Please complete, sign, date and return to [contact at network provider].

Name:	/s/	Date:

J-1

EXHIBIT K

ORAL CONSULTATION STATEMENT

Prior to the beginning of each consultation, please read in substance the following statement:

You have signed and returned to [name of expert network provider] a questionnaire and acknowledgment dated [date]. Are your responses to that Questionnaire and Acknowledgment still accurate today?

Thank you.

Please do not proceed with consultation if the consultant is unable to confirm the continued accuracy of the Questionnaire and Acknowledgment OR if the Consultant has not signed and returned such a Questionnaire and Acknowledgement.

Please consultant with the Chief Compliance Officer or another member of senior management if you have any questions about a consultant’s response.

K-1

EXHIBIT L

FORM OF CERTIFICATE OF COMPLIANCE

FOR

POLICY REGARDING MATERIAL NONPUBLIC INFORMATION

Name of Access Person (please print)

This is to certify that the attached Policy Regarding Material Nonpublic Information (the “Policy”) was distributed to me on ____________, 20___. I have read and understand the Policy. I certify that I have complied with these policies and procedures during the course of my employment by, or association with, the Company, and that I will continue to adhere to the Policy during the course of my employment or association in the future. Moreover, I agree to promptly report to the Chief Compliance Officer any violation or possible violation of this Policy of which I became aware.

I understand that a violation of the Policy is grounds for disciplinary action or dismissal and may also be a violation of Federal and/or state securities laws.

Signature

Date

L-1

EXHIBIT M

BEST EXECUTION ANALYSIS CHECKLIST

Factors to be used when assessing and evaluating best execution for dealers:

Name of Dealer:

Assign a rating to each factor below in accordance with the following rating system:

Rating Assigned Based on Broker-Dealer Evaluation:

5-Excellent          4-Very Good          3-Good          2-Marginal          1-Poor          N/A- Not Applicable

Rating Assigned	Factor
Competitiveness of price spreads
Total execution cost involved with the trade (may include fees etc.)
Size availability of orders and promptness of execution
Security, confidentiality and effectiveness of the dealer
Clearance and settlement capabilities
Dealer reputation, integrity and financial wherewithal
Number of errors incurred and the ability and willingness to correct errors
Dealer access to markets, information and new issues of securities
Dealer ability to commit capital when necessary to complete trades
Overall accessibility and responsiveness to Investment Manager’s needs
Dealer ability to provide liquidity and enter into difficult transactions
Availability of accurate information and research regarding the market for the security in question and the ability to provide data when warranted
Specialized expertise for certain securities
Amount of business conducted with each dealer and whether business conditions are constant or have improved.

Total Overall Rating Score	=	[ ]

The Total Overall Rating Score for the broker-dealer is: ___

The scorecard should provide some insight as to the overall quality and cost of services received from broker-dealers. The resulting score should not be the mitigating factor in determining best execution and should be used in conjunction with the other subjective factors that cannot be quantifiable and would prove to be advantageous and in the best interest of the Clients.

In the course of conducting due diligence on the brokers that the Company utilizes to effect securities transactions on behalf of itself and its Clients, the following factors may be used to determine best execution:

Research capabilities

Prior research recommendations

Ability to execute trades

Nature and frequency of sales coverage

Depth of services provided, including back office and processing capabilities

Financial stability and responsibility

Reputation

Commission rate

Responsiveness to the Company

The value of research products and brokerage services provided

Execution capability

Financial responsibility

Trading experience

Facilities

Financial services offered

Willingness and ability to commit capital

Access to underwriting offerings and secondary markets

Reliability in executing trades and keeping records

Fairness in resolving disputes

The timing and size of particular orders

Available liquidity

Current market conditions

Electronic communication networks

Order entry systems

Dedicated telephone lines

Trade error experience

Timely reports of order executions

Clearance and settlement efficiency

Providing information to adviser

Access to in-house staff of broker

Providing research reports

First call, providing useful ideas

Providing third-party research

Providing access to issuers

Facilitating analyst’s visits

Overall responsiveness to needs of adviser

Accommodation of adviser’s special needs

Client direction

Step-outs

Prime brokerage services

Custody of Clients’ assets

Providing access to investment opportunities such as IPOs

Frequency of participation in syndicates

Allocations provided vs. requests

Information on IPO calendar

Access to road shows

Marketing/distribution support

Sales of interest or shares in Private Fund Clients

Client or investor referrals

Wrap program sponsor

Brokers’ expectations regarding compensation

Brokers’ expectations regarding mix of easy and difficult trades

Consultant statistics on quality of executions

Lower cost electronic trading options offered by various brokers

Amount of business placed with brokers (brokers interest in market share)

Gross compensation paid to each broker and comparison to targets

Anonymity, liquidity, price improvement and lower commission rates available on trades placed with ECNs

Possible increase in opportunity costs related to not completing trades

Possible increase in market impact costs

Internalizing cost of working large orders

EXHIBIT N

SECTION 28(E) PRODUCTS AND SERVICES

WITHIN THE 28(e) SAFE HARBOR	NOT WITHIN THE 28(e) SAFE HARBOR	MIGHT BE WITHIN THE 28(e) SAFE HARBOR
Portfolio analysis software.	Travel and related expenses (e.g., meals and entertainment) to seminars, conferences, or meetings with executives.
Consultant services to the extent the advice is regarding portfolio strategies.	Software to assist with administrative and back-office functions including operating systems, accounting, word processing, equipment maintenance and repair services.
Trade magazines and technical journals concerning specific industries or product lines if marketed to a narrow audience, directed to readers with specialized interests in particular industries, products or issuers and have a high cost.	Legal expenses, personnel management and marketing expenses.
Stock quotes, last sales prices, and trading volumes, if the subject matter criteria of the safe harbor are met (e.g., stock quotes that are used exclusively to value Client accounts likely will not qualify for the safe harbor).	Consultant services regarding the adviser’s internal management or operations.
Company financial and economic data. Examples: unemployment rate, inflation rate, and gross domestic product figures.	Mass-market publications that for a low cost are circulated to a wide audience that are intended for and marketed to the public. Examples: Wall Street Journal and Fortune.
Computer hardware, terminals and accessories, telecommunication and computer cables.

BROKERAGE SERVICES 1 “…brokerage under Section 28(e) should reflect historical and current industry practices that execution of transactions is a process, and that services related to execution of securities transactions begin when an order is transmitted to a broker-dealer and end at the conclusion of clearance and settlement of the transaction.” 2

WITHIN THE 28(e) SAFE HARBOR	NOT WITHIN THE 28(e) SAFE HARBOR	MIGHT BE WITHIN THE 28(e) SAFE HARBOR
Functions “incidental” to effecting securities transactions. Examples: clearance and settlement.	Activities outside of the temporal standard for the execution process.	OMS Systems.
Short-term custody related to effecting particular transactions in relation to the clearance and settlement of the trade.	Long-term custody fees.
Comparison services that are required by the Commission or SRO rules.	Software functionality used for recordkeeping or administrative purposes, such as managing portfolios, and quantitative analytical software used to test “what if” scenarios related to adjusting portfolios, asset allocation, or for portfolio modeling.
Post-trade matching of information; exchanges of messages among broker-dealers, custodians, and institutions related to the trade; routing settlement instructions to custodian banks and clearing agents; electronic communication of allocation instructions between institutions and broker-dealers.	Trade financing; stock lending fees, capital introduction or margin services; error correction trades or services.

[1]	This chart is not an exhaustive list of the products or services that may or may not qualify for the Section 28(e) safe harbor. This chart is intended to be a convenient starting point for discussion purposes only. Determining whether a particular product or service qualifies for the Section 28(e) safe harbor is a highly fact-based analysis that must include an analysis of the particular product or service and how it is anticipated to be used.

[2]	Commission Guidance Regarding Client Commission Practices Under Section 28(e) of the Securities Exchange Act of 1934, SEC Rel. No. 34-54165 at 40 (July 18, 2006).

WITHIN THE 28(e) SAFE HARBOR	NOT WITHIN THE 28(e) SAFE HARBOR	MIGHT BE WITHIN THE 28(e) SAFE HARBOR
Communication services related to execution, clearing and settlement including dedicated lines between the broker-dealer and the money manager’s order management system, lines between the broker-dealer and order management systems operated by a third-party vendor, dedicated lines providing direct dial-up service between the money manager and the broker-dealer’s trading desk and message services used to transmit orders to the broker-dealer.	Overhead, office rent, and hardware such as telephones and computer terminals (such as Bloomberg terminals).
Trading software used to route orders to market centers, software that provides algorithmic trading strategies and software used to transmit orders to direct market access (“DMA”) systems.	Software or services used to meet compliance obligations such as analytic software for testing the quality of executions, portfolio turnover rate or comparably managed accounts and surveillance systems.

EXHIBIT O

FORM OF PRIVACY NOTICE

At Electron Capital Partners, LLC, we appreciate the trust our clients place in us and we recognize the importance of protecting the confidentiality of nonpublic, personal information that we collect about them. The information is used to ensure accuracy in reporting and record keeping, and to carry out requested transactions. Keeping this information secure is a priority and we are pleased to share with you our Privacy Policy.

1.	This Privacy Policy applies to individuals who obtain financial products or services from Electron Capital Partners, LLC for personal, family or household purposes, and are subject to change at any time. This Privacy Policy does not apply to businesses or to financial products or services obtained other than for personal, family or household purposes.

2.	We collect nonpublic, personal information about our customers from the following sources:

●	Applications, forms, correspondence and other communications. The information we collect can include name, address, social security number, assets, income and investment objectives; and

●	Customers' transactions and investments with us and others (such as payment history, account balances and parties to transactions).

3.	Our internal data security policies restrict access to nonpublic, personal information to authorized employees. We maintain physical, electronic and procedural safeguards to guard nonpublic, personal information. Employees who violate our data security policies are subject to disciplinary action, up to and including termination.

4.	To the extent permitted by applicable law, we reserve the right to disclose nonpublic, personal information about our customers and former customers to our affiliates in order to provide our customers with access to product offerings and product upgrades, and in order for our affiliates to provide services to us and our customers, such as investment advisory services and transaction processing.

5.	We reserve the right to disclose nonpublic, personal information about our customers and former customers to non-affiliated third parties with whom we have contracted to perform services on our behalf, such as accounting, legal, marketing and data processing services. We may disclose all of the information that we collect, as described above.

6.	We may also disclose nonpublic, personal information about our customers and former customers as permitted or required by law.

7.	On all occasions when it is necessary for the Investment Manager to share a customer or former customer's personal information with non-affiliated parties, the Investment Manager will require that such information only be used for the limited purpose for which it is shared and will advise such parties not to further share such information with others except to fulfill that limited purpose.

O-1

EXHIBIT P

POLICY REGARDING POLITICAL CONTRIBUTIONS

Certificate

Pursuant to the Company’s Policy Regarding Political Contributions, each covered associate and applicant for employment with the Company is required to complete this Certificate. The Company uses the Certificates to ascertain whether it is in compliance with Rule 206(4) -5 under the Investment Advisers Act (the “Pay-to-Play Rule”) and, with respect to applicants for employment, whether certain prior activities by the applicant would limit the Company’s ability to continue and/or pursue certain client relationships. This Certificate seeks information about conduct in both your personal and professional capacities.

I, [Covered Associate/Applicant Name], understand that the Company has requested that I complete this Certificate because it is required to comply with the Company’s Policy Regarding Political Contributions.

In the past 2 years, have you or any political action committee you control:

1.        Made political contributions totaling more than $150 to a candidate in a federal, state, or local election or to an official holding a state or local office?

Yes ☐ No ☐

(The $150 limit applies to contributions to a single candidate in a single election (for this purpose, primary and general elections are considered separately). For example, you would not be required to answer “yes” to this question if you donated $100 to one candidate in a local election and $100 to another candidate in a statewide election, even though the total amount of your contributions – $200 – was greater than $150.)

(A “contribution” is: (i) a gift, subscription, loan, advance, deposit of money, or anything of value made for the purpose of influencing an election for a federal, state, or local office, including any payments for debts incurred in such an election; and (ii) transition or inaugural expenses incurred by a successful candidate for state or local office. The term “official” includes any person or election committee for such person who was, at the time of a contribution, an incumbent, candidate, or successful candidate for elective office of a government entity.)

2.       Solicited or coordinated any contribution to an official of a government entity or any payment to a political party of a state or locality?

Yes ☐ No ☐

P-1

(The term “payment” includes money and other items of value without regard for the purpose for which they are given. For example, you should answer “Yes” if you have (i) made a contribution or payment through your spouses, lawyers, affiliated companies, etc.; (ii) “bundled” a large number of small contributions to influence an election; (iii) solicited contributions or payments from professional service providers; (iv) consented to the use of your name on fundraising literature for a candidate; and/or (v) sponsored a meeting or conference which features an official as an attendee or guest speaker and which involves fundraising for the official. If you have any questions about whether your activities, you should contact the Chief Compliance Officer.)

3.        If the answer to (1) or (2) is Yes, please provide the following with respect to each candidate or official and each separate election in which that person ran for office in the last 2 years:

a.	Name of the candidate or official

b.	Jurisdiction in which the official holds or candidate was seeking public office

c.	The position the official holds or the candidate was seeking

d.	The position the candidate/official held at the time the contribution was made, if different

e.	Whether you were eligible to vote for the candidate/official at the time of the election Yes ☐ No ☐

f.	The date and amount of each contribution or payment you made to, or solicited or coordinated for, the candidate/official

I have complied with all of the requirements in the Company’s Policy Regarding Political Contributions (for current covered associates only).

I certify that the information contained in this Certificate is accurate and complete to the best of my knowledge.

Signature: __________________________

Date: ______________________________

Reviewed by: ________________________

Title of Reviewer: _____________________

Date: _______________________________

P-2

EXHIBIT Q

POLICY REGARDING POLITICAL CONTRIBUTIONS

Pre-Clearance Form

I, [Covered Associate/Applicant Name], confirm that I am submitting this request for pre-clearance of the following proposed activity, and that I am submitting this form at least five business days in advance of the proposed activity.

1) Nature of Proposed Activity:

Contribution

Business Solicitation Payment

Coordination/Solicitation of Contribution to Official

Coordination/Solicitation of Payment to Political Party

(Note: A “contribution” is: (i) a gift, subscription, loan, advance, deposit of money, or anything of value made for the purpose of influencing an election for a federal, state, or local office, including any payments for debts incurred in such an election; and (ii) transition or inaugural expenses incurred by a successful candidate for state or local office. A “business solicitation payment” is a payment to any person to solicit a government entity for investment advisory services on the Company’s behalf. The term “official” includes any person or election committee for such person who was, at the time of a contribution, an incumbent, candidate, or successful candidate for elective office of a government entity. The term “payment” includes money and other items of value without regard for the purpose for which they are given.)

2)	Dollar Amount Involved: $_______

3)	Source of Funds:

4)	Name or Identity of Recipient:

5)	Name or Identity of Intended Beneficiary, if other than Recipient (e.g., candidate or official supported by a political party or political action committee):

6)	Public Office to Which Proposed Activity Relates (e.g., U.S. Congressional district, state treasurer, or local/city comptroller):

7)	Public Office Currently Held by the Recipient or Intended Beneficiary (e.g., U.S. Congressional district, state treasurer, or local/city comptroller):

I understand that I may not undertake the proposed activity until I have received written pre-clearance from the Chief Compliance Officer.

Q-1

I certify that the information contained in this request is accurate and complete to the best of my knowledge.

Signature:

Date:

Approved:

Denied:

Reviewed by:

Title of Reviewer:	Chief Compliance Officer

Date:

Q-2

EXHIBIT R

REQUEST FOR APPROVAL OF OUTSIDE ACTIVITIES *

Background

1.	Name of Company/Description of Proposed Outside Activity:

2.	Will Electron Capital Partners, LLC’s (the “Company”) name be used in connection with such activity (e.g., included in a biography)?

☐ Yes ☐ No

3.	Will you have a position as an officer or director? ☐ Yes ☐ No

4.	If “yes” to 3 above, will such organization maintain an officer’s and director’s liability policy in addition to any indemnification that you may be otherwise provided by such outside activity (provide details of any and all such coverage/indemnification): ______

5.	Duties in connection with such activity:

6.	Estimated amount of time spent on such activity (monthly basis): _________________

7.	Will you or any related party receive any economic benefit for your participation in such activity? ☐ Yes ☐ No

If “yes”, description of economic benefit:

I represent that such activity does not violate any law or regulation, will not or does not interfere with my responsibilities to the Company, compete with any interest of the Company or conflict with any interest of the Company or the funds and other client accounts it manages. I will bring to the attention of Electron any potential conflicts of interest (of which I am aware) that arise due to such activity.

Name:
Date:

COMPLIANCE RECEIPT:

☐  Request Approved   ☐  Request Denied

Name:
Date:

*	Employees of the Company should note that pre-approval will not be required for outside activities related to charities, non-profit organizations/clubs or civic/trade associations. However, employees will still need to summarize/update such activities on the annual update form attached hereto as Appendix D.

R-1

EXHIBIT S

OUTSIDE ACTIVITY/INSIDER DISCLOSURE STATEMENT

Type of Disclosure (check one): ☐ Initial   ☐ Annual

Outside Affiliations

1.	Other businesses in which I am engaged (i.e., take an active role):

Name of Business	Role

Name of Business	Role

OR

☐ I do not take an active role in any other business.

2.	Entities by which I am employed or receive compensation:

Name of Entity	Affiliation or Title

Name of Entity	Affiliation or Title

OR

☐ I am not employed or receive compensation from any other entities.

3.	All business organizations in which I am an officer, director, partner or employee, and any charities, non-profit organizations/clubs or civic trade associations for which I am involved in investment related activities:

Name of Entity	Affiliation or Title	Public Company (Yes/No)

OR

☐ I am not an officer, director, partner or employee in any organization.

4.	Describe interests in any securities, financial or kindred business:

Do you own a significant position in any publicly held company’s securities? Describe:

For Annual disclosure only, has there been a change of status in any of the outside business activities listed above since your last disclosure?

☐ Yes (please describe below)	☐ No

Name of Outside	Describe how your role/responsibilities or title has changed since last disclosure
Activity

Insider Disclosure

Please indicate below whether you or any member of your immediate family (i.e., parents, mother-in-law, father-in-law, husband, wife, brother, sister, brother-in-law, sister-in-law, son, daughter, son-in-law, daughter-in-law, children who are directly or indirectly dependents) is an executive officer, director or 5% or greater stockholder of a public company?

Name of Family Member	Relationship

Name of Entity	Affiliation or Title

Name of Family Member	Relationship

Name of Entity	Affiliation or Title

OR

☐ I certify that no member of my immediate family is an executive officer, director or 5% or greater stockholder of a public company.

I certify that the activity(ies) mentioned above do not violate any law or regulation, will not or do not interfere with my responsibilities to Electron Capital Partners, LLC (the “Company”), compete with or conflict with any interest of the Company. I hereby represent that I will bring to the attention of the Company any potential conflicts of interest (of which I am aware) that arise due to such activity(ies).

I certify and acknowledge that the above statements are true and correct to the best of my knowledge.

EMPLOYEE RECEIPT	COMPLIANCE RECEIPT:

Name:	Name:

Date:	Date:

EXHIBIT T

DISCIPLINARY QUESTIONNAIRE

Instructions: Please respond to all questions and requested information. Complete written details of all events or proceedings must be provided. An executed copy of this form should be provided to the Chief Compliance Officer.

Criminal Actions

1.	Have you ever:

	a.	been convicted of or pled guilty or nolo contendere (“no contest”) in a domestic, foreign or military court to any felony?	☐ Yes ☐ No
	b.	been charged with any felony?	☐ Yes ☐ No

2.	Based upon activities that occurred while you exercised control over it, has an organization ever:

a.	been convicted of or pled guilty or nolo contendere (“no contest”) in a domestic or foreign court to any felony?	☐ Yes ☐ No

	b.	been charged with any felony?	☐ Yes ☐ No

3.	Have you ever:

	a.	been convicted of or pled guilty to or nolo contendere (“no contest”) in a domestic, foreign or military court to a misdemeanor involving: investments or an investment-related business or any fraud, false statements or omissions, wrongful taking of property, bribery, perjury, forgery, counterfeiting, extortion or a conspiracy to commit any of these offenses?	☐ Yes ☐ No
	b.	been charged with a misdemeanor specified in 3(a)?	☐ Yes ☐ No

4.	Based upon activities that occurred while you exercised control over it, has an organization ever:

a.	been convicted of or pled guilty or nolo contendere (“no contest”) in a domestic or foreign court to a misdemeanor specified in 3(a)?	☐ Yes ☐ No
b.	been charged with a misdemeanor specified in 3(a)?	☐ Yes ☐ No

Regulatory Disciplinary Actions

5.	Has the U.S. Securities and Exchange Commission or the Commodity Futures Trading Commission ever:

a.	found you to have made a false statement or omission?	☐ Yes ☐ No
b.	found you to have been involved in a violation of its regulations or statutes?	☐ Yes ☐ No
c.	found you to have been a cause of an investment-related business having its authorization to do business denied, suspended, revoked or restricted?	☐ Yes ☐ No
d.	entered an order against you in connection with investment-related activity?	☐ Yes ☐ No
e.	imposed a civil money penalty on you, or ordered you to cease and desist from any activity?	☐ Yes ☐ No

6.	Has any other Federal regulatory agency or any state regulatory agency or foreign financial regulatory authority ever:

a.	found you to have made a false statement or omission or been dishonest, unfair or unethical?	☐ Yes ☐ No
b.	found you to have been involved in a violation of investment-related regulation(s) or statute(s)?	☐ Yes ☐ No
c.	found you to have been a cause of an investment-related business having its authorization to do business denied, suspended, revoked or restricted?	☐ Yes ☐ No
d.	entered an order against you in connection with an investment-related activity?	☐ Yes ☐ No
e.	denied, suspended or revoked your registration or license or otherwise, by order, prevented you from associating with an investment-related business or restricted your activities?	☐ Yes ☐ No

7.	Has any self-regulatory organization or commodities exchange ever:

a.	found you to have made a false statement or omission?	☐ Yes ☐ No
b.	found you to have been involved in a violation of its rules (other than a violation designated as a “minor rule violation” under a plan approved by the U.S. Securities and Exchange Commission)?	☐ Yes ☐ No
c.	found you to have been the cause of an investment-related business having its authorization to do business denied, suspended, revoked or restricted?	☐ Yes ☐ No
d.	disciplined you by expelling or suspending you from membership, barring or suspending your association with its members, or restricting your activities?	☐ Yes ☐ No

8.	Has your authorization to act as an attorney, accountant or federal contractor ever been revoked or suspended?	☐ Yes ☐ No

9.	Have you been notified, in writing, that you are now the subject of any:

a.	regulatory complaint or proceeding that could result in a “yes” answer to any part of 5, 6 or 7?	☐ Yes ☐ No
b.	Investigation that could result in a “yes” answer to any part of 1, 2, 3 or 4?	☐ Yes ☐ No

Civil Judicial Actions

10.	Has any domestic or foreign court ever:

a.	enjoined you in connection with any investment-related activity?	☐ Yes ☐ No
b.	found that you were involved in a violation of any investment-related statute(s) or regulation(s)?	☐ Yes ☐ No
c.	dismissed, pursuant to a settlement agreement, an investment-related civil action brought against you by a state or foreign financial regulatory authority?	☐ Yes ☐ No

11.	Are you named in any pending investment-related civil action that could result in a “yes” answer to any part of 10?	☐ Yes ☐ No

Customer Complaints

12.	Have you ever been named as a respondent/defendant in an investment-related, consumer-initiated arbitration or civil litigation which alleged that you were involved in one or more sales practice violations and which:

a.	is still pending; or	☐ Yes ☐ No
b.	resulted in an arbitration award or civil judgment against you, regardless of amount; or	☐ Yes ☐ No
c.	was settled for an amount of $10,000 or more?	☐ Yes ☐ No

13.	Have you ever been the subject of an investment-related, consumer-initiated complaint, not otherwise reported under question 12 above, which alleged that you were involved in one or more sales practice violations, and which complaint was settled for an amount of $10,000 or more?

14.	Within the past twenty-four (24) months, have you been the subject of an investment-related, consumer-initiated, written complaint, not otherwise reported under question 12 or 13 above, which:

a.	alleged that you were involved in one or more sales practice violations and contained a claim for compensatory damages of $5,000 or more (if no damage amount is alleged, the complaint must be reported unless the firm has made a good faith determination that the damages from the alleged conduct would be less than $5,000), or;	☐ Yes ☐ No
b.	alleged that you were involved in forgery, theft, misappropriation or conversion of funds or securities?	☐ Yes ☐ No

Terminations

15.	Have you ever voluntarily resigned, been discharged or permitted to resign after allegations were made that accused you of:

a.	violating investment-related statutes, regulations, rules or industry standards of conduct?	☐ Yes ☐ No
b.	fraud or the wrongful taking of property?	☐ Yes ☐ No
c.	failure to supervise in connection with investment-related statutes, regulations, rules or industry standards of conduct?	☐ Yes ☐ No

Financial

16.	Within the past 10 years:

a.	have you made a compromise with creditors, filed a bankruptcy petition or been the subject of an involuntary bankruptcy petition?	☐ Yes ☐ No
b.	based upon events that occurred while you exercised control over it, has an organization made a compromise with creditors, filed a bankruptcy petition or been the subject of an involuntary bankruptcy petition?	☐ Yes ☐ No
c.	based upon events that occurred while you exercised control over it, has a broker or dealer been the subject of an involuntary bankruptcy petition, or had a trustee appointed, or had a direct payment procedure initiated under the Securities Investor Protection Act?	☐ Yes ☐ No

17.	Has a bonding company ever denied, paid out on or revoked a bond for you?	☐ Yes ☐ No

18.	Do you have any unsatisfied judgments or liens against you?	☐ Yes ☐ No

Other Legal Actions

19.	Are you subject to a United States Postal Service false representation entered within the last five years?	☐ Yes ☐ No

20.	Are you subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representation?	☐ Yes ☐ No

I certify and acknowledge that the above statements are true and correct to the best of my knowledge and agree to immediately notify the firm if such information becomes inaccurate in any way.

Name:
Date:

COMPLIANCE RECEIPT:

Name:
Date:

T-4